    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000.

                                                        FILE NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            INTEGRITY SOFTWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

            DELAWARE                             7372                            84-1424647
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

    CAMDEN LOCK, SOUTH DOCK ROAD, DUBLIN 4, IRELAND, TEL: 011-353-1-665-2002 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

              PETER D. NAGLE, CHIEF EXECUTIVE OFFICER AND CHAIRMAN
 C/O DONALD S. RADCLIFFE, RADCLIFFE AND ASSOCIATES, INC., 575 MADISON AVE., NEW
                      YORK, NY 10022, TEL. (212) 605-0100
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

       ANTHONY J. RENZI, JR.                                       PETER DIIORIO
 CLIFFORD CHANCE ROGERS & WELLS LLP                     HELLER EHRMAN WHITE & MCAULIFFE LLP
     607 FOURTEENTH STREET, NW                                    711 FIFTH AVENUE
        WASHINGTON, DC 20005                                     NEW YORK, NY 10022
        TEL: (202) 434-0700                                     TEL: (212) 832-8300
        FAX: (202) 434-0800                                     FAX: (212) 832-3353

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM          PROPOSED
          TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE      MAXIMUM AGGREGATE         AMOUNT OF
       SECURITIES TO BE REGISTERED              REGISTERED            PER UNIT           OFFERING PRICE      REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.0025 per
  share...................................     3,450,000(1)           $21.56(2)          $74,390,625(2)           $19,640
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Includes 450,000 shares subject to the underwriters' overallotment option.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED           , 2000

PROSPECTUS

                                3,000,000 SHARES

                                      LOGO

                                  COMMON STOCK
                            ------------------------

     We are offering 3,000,000 shares of our common stock for sale. A limited number of shares of our common stock currently is traded over the counter. On
          , 2000, the bid price of our common stock on the Pink Sheets of the
National Quotation Bureau, LLC was $       per share. We have filed an
application to qualify our common stock for quotation on the Nasdaq National Market under the symbol "INTY."
                            ------------------------

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.
                            ------------------------

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                                              PER SHARE      TOTAL
-------------------------------------------------------------------------------------
Public Price................................................  $            $
Underwriting Discount.......................................  $            $
Proceeds, before expenses, to Integrity Software............  $            $
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

     We and a group of selling stockholders have granted the underwriters an option for a period of 30 days to purchase additional shares of common stock at the offering price, less the underwriting discount, solely to cover over-allotments. We will not receive any of the proceeds from the sale of shares by selling stockholders. Of the shares subject to the over-allotment option, 210,000 will be sold by the selling stockholders and 240,000 will be sold by Integrity Software.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.
                            ------------------------
NEEDHAM & COMPANY, INC.                                A.G. EDWARDS & SONS, INC.

                The date of this prospectus is           , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................    4
Forward-Looking Statements..................................   12
Use of Proceeds.............................................   13
Dividend Policy.............................................   13
Capitalization..............................................   14
Price Range of Common Stock.................................   15
Dilution....................................................   16
Selected Consolidated Financial Data........................   17
Exchange Rates..............................................   19
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   20
Business....................................................   30
Management..................................................   40
Principal and Selling Stockholders..........................   45
Related Party Transactions..................................   46
Description of Capital Stock................................   47
Shares Eligible for Future Resale...........................   49
Underwriting................................................   50
Where You Can Find Additional Information...................   52
Legal Matters...............................................   52
Experts.....................................................   52
Enforcement of Civil Liabilities............................   52
Index to Financial Statements...............................  F-1

                            ------------------------

     All amounts listed in this prospectus are stated in U.S. dollars, unless otherwise noted. In this prospectus, references to "Pounds," "Pounds Sterling" or "L" are to British pounds, references to "IRL" or "Irish Pounds" are to Irish pounds and references to "U.S. dollars" or "$" are to United States dollars. Any discrepancy between the amounts listed and their totals in the tables included in this prospectus are due to rounding.

     References in this prospectus to "we," "our," "us," "our company," "Integrity" and "Integrity Software" are to Integrity Software, Inc. On March 13, 2000, we changed our name to Integrity Software, Inc., from Integrity Holdings, Ltd. and reincorporated from Nevada to Delaware. Accordingly, references to Integrity Software, Inc. for periods prior to March 13, 2000, or where the context otherwise requires, are to Integrity Holdings, Ltd.
                            ------------------------

     In this prospectus, we rely on and refer to information regarding the enterprise-wide software market that has been prepared by independent industry research firms, including Forrester Research, or compiled from market research reports and other publicly available information. Although we believe this information is reliable, we cannot guarantee the accuracy and completeness of the information and we have not independently verified it.

     We have not, and the underwriters have not, authorized any person to provide you with information not contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

     Until           , 2000 (25 days after the date of this prospectus), all
dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including "Risk Factors" and the financial statements, before making an investment decision.

                               INTEGRITY SOFTWARE

     We are a Dublin-based software company that develops, markets, implements and supports web-enabled, enterprise-wide software applications for smaller to mid-sized organizations in the distribution and contracting industries. Our products enable organizations to optimize the efficiency of internal and external information flow by integrating business-to-business modules with mission-critical, enterprise-wide software applications. These applications include core accounting functions as well as key, industry-specific functionality. The modular design of our products enables us to provide customers with cost-effective, tailored solutions that can be easily implemented and integrated with existing business systems. We conduct our operations primarily in the United Kingdom, Ireland and South Africa, where we currently have approximately 3,800 customers under contract using software applications.

     According to Forrester Research, an independent market research firm, global license revenues from packaged enterprise-wide applications are expected to grow from $14 billion in 1998 to over $41 billion by 2003, representing a compound annual growth rate of 24%. The non-U.S. portion of this market is projected to grow even faster from $6 billion to over $20 billion during this same period, representing a compound annual growth rate of 27%. However, the market for enterprise-wide software applications for smaller to mid-sized organizations has historically been under-served because vendors have targeted large organizations with expensive, large-scale packages. We believe that this market will generate a significant portion of the growth for enterprise-wide software applications due to smaller to mid-sized organizations' unique requirements. These organizations generally do not have the information technology resources to purchase, implement and support large-scale, enterprise-wide systems. We believe that our products, Vision and Legerdemain for the distribution industry, and Evolution and Foundation for the contracting industry, offer greater functionality, faster implementation and integration and lower cost of ownership solutions for customers in our targeted markets.

     Our primary business objective is to be the leading provider of web-enabled, enterprise-wide software applications to our target markets. To achieve our objective, we intend to pursue the following strategies:

     - focus our research and development on next-generation web-enabled, mission-critical software products

     - accelerate growth and achieve economies of scale through strategic acquisitions

     - leverage our legacy customer base by selling our new products to them

     - expand our value added reseller, or VAR, channel

     - further penetrate targeted markets

     - enhance our service and support functions

     We have four integrated business areas: business-to-business, or B2B, enterprise-wide software, general accounting and technical services, or GATS, and computer finance services, or CFS. We support our four business areas with cross-company resources in sales and marketing, research and development, training and support. Our research and development investment is focused on creating web-enabled, enterprise-wide, mission-critical applications to address the requirements of customers across all of our business areas.

     We are incorporated in Delaware. Our principal executive offices are located at Camden Lock, South Dock Road, Dublin 4, Ireland, and our telephone number is 011-353-1-665-2002. Our corporate web site is www.integrity-us.com. Information on our web site is not part of this prospectus.

                                  THE OFFERING

     Except as otherwise indicated, all information in this prospectus reflects a 2-for-5 reverse stock split of our common stock on March 20, 2000 and assumes no exercise of the underwriters' over-allotment option.

Common stock offered by Integrity...     3,000,000 shares

Common stock to be outstanding after
this offering.......................     16,957,808 shares

Use of proceeds.....................     We intend to use the net proceeds of
                                         this offering to finance research and
                                         development activities, as well as
                                         potential future acquisitions. We will
                                         use the balance of the net proceeds for
                                         general corporate and working capital
                                         purposes.

Listing.............................     Our common stock is currently traded
                                         over the counter and quoted in the Pink
                                         Sheets. We have applied to have our
                                         common stock quoted on the Nasdaq
                                         National Market effective upon
                                         completion of this offering.

Proposed Nasdaq National Market
symbol..............................     INTY

     Unless otherwise indicated, all information in this prospectus, including the outstanding share information above, is based on the number of shares outstanding as of March 22, 2000 and:

     - excludes 1,650,000 shares of common stock reserved for issuance under our stock option plan

     - excludes currently exercisable options to purchase 40,000 shares of common stock

     - assumes no issuance of 240,000 shares by us pursuant to the over-allotment option granted to the underwriters

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     You should read our summary consolidated financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this prospectus. Our consolidated financial statements for the years ended December 31, 1997, 1998 and 1999 have been audited by BDO International, independent accountants, and our financial statements for the years ended December 31, 1998 and 1999 have been restated to reflect our December 7, 1999 merger with Jyris Limited, which has been accounted for as a pooling of interests. Our consolidated financial statements for the years ended December 31, 1997, 1998 and 1999 have been prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The financial statements for the years ended December 31, 1995 and 1996 (not included herein) are the statements of the Wyse Group plc, which is considered to be our predecessor for accounting purposes, and have been prepared and presented in accordance with generally accepted accounting principles in the United Kingdom. These financial statements have not been reconciled to U.S. GAAP; however, in the opinion of our management, there is no material difference in these presentations. The pro forma financial data summarizes our Unaudited Pro Forma Condensed Consolidated Financial Information included elsewhere in this prospectus, which includes the results of operations of each of the companies acquired in 1999 (including companies acquired by Jyris) as if all companies had been acquired on January 1, 1999.

     The as adjusted balance sheet data gives effect to the sale of 3,000,000 shares of common stock in this offering at an assumed offering price of
$     per share and the application of the net proceeds therefrom, after deducting underwriting commissions and discounts and estimated offering expenses payable by us.

                                                          YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------------
                                                                                         PRO FORMA
                                          1995     1996     1997     1998      1999        1999
                                         ------   ------   ------   -------   -------   -----------
                            CONSOLIDATED STA(UNAUDITED)PERATIONS DATA:
  Total revenues.......................  $4,755   $2,726   $2,002   $10,403   $49,158     $59,695
  Gross profit.........................     446      597      445     3,173    24,026      31,688
  Amortization of goodwill.............      --       --       --        59     1,857       2,366
  Income (loss) from operations........     113      114       64       757    (2,771)     (3,176)
  Net income (loss)....................  $   71   $   73   $   45   $   640   $(2,387)    $(2,881)
                                         ======   ======   ======   =======   =======     =======
  Basic earnings (loss) per common
     share.............................  $ 3.55   $ 3.65   $ 0.19   $  0.32   $ (0.21)    $ (0.25)
                                         ======   ======   ======   =======   =======     =======
  Diluted earnings (loss) per share....  $ 3.55   $ 3.65   $ 0.19   $  0.20   $ (0.21)    $ (0.25)
                                         ======   ======   ======   =======   =======     =======
  Weighted average shares outstanding:
       Basic...........................      20       20      238     2,027    11,510      11,570
       Diluted.........................      20       20      238     3,142    11,510      11,570

                                                                DECEMBER 31, 1999
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
BALANCE SHEET DATA:
  Cash and cash equivalents.................................  $  1,965    $
  Working capital...........................................   (12,556)
  Total assets..............................................    38,303
  Long-term debt, (excluding current maturities)............       450
  Total stockholders' equity................................     9,250

                                  RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the factors described below and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements.

IF OUR PRODUCTS DO NOT PERFORM ADEQUATELY OR ARE NOT ACCEPTED IN OUR MARKETS, OUR RESULTS OF OPERATIONS AND PROFITABILITY WILL SUFFER.

     We cannot assure you that our products will perform adequately to suit our customers or that they will be accepted in the markets in which we operate. We cannot assure you that proposed new products will be completed and ready to ship on schedule or that we will not be beaten to market by one of our competitors. If our products fail to function properly, satisfy our customers' needs or remain competitive with our competitors' new products, our business and future operating results will suffer.

     In addition, a significant part of our growth strategy is to sell web-enabled, enterprise-wide software applications that meet the increasing needs of customers to conduct business on the Internet. The market for web-based applications is characterized by rapidly changing technologies, evolving industry standards and changing customer demands. We have only recently begun to market our web-enabled software products, and our applications may not achieve broad market acceptance.

OUR TECHNOLOGY MAY BECOME OBSOLETE OR MAY BE INCOMPATIBLE WITH OTHER SOFTWARE AND HARDWARE PRODUCTS.

     The markets in which we operate are constantly changing through rapid development of new products, evolving industry standards and frequent new product introductions and enhancements. In order to succeed, we will have to continually develop and market new products and services that satisfy evolving technologies, customer preferences and industry requirements. We cannot guarantee that our products will not become obsolete or that we will be able to develop new products that meet the changing needs of our customers.

     In addition, our ability to sell our products depends on the compatibility of our products with other software and hardware products. These products may change or new products may appear that are incompatible with our products. If we fail to adapt our products to remain compatible with other vendors' software and hardware, we may be unable to sell our products.

THE MARKETS IN WHICH WE OPERATE ARE HIGHLY COMPETITIVE, AND SOME OF OUR COMPETITORS HAVE MORE RESOURCES AND ARE MORE ESTABLISHED THAN WE ARE, WHICH MAY HARM OUR ABILITY TO SUCCESSFULLY COMPETE.

     Our industry, the software industry, is highly competitive. It includes major domestic and international companies, many of which have financial, technical, marketing, sales, distribution and other resources substantially greater than ours. Many of our competitors also have greater brand recognition. In addition, new competitors may emerge, and they or existing competitors may begin offering lower-cost products, enhancements and/or additional features that we are unable to offer. As competition increases, competitors can be expected to aggressively price their products and offer new products and services that we do not currently offer. If new competitors emerge, and if they or existing competitors begin offering lower-cost products, enhancements and/or additional features, we may not be able to compete effectively and our margins may suffer as a result.

     Our principal competitors in the software market for the distribution industry as well as for GATS are Sage, Great Plains and Pegasus Software. In the software market for the contracting industry, our main competitors are Red Sky Software, CSB/Coins and Mentor. Our competitors in the B2B market are generally the same competitors that we face in the contracting and distribution software markets, in addition to dedicated Internet solution vendors.

WE HAVE EXPERIENCED LOSSES IN THE PAST AND MAY CONTINUE TO INCUR LOSSES IN THE FUTURE.

     We began our current business in July 1998 and generated net losses in our most recent fiscal year. Our net loss for 1999 was $2.4 million, a large part of which was attributable to amortization of goodwill.

     We may continue to incur net losses for the coming years in connection with implementing our business plan. We cannot assure you that our operating activities will ever provide a revenue base adequate to achieve or sustain profitability or that we will begin to generate positive cash flow in the near future. Our ability to provide products and services on a profitable scale and to generate positive operating results will depend on our ability to, among other things:

     - develop our operational and support systems
     - integrate our chosen technological solutions and remain current with technological advances
     - market our products successfully throughout our selected markets
     - attract and retain a sufficient customer base
     - raise additional capital as required
     - retain and attract qualified management and personnel
     - assimilate the operations of businesses that we have acquired and plan to acquire in the future

     We cannot assure you that we will be able to accomplish all of these tasks well enough to regain profitability.

WE HAVE A LIMITED OPERATING HISTORY, WHICH MAY MAKE EVALUATION OF OUR BUSINESS DIFFICULT.

     Although some of our subsidiaries have been operating for considerably longer than Integrity itself has, we as Integrity have offered our consolidated range of products and services only since July 1998. Our limited operating history as a consolidated entity makes it difficult to evaluate our future prospects. Our prospects are subject to risks and uncertainties frequently encountered by early-stage companies, particularly in the rapidly evolving markets that we serve. Many of the risks associated with the markets in which we operate are unknown. If we fail to identify the challenges and risks in these markets or to address these risks effectively, our business will be harmed.

IF OUR PRODUCT SUPPORT SERVICES FAIL TO SATISFY OUR CUSTOMERS' NEEDS, IT COULD DETER CUSTOMERS FROM PURCHASING OUR SOFTWARE OR THESE SERVICES.

     While we believe that our ongoing reorganization of our service and support operations will enable us to offer improved services and support to our customers, we cannot guarantee that we will achieve this goal. Our efforts to enhance our service and support offerings could fail if we are unable to successfully integrate our service and support operations throughout our business areas or if we are unable to retain and attract highly qualified service and support personnel.

     If we fail to provide high-quality service and support, customers could be deterred from purchasing our software. This type of failure could also prevent us from building long-term relationships with our customers, which could lead to a reduction in new or repeat business. Any of these events could cause our revenues from product sales or service and support to decline.

ERRORS IN OUR PRODUCTS MAY INCREASE OUR COSTS AND IMPAIR THE MARKET ACCEPTANCE OF OUR PRODUCTS.

     Our software products are complex and may contain errors that can cause malfunctions at any point in a product's life cycle. While we attempt to identify and correct errors in our software, we expect that errors will continue to be found in the future. In the past, we have discovered errors in some of our products. To date, none of these errors has materially affected our business. However, product errors or delays in the future could be material, including any product errors or delays associated with the introduction of our new products or the versions of our products that support Windows 2000, itself a recent product. The appearance of any significant errors may:

     - hinder market acceptance and sales of our products
     - divert personnel and resources required to address the errors
     - injure our reputation
     - increase maintenance costs

These problems could harm our business and future operating results.

WE COULD BE SUED BY OUR CUSTOMERS OR WE COULD HAVE TO REFUND MONEY TO OUR CUSTOMERS IF OUR PRODUCTS HAVE ERRORS OR FAIL.

     Our software typically performs functions that are critical for our customers' businesses. As a result, an error in our software could cause significant disruption to our customers' operations. Any errors in our software could lead to claims by our customers for refunds or lawsuits by our customers for damages. Our agreements with customers typically contain provisions intended to limit our exposure to liability claims. However, these provisions may be held unenforceable and may not preclude all potential claims. Liability claims could require us to spend significant time and money in litigation or to pay substantial damages. Any claims of that type, whether or not successful, could seriously damage our reputation and our business.

WE MAY NOT BE SUCCESSFUL IN OUR ATTEMPTS TO ACQUIRE ATTRACTIVE COMPANIES IN ORDER TO PURSUE OUR GROWTH STRATEGY.

     We cannot assure you that we will be able to locate or acquire suitable acquisition candidates, or that any operations that are acquired can be effectively and profitably integrated into our existing operations. Even if we are able to identify companies that complement our strategy, we may be unable to acquire an interest in those companies for many reasons, including:

     - a failure to agree on the structure or terms of the acquisition
     - incompatibility between us and management of the target
     - being outbid by companies that have significantly greater financial and other resources
     - a lack of available capital

     If we are not successful in acquiring complementary businesses or product lines, we may not succeed in our growth strategy.

IF WE ARE UNABLE TO SUCCESSFULLY OBTAIN THE EXPECTED BENEFITS FROM OUR PAST ACQUISITIONS, OR FROM ANY FUTURE ACQUISITIONS THAT WE MAKE, OUR GROWTH AND FINANCIAL PERFORMANCE MAY BE HARMED.

     Acquisitions have been, and will continue to be, a key part of our growth strategy. Since August 1998, we have acquired eight companies. If we are unable to successfully assimilate the operations, or integrate and retain the key personnel, of acquired companies, we may be unable to achieve the anticipated benefits from these acquisitions. In addition, our failure to successfully integrate any acquired companies may result in the following specific risks to our company:

     - our management may need to dedicate a great deal of time and attention to the acquisition and to the subsequent integration of the new business, which may harm our existing operations

     - we may not be able to achieve expected synergies between our current businesses and new businesses that we have acquired or may acquire, including research and development and sales and marketing efforts

     - it may be difficult to integrate personnel with disparate business backgrounds and to combine different corporate cultures

     - we may acquire companies in business or geographic markets in which we have little experience

     - we may incur debt or issue dilutive equity securities to pay for future acquisitions

     - acquisitions may result in a variety of accounting charges that would increase our reported expenses, including amortization of goodwill and the write-off of in-process research and development

The occurrence of any of these risks could harm our business and financial results.

IF WE ARE UNABLE TO MANAGE OUR GROWTH SUCCESSFULLY, IT MAY DIVERT OUR RESOURCES AND HARM OUR OPERATING RESULTS.

     We have experienced, and are continuing to experience, a period of rapid growth, which may be difficult to manage. Our growth has placed, and any further growth is likely to continue to place, a significant strain on our managerial, operational, financial and other resources. This growth will require us to implement additional management information systems, to further develop our operating, administrative, financial and accounting systems and controls and to maintain close coordination among our research and development, accounting, finance, sales and marketing and customer service and support departments. In addition, we may be required to add and retain additional personnel to adequately support our growth. If we cannot effectively manage our expanding operations, we may not be able to continue to grow, or we may grow at a slower pace. Our failure to successfully manage growth and to develop financial controls and accounting and operating systems or to add and retain personnel that adequately support our growth would harm our business and financial results.

WE DEPEND ON THE SERVICES OF OUR SENIOR MANAGEMENT AND OTHER KEY PERSONNEL, WHOSE TECHNICAL EXPERTISE AND KNOWLEDGE OF OUR BUSINESS WOULD BE DIFFICULT TO REPLACE.

     Our success depends to a significant degree upon the continuing contributions of key personnel, including our management team of chief executive officer Peter D. Nagle, chief financial officer Paul C. Carroll, and chief operating officer Paul B. Nagle. In addition, we rely heavily on key sales and marketing, research and development and support personnel. We have employment contracts with most of our key personnel, but we cannot guarantee that all of these personnel will remain with us for any period in the future. If we are unable to retain our senior management team, we may not be able to execute our growth strategy and our results of operations may be harmed.

WE MAY BE UNABLE TO HIRE AND RETAIN SOFTWARE DEVELOPMENT AND SALES AND MARKETING PERSONNEL NECESSARY TO EXECUTE OUR BUSINESS STRATEGY.

     We believe that our future success will depend in part upon our ability to attract and retain highly skilled software developers, as well as sales and marketing personnel, particularly as we continue to grow. Competition for this type of personnel is intense, and we cannot ensure that we will be successful in attracting and retaining personnel of adequate quality and in sufficient numbers to meet our needs in the future. If we fail to attract and retain key personnel, it could harm our business, limit our growth, and damage our competitiveness.

WE DEPEND ON PROPRIETARY TECHNOLOGY FOR WHICH WE DO NOT HAVE PATENTS OR OTHER PROPRIETARY PROTECTION; WE ALSO RUN THE RISK OF THIRD-PARTY INFRINGEMENT CLAIMS.

     Our success is substantially dependent upon the protection of our proprietary technologies, and our profitability could suffer if third parties infringe upon our intellectual property rights or misappropriate our technologies. We presently have no patents or patent applications with respect to our proprietary technologies. Instead, we currently rely upon copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary products. All of these afford only limited protection. We cannot be certain that we will be able to prevent unauthorized parties from copying or otherwise obtaining and using our products or technology, particularly in foreign countries where the laws may not protect proprietary rights as fully as those in the United States. Furthermore, actions by us to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others could result in our incurring substantial costs and diversion of our resources.

Our competitors may independently develop or patent technologies that are substantially equivalent or superior to our technologies.

     In addition, we cannot be sure that third parties will not assert infringement claims against us or with respect to products and technologies which we license from third parties. These claims could require us to pay extensive damages or enter into costly settlement agreements. In addition, any claims, with or without merit, could:

     - be time-consuming to defend

     - result in costly litigation

     - divert our management's attention and resources

     - cause product shipment delays

     - require us to enter into royalty or licensing agreements which may not be available on terms acceptable to us, if at all

     If we are unable to license or otherwise use products and technologies in which third parties have rights, we will have to redevelop these products or incur substantial additional expenses in order to sell these products, which could harm our business.

WE MAY HAVE DIFFICULTY RAISING ADDITIONAL CAPITAL NECESSARY TO EXECUTE OUR STRATEGY.

     Executing our strategy may require the commitment of substantial amounts of capital. If our business operations do not provide enough capital to fund our expansion and achieve our goals, we will have to raise additional funding through the issuance of debt or equity. Other than our L4.0 million revolving credit facility for acquisitions and our L1.0 million working capital credit facility, we have no current commitments or arrangements with respect to, or readily available sources of, additional funding. We cannot ensure that we will be able to raise additional funds by issuing debt or equity securities under satisfactory terms at the time we need funds. As a result, we may not be able to take advantage of market opportunities or potential acquisition opportunities.

IF WE CANNOT MAINTAIN AND EXPAND OUR INDIRECT SALES CHANNEL TO SELL OUR PRODUCTS, OUR ABILITY TO GENERATE REVENUES MAY BE HARMED.

     We intend to market and sell our products and services both directly through our internal sales force and indirectly through VARs. Until recently, we marketed and sold our products exclusively through our direct sales force, and we may not be able to maintain and expand our sales channel with the VARs. Regardless of our efforts, VARs may not devote sufficient resources to marketing and supporting our products and could discontinue selling our products at any time in favor of our competitors' products or for any other reason.

OUR GLOBAL OPERATIONS AND ANY FUTURE EXPANSION EXPOSES US TO LESS DEVELOPED MARKETS, UNFAMILIAR LEGAL REGIMES, POTENTIAL POLITICAL INSTABILITY AND OTHER ECONOMIC AND POLITICAL RISKS.

     We currently conduct operations predominantly in the United Kingdom, Ireland and South Africa. We intend to evaluate opportunities to expand our business by seeking new customers and acquiring complementary businesses or products in other foreign countries, including the rest of Europe, the United States and Australia. These international operations expose us to various economic, political and other risks, including the following:

    Less developed markets. We may attempt to sell our products in countries with software markets that are less developed than the markets we currently serve. If any of these new markets do not mature, our business activities may fail.

    Compliance with laws. As we expand internationally, we will become increasingly subject to the laws and regulations of foreign countries and the costs of complying with such laws. We may not be familiar with these laws and regulations, and these laws and regulations may change at any time.

    Accordingly, it may be difficult for us to foresee risks and costs associated with compliance with those laws at the time of our entry into those countries.

    Political instability. We may purchase interests in foreign companies that are located, or that transact business, in parts of the world that experience political instability. Political instability may have a negative impact on the subject country's economy, and may limit or eliminate a subsidiary company's ability to conduct business.

    Economic policy changes. Changes in policies by foreign governments resulting in, among other things, increased duties, higher taxation, currency conversion limitations, restrictions on the transfer or repatriation of funds or limitations on imports or exports could damage our business.

    Lack of developed infrastructure. The countries in which we may do business may not have developed a communication and/or transportation infrastructure sufficient to support the needs of our current or future business. A lack of developed infrastructure could limit our ability to conduct our business in such countries and may harm our business.

    Management of a multi-national organization. As we expand globally, management of employees, accounting, taxation and other organizational elements of our business will become increasingly complex. Any failure to manage the international implications of global expansion may harm our business.

WE FACE RISKS ASSOCIATED WITH INTERNATIONAL TRADE AND CURRENCY EXCHANGE.

     Because of our international operations, all of our sales are denominated in currencies other than U.S. dollars. We do not currently engage in currency hedging activities. Although exposure to currency fluctuations to date has been insignificant, future fluctuations in currency exchange rates may harm our operating results. To the extent that we also sell products and services in currencies other than the local currency, we may also be less competitive than a vendor whose products are sold in the local currency during times of exchange rate instability. In addition, although all of our revenues are denominated in currencies other than U.S. dollars, we report our operating results in U.S. dollars. These reports may therefore be affected by exchange rate fluctuations and may not accurately reflect operating results. We expect that our international sales operations will increase substantially, and that we will continue to be subject to currency exchange risk.

FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS MAY AFFECT OUR STOCK PRICE.

     Our operating results can vary, sometimes substantially, from quarter to quarter. These fluctuations may be due to a number of factors, many of which are beyond our control. These factors include:

     - the varying length of the sales cycles for our products

     - the size and timing of our licensing transactions

     - the timing of release, proper operation and market acceptance of our products

     - changes in the budget cycles of our customers

     - seasonality of our customers' technology purchases

     - economic recessions in the geographic markets we serve

     - foreign currency exchange rates

     The timing of our revenue recognition can be affected by many factors, including the timing of a contract's execution and delivery, a customer's acceptance and our post-delivery obligations with respect to the installation and implementation of our products. As a result, the time between contract execution and the satisfaction of the criteria necessary for revenue recognition can be lengthy and unpredictable and, consequently, may affect our revenues. As a result, it is possible that in some future quarters our results of operations may fall below the expectations of some securities analysts and investors. In that event, the trading price of our stock may likely be materially and adversely affected.

THE TAX BENEFITS THAT WE CURRENTLY RECEIVE IN IRELAND MAY BE LOST IF WE FAIL TO SATISFY SPECIFIED CONDITIONS.

     We maintain our principal headquarters in Ireland. As a means of encouraging foreign investment, the Irish government provides tax incentives and exemptions from regulatory restrictions. Among the benefits that directly affect us are a reduced tax rate applicable to certain companies operating from Ireland. To be eligible for these tax benefits, we must continue to meet specified conditions including developing software in Ireland. Our failure to meet these conditions could result in cancellation of these tax benefits or these tax benefits could be discontinued or modified in the future. If either of these situations were to occur, our profitability could be harmed.

OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD SUFFER FROM THE RESIDUAL IMPACT OF THE YEAR 2000 TRANSITION.

     We have executed a plan designed to make our software applications Year 2000 ready. To date, none of our applications have experienced material difficulties from the transition to Year 2000. During the Year 2000, it is possible that material difficulties could still be discovered or could arise. Computer experts have warned that there may still be residual consequences of the change in century date. Any such difficulties could result in a decrease in the purchase of our software products, interruptions of data or other critical information, an increase in allocation of resources to address Year 2000 problems or an increase in litigation costs relating to losses due to such Year 2000 problems. Any of these events could materially harm our business or financial results.

OUR TRADING PRICE MAY BE VOLATILE, AND AN ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP.

     Currently our common stock trades over the counter. Although we have applied to have our common stock approved for quotation and trading on the Nasdaq National Market upon completion of this offering, an active public market may not develop. If our daily stock trading remains limited, one large purchase or sale can affect our stock price more than it would a more widely traded stock. Additionally, the price of our common stock that will prevail in the market after the offering may be higher or lower than the price you pay and could fluctuate widely due to factors beyond our control. Significant factors that may affect our stock price include:

     - actual or anticipated fluctuation in our operating results

     - announcements of major new products by us or our competitors

     - changes in security analysts' expectation of us

     - general market conditions

AFTER THIS OFFERING, OUR EXECUTIVE OFFICERS, DIRECTORS AND ENTITIES AFFILIATED WITH THEM WILL STILL CONTROL ALL MATTERS REQUIRING A STOCKHOLDER VOTE.

     Currently, our existing officers, directors and entities affiliated with, and immediate family members of, our officers and directors in the aggregate beneficially own approximately 61% of our outstanding capital stock. Upon consummation of this offering, they will continue to own a majority of our outstanding capital stock. As a result, those persons, acting together, will have the ability to control the vote on all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, and might act in a manner inconsistent with the wishes of our other stockholders. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION IN THE NET TANGIBLE BOOK VALUE OF THE SHARES YOU PURCHASE.

     As a purchaser of our stock, you will incur immediate substantial dilution in net tangible book value per share from the public offering price in the
amount of $          , assuming an offering price as set forth on the cover
page. Additionally, your ownership interest will be further diluted if outstanding or future stock options to purchase our stock are exercised or if we issue additional shares in connection with acquisitions or for other purposes. For a more detailed discussion of how you will be affected by dilution, see "Dilution."

SALES OF OUTSTANDING COMMON STOCK MAY DEPRESS THE STOCK PRICE AFTER THE
OFFERING.

     A substantial number of shares of our common stock could be sold into the public market after this offering. The occurrence of such sales, or the perception that such sales could occur, could materially lower our stock price or could impair our ability to obtain capital through an offering of equity securities. After this offering, we will have outstanding 16,957,808 shares of common stock, or 17,197,808 shares if the underwriters exercise in full their option to purchase additional shares of common stock in the offering. In addition, 1,650,000 shares of common stock may be issued under our stock option plan.

     The shares of common stock being sold in this offering will be freely transferable under the securities laws immediately after issuance, except for any shares sold to "affiliates" of Integrity. In connection with this offering, our directors, executive officers and stockholders holding 10,797,617 shares of our common stock will agree under written "lock-up" agreements that, for a period of 180 days from the date of this prospectus, they will not sell their shares. As a result, upon the expiration of the lock-up agreements 180 days after the date of this prospectus, these shares of common stock will be eligible for sale on the first anniversary of their respective dates of issuance, subject, in most cases, to certain volume and other restrictions under the federal securities laws. The remaining shares of common stock that are not subject to these lock-up agreements are, or will become on the first anniversary of their respective dates of issuance, eligible for resale under the federal securities laws, subject to these same restrictions. We have also entered into a registration rights agreement that requires us to register for resale 1,536,000 shares of common stock held by a stockholder.

OUR MANAGEMENT AND BOARD OF DIRECTORS MAY FAIL TO USE THE OFFERING PROCEEDS EFFECTIVELY.

     We have not designated any specific use for the net proceeds of this offering. As a result, our management and board of directors will have broad discretion in spending the proceeds of this offering. We cannot assure you that we will use the proceeds in a way that will ultimately lead to profitability.

WE ARE SUBJECT TO ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW AND IN OUR CERTIFICATE OF INCORPORATION WHICH MAY AFFECT THE VALUE OF OUR STOCK.

     As a Delaware corporation, we are subject to Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 restricts the ability of a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. As a result of the application of Section 203, potential acquirors may be discouraged from attempting to acquire us, which could possibly deprive our stockholders of acquisition opportunities to sell or otherwise dispose of our stock at above-market prices typical of acquisitions.

     In addition, our certificate of incorporation divides our board of directors into three classes whose terms are staggered to begin in successive years. This and other provisions of our certificate of incorporation and bylaws could delay or prevent a change of control or sale of Integrity.

     The existence of these provisions of Delaware law and our certificate of incorporation could depress our stock price below that which would otherwise prevail in a marketplace where in the absence of those limits, stockholders wishing to accumulate large positions or assume control of our board of directors would be free to bid up the price of our stock.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties. You may find these statements under the sections entitled "Prospectus Summary," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" or "Risk Factors," or by the use of forward-looking terminology such as "believe," "expect," "anticipate," "estimate," "plan," "project," "may," "will" or other similar words. We have based these forward-looking statements on our own information and on information from other sources that we believe are reliable. These forward-looking statements include, without limitation, statements about our market opportunities, strategies, competition, expected activities and expenditures as we pursue our business plan. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by these forward-looking statements, including:

     - any failure of our products to perform adequately or claims by customers for errors in our products

     - our inability to acquire companies necessary to pursue our growth strategy

     - our inability to assimilate the operations of past or future acquisitions

     - the loss of the right to use proprietary technology and any third-party claims against us for infringement

     - difficulty in raising additional capital funds

     - our inability to hire or retain senior management and other key personnel

     - our failure to develop new channels to sell our products or to successfully compete in our chosen markets or to expand into new markets

     - unanticipated downturns in the markets in which we operate

     - our inability to achieve positive operating results

     These factors are not exhaustive. Factors that could cause our actual results, performance or achievements to differ include, but are not limited to, those discussed in "Risk Factors." Given this level of uncertainty, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

                                USE OF PROCEEDS

     The net proceeds to us from the sale of our shares of common stock in the
offering are expected to be approximately $          , based on an assumed
offering price of $     per share, after deducting the underwriting discount and
estimated offering expenses that we will have to pay. The principal purpose of the offering is to finance our research and development activities, and to finance future acquisitions. The balance of the net proceeds will be used for general corporate and working capital purposes. Pending these uses, we intend to invest the net proceeds to us from the offering in short-term, investment-grade, interest-bearing securities.

     We will not receive any proceeds from the sale of shares by selling stockholders pursuant to the exercise of the over-allotment option.

                                DIVIDEND POLICY

     We have not previously paid any cash or other dividends with respect to our common stock. We do not expect to pay any dividends for the foreseeable future. We intend to retain our earnings to finance our operations and any future investments and business combinations. Our Board of Directors will decide from year to year whether dividends will be paid based on factors such as our results of operations, general business conditions, capital requirements, overall financial condition and any other factors that the Board considers relevant.

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization at December 31, 1999 and as adjusted to reflect our receipt of the estimated net proceeds of
$       from the sale of 3,000,000 shares offered by this prospectus at an
assumed offering price of $     per share, after deducting underwriting
discounts, commissions and our portion of estimated net offering expenses as described under "Use of Proceeds."

                                                                DECEMBER 31, 1999
                                                              ----------------------
                                                              ACTUAL     AS ADJUSTED
                                                              -------    -----------
                                                                  (IN THOUSANDS)
Short-term debt
  Loans payable.............................................  $ 1,285      $
  Current portion of long-term debt.........................      387
  Note payable..............................................      162
                                                              -------      -------
     Total short-term debt..................................    1,834
                                                              -------      -------
Long-term debt, (excludes current maturities)
  Long-term capital lease...................................      450
                                                              -------
Stockholders' equity(1):
  Shares of common stock, par value $0.0025; 40,000,000
     shares authorized, actual and adjusted; 11,784,473
     shares issued and outstanding actual and 14,784,473
     shares issued and outstanding as adjusted..............       29
  Capital in excess of par value............................   12,078
  Accumulated deficit.......................................   (1,659)
  Accumulated other comprehensive loss......................     (954)
  Receivable from exercise of stock options.................     (244)
                                                              -------      -------
     Total stockholders' equity.............................    9,250
                                                              -------      -------
       Total capitalization.................................  $11,534      $
                                                              =======      =======

---------------
(1) This table excludes, at December 31, 1999, 2,128,734 shares issuable upon the exercise of outstanding stock options.

                          PRICE RANGE OF COMMON STOCK

     A limited number of shares of our common stock currently is traded over the counter. The following table sets forth, for the periods indicated, the high and low bid prices per share of our common stock, as reported in the OTC Bulletin Board from August 1998 to January 2000 and as reported in the Pink Sheets by the National Quotation Bureau, LLC since January 2000. The prices listed below reflect bid prices only and may not represent actual transactions.

                                                                HIGH       LOW
                                                              --------   -------
YEAR ENDED DECEMBER 31, 1998:
  Third Quarter (from August 21, 1998)......................  $ 20.625   $13.750
  Fourth Quarter............................................    20.781     5.000
YEAR ENDED DECEMBER 31, 1999:
  First Quarter.............................................    25.625     7.500
  Second Quarter............................................    24.375    11.875
  Third Quarter.............................................    14.688     5.000
  Fourth Quarter............................................    29.688     7.500
YEAR ENDING DECEMBER 31, 2000:
  First Quarter (through March 20, 2000)....................    21.875    10.000

     As of March 17, 2000, we had 295 holders of record of our common stock. On March 21, 2000, the last reported bid price for our common stock as reported in the Pink Sheets was $21.250.

                                    DILUTION

     Purchasers of our common stock offered hereby will experience an immediate and substantial dilution in the net tangible book value of the common stock from the public offering price. The deficit in net tangible book value of our company as of December 31, 1999 was approximately $9.2 million or approximately $0.78 per share of common stock. The deficit in net tangible book value per share represents the amount by which our total liabilities exceed our net tangible assets divided by the number of outstanding shares of common stock. After giving effect to the sale of the 3,000,000 shares of common stock offered by us at the
assumed public offering price of $       per share, and after deducting
underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value at December 31, 1999 would have
been approximately $     million or approximately $     per share. This
represents an immediate and substantial increase in net tangible book value of
approximately $     per share to existing stockholders and an immediate and
substantial dilution of approximately $     per share to new investors
purchasing the shares in this offering. The following table illustrates the per share dilution:

Public offering price.......................................            $--
  Deficit in net tangible book value before the offering....  $(0.78)
  Increase in net tangible book value attributable to new
     investors..............................................      --
                                                              ------
  Pro forma net tangible book value after the offering......             --
                                                                        ---
Dilution to new investors...................................            $--
                                                                        ===

     The following table sets forth as of December 31, 1999 the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and the new investors purchasing shares of common stock from us in this offering (before deducting underwriting discounts and commissions and estimated offering expenses):

                                          SHARES PURCHASED        TOTAL CONSIDERATION      AVERAGE
                                        ---------------------    ---------------------      PRICE
                                          NUMBER      PERCENT      AMOUNT      PERCENT    PER SHARE
                                        ----------    -------    ----------    -------    ---------
Existing stockholders.................  11,784,473      79.7%    $7,243,126          %     $0.615
New investors.........................   3,000,000      20.3                               $
                                        ----------     -----     ----------     -----
Total.................................  14,784,473     100.0%    $              100.0%
                                        ==========     =====     ==========     =====

     The foregoing discussion and tables assume no exercise of the underwriters' over-allotment option or of any outstanding stock options after December 31, 1999.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     You should read the following selected consolidated financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this prospectus. Our consolidated financial statements for the years ended December 31, 1997, 1998 and 1999 have been audited by BDO International, independent accountants, and our financial statements for the years ended December 31, 1999 and 1998 have been restated to reflect our December 7, 1999 merger with Jyris Limited, which has been accounted for as a pooling of interests. Our consolidated financial statements for the years ended December 31, 1997, 1998 and 1999 have been prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The financial statements for the years ended December 31, 1995 and 1996 (not included herein) are unaudited and are the statements of the Wyse Group plc, which is considered to be our predecessor for accounting purposes, and have been prepared and presented in accordance with generally accepted accounting principals in the United Kingdom. These financial statements have not been reconciled to U.S. GAAP; however, in the opinion of our management, there is no material difference in these presentations. The pro forma financial data summarizes our Unaudited Pro Forma Condensed Consolidated Financial Information included elsewhere in this prospectus, which includes the results of operations of each of the companies acquired in 1999 (including companies acquired by Jyris) as if all companies had been acquired on January 1, 1999.

     The as adjusted balance sheet data gives effect to the sale of 3,000,000 shares of common stock in this offering at an assumed offering price of
$     per share and the application of the net proceeds therefrom, after deducting underwriting commissions and discounts and estimated offering expenses payable by us.

                                                                   YEAR ENDED DECEMBER 31,
                                                  ---------------------------------------------------------
                                                                                                 PRO FORMA
                                                   1995     1996     1997     1998     1999        1999
                                                  ------   ------   ------   ------   -------   -----------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:                  (IN THOUSANDS, EXCEPT PER SHARE DATA(UNAUDITED)
REVENUES:
  License and systems sales.....................      --       --       --   $1,275   $23,283     $29,065
  Support and maintenance.......................      --       --       --    1,106    10,983      11,832
  Services......................................  $4,755   $2,726   $2,002    8,022    14,892      18,798
                                                  ------   ------   ------   ------   -------     -------
    Total revenues..............................   4,755    2,726    2,002   10,403    49,158      59,695
COST OF REVENUES:
  License and systems sales.....................      --       --       --      641    11,505      12,704
  Support and maintenance.......................      --       --               218     2,212       2,376
                                                                      ----
  Services......................................   4,309    2,129    1,558    6,372    11,415      12,926
                                                  ------   ------   ------   ------   -------     -------
    Total cost of revenues......................   4,309    2,128    1,558    7,231    25,132      28,007
                                                  ------   ------   ------   ------   -------     -------
Gross profit....................................     446      597      445    3,173    24,026      31,688
OPERATING EXPENSES:
  Sales and marketing...........................      19       21       20       60     5,748       6,429
  General and administrative....................     314      462      351    2,277    16,955      22,922
  Research and development......................      --       --        7       20     2,477       3,387
  Amortization of goodwill......................      --       --       --       59     1,857       2,366
  (Profit) loss on sale of fixed assets.........      --       --        3       --      (240)       (240)
                                                  ------   ------   ------   ------   -------     -------
    Total operating expenses....................     333      483      381    2,416    26,797      34,864
                                                  ------   ------   ------   ------   -------     -------
Income (loss) from operations...................     113      114       64      757    (2,771)     (3,176)
Interest income (expense).......................      --       (2)       4       (2)      (92)        (18)
Other income....................................      --       --       --       75       745         745
                                                  ------   ------   ------   ------   -------     -------
INCOME (LOSS) BEFORE INCOME TAX.................     113      112       68      829    (2,118)     (2,449)
Taxation........................................      42       39       22      189       269         432
                                                  ------   ------   ------   ------   -------     -------
NET INCOME (LOSS)...............................  $   71   $   73   $   45   $  640   $(2,387)    $(2,881)
                                                  ======   ======   ======   ======   =======     =======
Basic earnings (loss) per common share..........  $ 3.55   $ 3.65   $ 0.19   $ 0.32   $ (0.21)    $ (0.25)
                                                  ======   ======   ======   ======   =======     =======
Diluted earnings (loss) per share...............  $ 3.55   $ 3.65   $ 0.19   $ 0.20   $ (0.21)    $ (0.25)
                                                  ======   ======   ======   ======   =======     =======
Weighted average number of shares outstanding
  Basic.........................................      20       20      238    2,027    11,510      11,570
  Diluted.......................................      20       20      238    3,142    11,510      11,570

                                                                    DECEMBER 31,
                                  ---------------------------------------------------------------------------------
                                     1995          1996          1997          1998          1999          1999
                                  -----------   -----------   -----------   -----------   -----------   -----------
CONSOLIDATED BALANCE SHEET DATA:                                   (IN THOUSANDS)                       AS ADJUSTED
Cash and cash equivalents......      $ 91         $1,471         $ 91         $ 1,070      $  1,965
Working capital................        15             99          152          (1,762)      (12,556)
Total assets...................       402          1,806          595          15,358        38,303
Long-term debt, (excluding
  current maturities)..........         2             --           --             206           450
Total stockholders' equity.....        84            159          191           6,146         9,250

                                 EXCHANGE RATES

     The following table contains certain information regarding the exchange rates between Irish pounds and British pounds and U.S. dollars for the periods indicated. All exchange rates presented below represent the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the Noon Buying Rate), except for the Irish pound exchange rates for 1999. Those rates were calculated based on the Noon Buying Rate for euros and the fixed euro-Irish pound exchange rate.

                                 BRITISH POUND

                                                          AT END         AVERAGE
            PERIOD ENDED DECEMBER 31,                    OF PERIOD       RATE(1)       HIGH(2)       LOW(3)
            -------------------------                    ---------       -------       -------       ------
                                                                             ($ PER L1.0)
1995..............................................        $1.55           $1.58         $1.62        $1.53
1996..............................................        $1.71           $1.57         $1.71        $1.51
1997..............................................        $1.64           $1.64         $1.69        $1.60
1998..............................................        $1.66           $1.66         $1.70        $1.63
1999..............................................        $1.62           $1.62         $1.65        $1.58

---------------
(1) Average of month-end exchange rates.

(2) Highest month-end exchange rate for the year.

(3) Lowest month-end exchange rate for the year.

                                  IRISH POUND

                                                          AT END         AVERAGE
            PERIOD ENDED DECEMBER 31,                    OF PERIOD       RATE(1)       HIGH(2)       LOW(3)
            -------------------------                    ---------       -------       -------       ------
                                                                            ($ PER IR L1.0)
1995..............................................        $1.60           $1.61         $1.64        $1.56
1996..............................................        $1.69           $1.61         $1.69        $1.56
1997..............................................        $1.42           $1.51         $1.59        $1.42
1998..............................................        $1.49           $1.42         $1.50        $1.36
1999..............................................        $1.28           $1.34         $1.44        $1.28

---------------
(1) Average of month-end exchange rates.

(2) Highest month-end exchange rate for the year.

(3) Lowest month-end exchange rate for the year.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data" and the financial statements and related notes included elsewhere in this prospectus. This discussion contains certain forward-looking statements that involve risks and uncertainties. See "Forward-Looking Statements." Our actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those discussed in "Risk Factors" as well as those discussed elsewhere in this prospectus. Our financial statements are reported in U.S. dollars and prepared in accordance with U.S. GAAP. Unless otherwise stated, the data presented in this discussion is derived from our actual statements of financial condition and results of operation, and not from pro forma financial statements. In the following discussion, the period to period comparisons of our operating results do not include information regarding percentage increases or decreases in items such as revenues. Our history of acquisitions, described below, has caused wide variations in these items and management believes that the resulting percentage increases and decreases are not meaningful. The pro forma financial data summarizes our Unaudited Pro Forma Consolidated Financial Information included elsewhere in this prospectus, which includes the results of operations of each of the companies acquired in 1999 (including companies acquired by Jyris Limited) as if all companies had been acquired on January 1, 1999.

OVERVIEW

     We are a provider of web-enabled, enterprise-wide software applications for smaller to mid-sized organizations. We operate our business as four integrated business areas:

     - business-to-business, or B2B
     - software
     - general accounting and technical services, or GATS
     - computer finance services, or CFS

We recognize revenues from three sources:

     - license and systems sales
     - support and maintenance
     - services

     Our company was originally incorporated under the laws of the State of Nevada on July 27, 1977, and was inactive from 1980 to 1998. On July 13, 1998, our company issued 4,000,000 shares to its then-current owners for $0.0025 per share, along with options to acquire an additional 2,511,800 shares at an exercise price of $2.50 per share. At that time, we put a management team in place to institute our strategic plan to develop our company into an information technology company through the acquisition of existing businesses. Pursuant to our strategic plan, on August 4, 1998 we acquired The Wyse Group plc. For accounting purposes, Wyse is treated as our predecessor entity for all periods prior to August 4, 1998. Until October 1998, the time of our next acquisition after Wyse, our only source of revenues was Wyse's computer finance agency services. On March 13, 2000, we reincorporated in Delaware and changed our name to Integrity Software, Inc.

     ACQUISITION HISTORY. To date, a substantial part of our growth has been achieved through acquisitions. For the period from August 4, 1998 to December 31, 1999, we completed eight strategic acquisitions, including the acquisition of Jyris Limited, a provider of enterprise-wide software applications, on December 7, 1999. In exchange for all of the outstanding capital stock of Jyris, we issued 6,365,064 shares of our common stock. Like our company, Jyris was engaged in a strategy of growth through strategic acquisitions. Jyris was incorporated in November of 1998 and completed seven acquisitions prior to being acquired by us. The first acquisition Jyris made as part of its strategy was the acquisition of Ibis Systems Limited on January 1, 1999.

     We accounted for our acquisition of Jyris as a pooling of interests, and have restated our consolidated financial statements for 1999 and 1998 to reflect the consummation of the Jyris transaction. As a result, our financial position, results of operations and cash flows are presented as if the pooled companies had been consolidated since November 1998 (the incorporation date of Jyris). Our other seven acquisitions were accounted for using the purchase method. Given the number of acquisitions in the periods presented and the impact that those acquisitions have had on our financial condition and operating results, the comparisons of our operating results from period to period may not necessarily be meaningful.

     The table below sets forth all of our acquisitions from August 1998 to December 1999.

ACQUISITION DATE         NAME AND LOCATION                  BUSINESS DESCRIPTION
-----------------  ------------------------------  --------------------------------------
December 7, 1999   Jyris Ltd.,                     Software for distribution, general
                   United Kingdom                  accounting, technical services and web
                                                   technology
December 2, 1999   Computer Foundations Ltd.,      Software for the contracting industry
                   United Kingdom
July 16, 1999      Net Results,                    Software application/web technology
                   Ireland
July 16, 1999      Datasoft Ltd.,                  Software for the distribution industry
                   Ireland
December 23, 1998  Premier Computer Group Ltd.,    Software applications for credit
                   Ireland                         unions, construction and print and
                                                   packaging
October 12, 1998   Information Support Ltd.,       Computer maintenance and networking
                   United Kingdom                  services
October 1, 1998    Saracen Computer Systems Ltd.,  Software applications for industrial
                   United Kingdom                  cleaning management
August 4, 1998     The Wyse Group plc,             Computer and information technology
                   United Kingdom                  finance agency

     The table below sets forth all of the acquisitions that Jyris completed in 1999, prior to the time we acquired it.

ACQUISITION DATE         NAME AND LOCATION                  BUSINESS DESCRIPTION
-----------------  ------------------------------  --------------------------------------
December 6, 1999   Softly Aware Ltd.,              Software applications for the
                   United Kingdom                  distribution industry
December 3, 1999   Outsource Ltd.,                 Software applications for the
                   Ireland                         distribution industry
December 2, 1999   Webbed Feet,                    Web technology; B2B software design
                   United Kingdom
December 1, 1999   Total Asset Ltd.,               Computer and information technology
                   United Kingdom                  finance agency
November 30, 1999  Multisoft SA,                   GATS software applications
                   South Africa
August 1, 1999     Todds of Lincoln Ltd., United   Software for the distribution industry
                   Kingdom
January 1, 1999    Ibis Systems Ltd.,              GATS software applications; support
                   United Kingdom                  and maintenance services

     REVENUES.  We derive revenues from three principal sources, which are:

     License and systems sales -- License and systems sales revenues are derived from initial software licensing, business-to-business software, implementation services and hardware sales related to turnkey solutions.

     Support and maintenance -- Support and maintenance revenues are derived from annual contracts that automatically renew unless terminated, to provide on-site maintenance and technical support for our software and systems, and access to our help desk hotlines. These contracts typically provide for fees that amount to approximately 20% of the initial license fees we receive from our software sales to customers.

     Services -- Services revenues are derived from the training, consultancy and computer finance services we offer in connection with our systems and on a stand-alone basis.

     The following table sets forth the percentages of our 1999 total revenue attributable to each of our revenue sources, broken out by business area.

                                                              B2B   SOFTWARE   GATS   CFS
                                                              ---   --------   ----   ---
License and systems sales...................................   98%     71%      61%    --
Support and maintenance.....................................    1      25       31     --
Services....................................................    1       4        8    100%
                                                              ---     ---      ---    ---
     Totals.................................................  100%    100%     100%   100%
                                                              ===     ===      ===    ===

     All of our revenues for all periods to December 31, 1997 consisted of services revenues and reflect the fact that all of the revenues of Wyse, our predecessor company, were derived from computer finance services. Since July 1998, the various acquisitions we have consummated have caused our revenue sources to change significantly. In the future, we expect the proportion of our revenues attributable to license and systems sales and support and maintenance to continue to grow.

     GROSS PROFIT. We generally derive different gross profit margins from our three principal revenue sources. For 1999, they were as follows:

     License and systems sales -- The gross profit margin was 51%. The costs of revenues for license and systems sales consist primarily of personnel costs, third-party software licenses, hardware costs and related expenses for implementation and training.

     Support and maintenance -- The gross profit margin was 80%. Costs of revenues for support and maintenance primarily consist of personnel costs. Support and maintenance is typically supplied on a contract basis, for a period of one or more years.

     Services -- The gross profit margin was 23%. The costs of services revenues consist of personnel and outsourcing costs.

     SALES AND MARKETING. These expenses consist primarily of sales personnel costs, advertising, promotional literature and other public relations expenses.

     GENERAL AND ADMINISTRATIVE. These expenses consist of salaries and benefits for administration, executive, finance, legal, human resources and associated overheads as well as bad debts, accounting and legal expenses. Our general and administrative expenses also include depreciation of fixed assets.

     RESEARCH AND DEVELOPMENT. These expenses include personnel costs, facilities and overheads associated with the development of new products and technologies.

     AMORTIZATION OF GOODWILL. These expenses are derived solely from the goodwill arising as a result of the seven acquisitions that we made and the seven acquisitions that Jyris made using the purchase method of accounting. Goodwill is amortized on a straight-line basis over 10 years. The total amortization for the year ended December 31, 1999 was $1.9 million.

     SEASONALITY. In our limited operating history we have experienced some seasonal fluctuations in revenues, with less revenue recognition occurring in the first and fourth quarters of our fiscal years, particularly in the months of January and December. We believe that these seasonal fluctuations are attributable to our customers being less inclined to make purchasing decisions regarding products and services such as ours during these particular months.

     CURRENCY TRANSLATION AND TRANSACTIONS. All of our business is conducted in currencies other than U.S. dollars, the currency into which the historical consolidated financial statements have been translated. Historically, we have recorded substantially all of our operating expenses in British and Irish pounds. Our consolidated balance sheets are translated into U.S. dollars at the respective exchange rates prevailing on the balance sheet dates, and the statements of operations and cash flows are translated into U.S. dollars at the average exchange rates for the relevant periods. Gains and losses resulting from the translation are accumulated as a separate component of stockholders' equity. Increase in the exchange rates from British and Irish pounds to U.S. dollars from one year to the next negatively impact stockholders' equity.

     Net gains and losses resulting from currency exchange transactions are included in our statement of operations. We did not incur material net foreign exchange transaction losses in 1997, 1998 or 1999. Because of the currencies involved, the constant exposures and the substantial volatility of exchange rates, we may experience currency losses in the future, and we cannot predict the effect of exchange fluctuations on our future operating results. We have not previously undertaken hedging transactions to cover possible currency exposure, but may implement such a program in the future if appropriate.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the percentage of revenues represented by each item in our statement of operations:

                                                                   YEAR ENDED DECEMBER 31,
                                                              ----------------------------------
                                                              1997    1998    1999      1999
                                                              ----    ----    ----   -----------
                                                                                     (PRO FORMA)
REVENUES:
(Percentage of Total Revenue)
  License and systems sales.................................   --      12%     47%        49%
  Support and maintenance...................................   --      11      22         20
  Services..................................................  100%     77      30         31
                                                              ---     ---     ---        ---
     Total revenues.........................................  100     100     100        100
COST OF REVENUES:
(Percentage of Each Revenue Item)
  License and systems sales.................................   --      50      49         44
  Support and maintenance...................................   --      20      20         20
  Services..................................................   78      79      77         69
     Total cost of revenues.................................   78      70      51         47
GROSS PROFIT:
(Percentage of Each Revenue Item)
  License and systems sales.................................   --      50      51         56
  Support and maintenance...................................   --      80      80         80
  Services..................................................   22      21      23         31
     Total gross profit.....................................   22      31      49         53

                                                                   YEAR ENDED DECEMBER 31,
                                                              ----------------------------------
                                                              1997    1998    1999      1999
                                                              ----    ----    ----   -----------
                                                                                     (PRO FORMA)
OPERATING EXPENSES:
  Sales and marketing.......................................    1       1      12         11
  General and administrative................................   18      22      34         38
  Research and development..................................   --      --       5          5
  Amortization of goodwill..................................   --       1       4          4
                                                              ---     ---     ---        ---
     Total operating expenses...............................   19      24      55         58
Income (loss) from operations...............................    3       7      (6)        (5)
Other income................................................   --       1       2          1
                                                              ---     ---     ---        ---
INCOME (LOSS) BEFORE INCOME TAX.............................    3       8      (4)        (4)
Taxation....................................................    1       2       1          1
                                                              ---     ---     ---        ---
NET INCOME (LOSS)...........................................    2%      6%     (5)%       (5)%
                                                              ===     ===     ===        ===

YEARS ENDED DECEMBER 31, 1999 AND DECEMBER 31, 1998

     REVENUES. Our total revenues for the year ended December 31, 1999 were $49.2 million, representing an increase of $38.8 million compared to total revenues of $10.4 million in 1998. This increase was primarily attributable to the inclusion of revenues from Saracen Computer Systems Limited, Information Support Limited, or ISL, and Premier Computer Group Limited -- companies that we acquired in 1998 -- for the full 1999 fiscal year. In addition, because our 1999 and 1998 financial statements are restated for the acquisition of Jyris, revenues from Jyris are included for the full year of 1999. Jyris contributed $14.4 million in revenues in 1999 and had no revenues in 1998. No single customer accounted for more than 5% of our total revenues for 1999 or 1998.

     License and Systems Sales

     Our revenues from license and systems sales for the year ended December 31, 1999 were $23.3 million, representing an increase of $22.0 million over revenues of $1.3 million for the year ended December 31, 1998. This increase was due to the inclusion of full-year financials for acquired businesses, including Saracen, ISL and Premier, all of which were acquired in the latter part of 1998. The combined revenues from these three businesses included in our 1999 revenues were $14.2 million. Because these companies were acquired in 1998, only part of their revenues, $1.3 million in the aggregate, were included in our 1998 results. Our license and systems sales revenues for 1999 also include $9.1 million from Jyris. Jyris had no 1998 revenues.

     We expect that license and systems sales revenues will constitute a larger portion of our total revenues as we begin to upgrade customers from legacy products to our next-generation products and as we include full-year revenues from businesses that we acquired in 1999.

     Our license and systems sales revenues generated from our B2B business in 1999 were $868,000, all of which were generated from previously existing customers. These revenues were from sales of software products that allow our customers to conduct business over the Internet. There were no revenues from B2B in previous years because we implemented this line of business in 1999. We expect that the proportion of our total revenues derived from the B2B business will increase significantly in the future as our customers increasingly require e-business solutions.

     Support and Maintenance

     Revenues from support and maintenance for the year ended December 31, 1999 were $11.0 million, representing an increase of $9.9 million over revenues of $1.1 million in 1998. This increase resulted from the inclusion of revenues from Saracen, ISL and Premier for the full year of 1999, as opposed to part-year inclusion from their respective dates of acquisition in 1998. Support and maintenance revenues for 1999 also include full-year revenues from Jyris and $199,000 generated in December 1999 by two companies that they acquired in that month. We anticipate that the proportion of revenues derived from support and maintenance will increase in the future with the inclusion of full year revenues of acquired businesses and as our customers convert from legacy products to next-generation products.

     Services

     Revenues for services were $14.9 million for the year ended December 31, 1999, which represents an increase of $6.9 million, as compared to $8.0 million in 1998. As a percentage of total revenues, services decreased to 30% in 1999 from 77% in 1998. This decrease in revenues from services as a percentage of total revenues is attributable to the fact that until October 1998, our only revenues were from Wyse's computer finance agency services. The overall decline in services revenues as a percentage of total revenues is consistent with our strategy of reducing our emphasis on lower-margin services, particularly computer finance services. In addition to the revenues from computer finance services, $1.9 million of services revenues for 1999 were attributable to consultancy and training services. This represented an increase of $1.6 million from 1998, when we derived approximately $298,000 of revenues from consultancy and training services. This increase is attributable to the inclusion of Jyris in our 1999 revenues for the full year.

     GROSS PROFIT.

     License and Systems Sales

     The gross profit margin for license and systems sales was 51% for the year ended December 31, 1999, compared to 50% for 1998. The increase of 1% is attributable to the inclusion of Jyris's results of operations in our financial statements for 1999, as Jyris was able to achieve slightly higher margins on its sales. If we are able to develop and commercialize more of our own software products, rather than resell products that have been developed by others, we expect the gross profit margins from license and systems sales to continue to increase.

     Support and Maintenance

     The gross profit margin for support and maintenance was 80% for the years ended December 31, 1999 and December 31, 1998.

     Services

     The gross profit margin for services was 23% for the year ended December 31, 1999, compared to 21% for the year ended December 31, 1998. This 2% increase is attributable to the increase in consultancy and training services, which accounted for $1.9 million of revenues in 1999 and only $298,000 of revenues in 1998. We expect the gross profit margin from services to continue to increase as a result of our strategy of increasing our emphasis on higher margin business lines such as consultancy and training.

     SALES AND MARKETING. Our sales and marketing expenses were $5.7 million for the year ended December 31, 1999, compared to $60,000 for the year ended December 31, 1998. Sales and marketing expenses as a percentage of total revenues were 12% for year ended December 31, 1999, compared to less than 1% for the year ended December 31, 1998. The increase in sales expenses reflects significant personnel-related expenses such as salaries and commissions, recruiting fees and other costs of hiring. In addition, we experienced an increase in marketing expenses associated with trade exhibitions and advertising in trade publications. The increase also reflects the significant shift in our business from providing computer finance services to providing web-enabled, enterprise-wide software applications. Sales and marketing expenses increased as a percentage of total revenues in 1999 as a result of our acquisition of higher margin software businesses with correspondingly higher sales costs. We anticipate that our sales and marketing expenditures will continue to rise for the foreseeable future as we expand our sales force.

     GENERAL AND ADMINISTRATIVE. Our general and administrative expenses were $17.0 million for the year ended December 31, 1999, representing an increase of $14.7 million over general and administrative expenses for the year ended December 31, 1998. General and administrative expenses as a percentage of total revenues were 34% for the year ended December 31, 1999, compared to 22% for the year ended December 31, 1998. The increase in general and administrative expenses was due to the cumulative effect of the general and administrative costs of the eight companies acquired by Integrity and the seven companies acquired by Jyris in 1998 and 1999 and the hiring of related professional accounting and legal advisors. The general and administrative expenses for Jyris Limited for the year ended 1999 was $7.9 million. We expect that general and administrative costs as a percentage of revenues will decrease in the future as we realize anticipated synergies from our acquisitions and consolidation of our administrative functions.

     RESEARCH AND DEVELOPMENT. Our research and development expenses were $2.5 million for the year ended December 31, 1999, as compared to $20,000 for the year ended December 31, 1998. Research and development expenses as a percentage of licensing and systems sales revenues were 11% for the year ended December 31, 1999. The increase in our research and development expenses for 1999 is attributable to the increases in personnel we have made among software engineers, quality assurance personnel and outside contractors in order to support the product development, documentation and testing activities related to the development and release of our next-generation product versions. Until October 1998, all of our operations consisted of Wyse's computer finance services, which did not require research and development expenditures.

     AMORTIZATION OF GOODWILL. Goodwill amortization for the year ended December 31, 1999 was $1.9 million compared to $60,000 in the year ended December 31, 1998. This increase was due to our continued growth through acquisitions, most of which have been accounted for using the purchase method. We amortize goodwill on a straight-line basis over 10 years. The total gross amount of intangible assets at December 31, 1999 was $20.4 million, compared to $6.9 million for the year ended December 31, 1998.

     OPERATING INCOME (LOSS). We had an operating loss of $2.8 million in 1999, compared to operating income of $757,000 in 1998. This change resulted from a number of factors, including increased general and administrative costs, sales and marketing costs, research and development costs and amortization of goodwill, all of which resulted from the inclusion of acquired companies in our results of operations.

     PRE-TAX INCOME (LOSS). Our pre-tax loss for 1999 was $2.1 million, compared to pre-tax income of $829,000 in 1998. Net interest expense was $92,000 for the year ended December 31, 1999, compared to $2,000 for the year ended December 31, 1998. These charges were incurred as a result of financing our short-term debt and working capital needs. As of December 31, 1999, we had no long-term debt other than capital lease commitments. Other income for the year ended December 31, 1999 amounted to $745,000, compared to $75,000 for the year ended December 31, 1998. This income came from our sale of two businesses that were not core to our future strategy.

     TAXES. Taxes on income increased to $268,000 for the year ended December 31, 1999 from $189,000 for the year ended December 31, 1998. The charge for 1999 was due entirely to capital gains tax on the sales of two non-core businesses. For 1999, no taxes were paid on income. The effective tax rate for 1998 was 22.8%. The effective tax rate is lower than the statutory rate because we take advantage of the special 10% tax rate applicable to some companies operating in Ireland.

     NET INCOME (LOSS). We had a net loss of $2.4 million for the year ended December 31, 1999, or $0.21 per diluted share, as compared with net income of $640,000, or $0.20 per diluted share for the year ended December 31, 1998. The loss for 1999 is partially attributable to amortization expenses of $1.9 million associated with our various acquisitions that have been accounted for using the purchase method. In addition, Jyris had net losses for fiscal 1999 of $1.7 million, which are included in our operating results. Of Jyris's net loss, $1.1 million is attributable to an amortization charge related to its prior acquisitions.

Pro Forma for the Year Ended December 31, 1999 and Actual Year Ended December 31, 1999

     Our pro forma revenues for the year ended December 31, 1999 were $59.7 million as compared to $49.2 million of actual revenues. This increase in revenues is a result of the inclusion of full-year revenues of the companies acquired during the year. The pro forma net loss for 1999 was $2.9 million, or $0.25 per share, as compared to actual net losses for 1999 of $2.4 million, or $0.21 per share.

     The pro forma results include amortization of goodwill of $2.4 million for the year ended December 31, 1999, as compared to $1.9 million actual. This difference reflects the amortization of goodwill as if our acquisitions had taken place at January 1, 1999.

     These results are not necessarily indicative of the results that would have been achieved had the acquisitions occurred on January 1, 1999.

Years Ended December 31, 1998 and December 31, 1997

     REVENUES. Our total revenues for the year ended December 31, 1998 were $10.4 million, representing an increase of $8.4 million from total revenues in 1997. This increase is partially attributable to the inclusion in our operating results of three months of revenues from Saracen and ISL, which we acquired in the fourth quarter of 1998. No single customer accounted for more than 5% of our total revenues for 1998 or 1997.

     License and Systems Sales

     Our revenues from license and systems sales for the year ended December 31, 1998 were $1.3 million. These revenues are attributable to the inclusion in our operating results of three months of revenues from Saracen and ISL. We had no revenues from our B2B business in 1998.

     Support and Maintenance

     Revenues from support and maintenance for the year ended December 31, 1998 were $1.1 million. These revenues are attributable to the inclusion in our operating results of three months of revenues from Saracen and ISL.

     Services

     Revenues from services were $8.0 million for the year ended December 31, 1998, which represents an increase of $6.0 million over revenues in 1997 of $2.0 million. This increase is attributable to the growth in the computer finance industry and the wider availability of innovative financing methods for both hardware and software.

     GROSS PROFIT.

     License and Systems Sales

     The gross profit margin from license and systems sales was 50% for the year ended December 31, 1998. We had no revenue from license and systems sales in 1997.

     Support and Maintenance

     The gross profit margin for support and maintenance for the year ended December 31, 1998 was 80%. We had no revenue from support and maintenance in 1997.

     Services

     The gross profit margin from services for the year ended December 31, 1998 was 21%, as compared with 22% for the year ended December 31, 1997.

     SALES AND MARKETING. Our sales and marketing expenses were $60,000 for the year ended December 31, 1998, representing an increase of $40,000 over our sales and marketing expenses for the year ended December 31, 1997. Sales and marketing expenses as a percentage of total revenues were 1% for both the year ended December 31, 1998 and the year ended December 31, 1997.

     GENERAL AND ADMINISTRATIVE. Our general and administrative expenses were $2.3 million for the year ended December 31, 1998, representing an increase of $1.9 million over our general and administrative expenses for the year ended December 31, 1997. General and administrative expenses as a percentage of total revenues were 22% for the year ended December 31, 1998, compared to 18% for the year ended December 31, 1997. This increase represents the inclusion of expenses related to acquisitions that we consummated in the fourth quarter of 1998. In addition, we experienced higher general and administrative expenses associated with the increased sales volume of our computer finance agency business.

     RESEARCH AND DEVELOPMENT. Our research and development expenses were insignificant for the years ended December 31, 1998 and 1997.

     AMORTIZATION OF GOODWILL. Goodwill amortization in the year ended December 31, 1998 was $59,000. There was no goodwill amortization charge in 1997. The total gross amount of intangible assets at December 31, 1998 was $6.9 million, which arose from the acquisitions of Saracen, ISL and Premier.

     INTEREST EXPENSE. Net interest expense was $2,000 for the year ended December 31, 1998. These charges were incurred as a result of financing our short-term debt and working capital needs. As of December 31, 1998 and 1997 we had no long-term debt, except for capital lease commitments.

     TAXES. Taxes on income increased to $189,000 for the year ended December 31, 1998 from $22,000 for the year ended December 31, 1997. The effective tax rate for the year ended December 31, 1998 was 22.7%, as compared to 33% for 1997. The effective tax rate is lower than the statutory rate because we take advantage of the special 10% tax rate applicable to some companies operating in Ireland.

     NET INCOME. Our net income was $640,000 for the year ended December 31, 1998, or $0.20 per diluted share, as compared to $45,000, or $0.19 per diluted share for the year ended December 31, 1997.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal capital requirements to date have been to fund:

     - acquisitions
     - working capital needs
     - research and development
     - sales and marketing
     - capital expenditures

     We have met our liquidity needs over the past three years through funds provided by operating activities, private equity placements, short-term borrowings and capital leases.

     Net cash provided by operating activities for the year ended December 31, 1999 was $3.0 million, compared to net cash used for operating activities of $59,000 for the year ended December 31, 1998 and $1.4 million for the year ended December 31, 1997. The cash provided by operations in 1999 arose as a result of accounts payable increases associated with the acquisition of Jyris completed in late 1999.

     Our accounts receivable at December 31, 1999 were $11.3 million, compared to $4.2 million at December 31, 1998, representing an increase of $7.1 million. This reflects the significant growth we experienced during this period and our acquisition of businesses with high levels of accounts receivable. As of December 31, 1999, our receivables accounted for 84 days of average revenues as compared with 148 days in 1998. This reduction is attributable to benefits that companies we acquired have realized from efficiencies in our receivables collection process.

     We had provisions for doubtful debts of $808,000 at December 31, 1999 and of $463,000 at December 31, 1998. Due to our growth, we do not consider the historical write-off of receivables to be
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

indicative of future trends. We review the adequacy of our doubtful debt provision based on a review of the aged receivables. We believe that the provision of $808,000 is adequate to cover the receivables balance at December 31, 1999.

     Net cash used in investing activities for the years ended December 31, 1999, 1998 and 1997 were $4.2 million, $1.8 million and $13,000, respectively. Of these amounts, cash used in the acquisition of businesses, net of cash acquired, amounted to $3.6 million in 1999, $1.8 million in 1998 and none in 1997. In 1999, $1.3 million was received from the sale proceeds of two non-core businesses.

     Net cash flows from financing activities for the years ended December 31, 1999 and 1998 were $2.2 million and $2.9 million, respectively. In 1999 and 1998, proceeds from the sale of our common stock amounted to $1.6 million and $2.8 million. In 1999, we retired two short-term loans made to us by one of our directors, in an aggregate amount of $1.0 million. This same director made an additional short-term loan of $1.3 million to us in 1999, which we repaid in 2000. We incurred no such borrowings in 1998. Bank overdraft facilities were increased in 1999 by $433,000, in 1998 by $126,000 and in 1997 by $13,000.

     Our financing activities include equity offerings and borrowings. In February 2000, we entered into an agreement for a L4.0 million revolving credit facility from Barclays Bank plc, which will bear interest at an annual rate of 1.75% over the London Interbank Offered Rate (LIBOR). We have drawn down L1.1 million from this facility and the balance may be used only to finance future acquisitions. We have also entered into an agreement for a L1.0 million working capital facility from Barclays, which will bear interest at an annual rate of 1.75% over LIBOR. We believe that we will be able to fund our future short-term cash needs through cash from operations and these two credit facilities. The credit facilities are secured by a lien on substantially all of our assets and contain covenants that restrict, among other things, our ability to borrow, acquire businesses, guarantee debts of others and lend funds to affiliated companies.

     We intend to continue to fund our acquisition strategy and the promotion of our new web-enabled, enterprise-wide applications software through cash from operations, our credit facilities and other financing arrangements that we deem appropriate. We believe that our anticipated cash flows from operations, together with our credit facilities and the net proceeds of the offering described in this prospectus, will provide us with sufficient liquidity to meet our currently foreseeable cash needs for at least the next two years.

RECENT ACCOUNTING PRONOUNCEMENTS

     SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities" requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No.133 is effective for fiscal years beginning after June 15, 2000. We believe that the adoption of SFAS No.133 will have no material effect on our financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     FOREIGN CURRENCY EXCHANGE RATES. All of our business is transacted in currencies other than the U.S. dollar. Our functional currency is the British pound and the functional currencies of our non-U.K. subsidiaries are their local currencies. As a result, we are subject to exposure from movements in foreign currency exchange rates, specifically the U.S. dollar/British pound, the U.S. dollar/Irish pound and the British pound/Irish pound exchange rates. We do not use derivative financial instruments for speculative trading purposes, nor do we hedge our foreign currency exposure to manage our foreign currency fluctuation risk.

     INTEREST RATE SENSITIVITY. We do not believe that we currently have any material exposure to any market risks related to interest rate sensitivity.

                                    BUSINESS

OVERVIEW

     We are a Dublin-based software company that develops, markets, implements and supports web-enabled, enterprise-wide software applications for smaller to mid-sized organizations in the distribution and contracting industries. Our products enable organizations to optimize the efficiency of internal and external information flow by integrating business-to-business modules with mission-critical, enterprise-wide software applications. These applications include core accounting functions as well as key, industry-specific functionality. The modular design of our products enables us to provide customers with cost-effective, tailored solutions that can be easily implemented and integrated with existing business systems. We conduct our operations primarily in the United Kingdom, Ireland and South Africa, where we currently have approximately 3,800 customers under contract using software applications.

INDUSTRY BACKGROUND

     Businesses of all sizes recognize the value of information and the need to distribute information across their respective enterprises to improve their competitive positions and better serve their customers. Mission-critical systems from core accounting functions through sales and marketing, order processing, inventory control and human resources must be capable of generating and disseminating critical information quickly and efficiently. Enterprise-wide software applications are designed to help a business manage and execute its mission-critical operations, as well as enable it to respond rapidly to changing market environments and customer needs.

     The flexibility currently demanded by enterprise users as a result of the rapid expansion of local and wide area networks, distributed computing, and a greater investment in critical systems, is creating increasing demand for high-quality, flexible, enterprise-wide software applications. Historically, organizations' information systems were based on proprietary mainframe and mini computers that focused on security, scalability, and performance but offered limited flexibility. The inflexible nature of these systems has created an opportunity for web-enabled, enterprise-wide software applications. This opportunity has driven the trend toward more flexible, open systems.

     Key developments of this trend include:

     Migration from inflexible legacy systems. Organizations relying on legacy systems are now evaluating flexible, user-friendly, enterprise-wide platforms that address their mission-critical system requirements, including networking and e-business.

     Increasing dependence on outsourced software. We believe that businesses are increasingly outsourcing their requirements for enterprise-wide software applications principally because of the increased complexity and expense of in-house development.

     Increasing demand for web-enabled software applications. Organizations of all sizes are seeking Internet and electronic commerce technologies that can extend the availability of information to employees across their enterprises and allow them to interact with customers and suppliers through the Internet.

     According to Forrester Research, an independent market research firm, global license revenues from packaged applications are expected to grow from $14 billion in 1998 to over $41 billion by 2003, representing a compounded annual growth rate of 24%. The non-U.S. portion of this market is projected to grow even faster from $6 billion to over $20 billion over the same period, representing a compounded annual growth rate of approximately 27%.

     Organizations with revenues greater than $1 billion were the first to adopt flexible enterprise-wide applications. Several large vendors like PeopleSoft and SAP have historically targeted and dominated this large market. Although these solutions have undergone significant evolution since their introduction, they remain very expensive and require significant resources because they involve lengthy implementation cycles and can demand substantial customization. Accordingly, the solutions provided by these large vendors are not appropriate for smaller to mid-sized organizations.

OUR MARKET

     We target the market for web-enabled, enterprise-wide software applications for smaller to mid-sized organizations. Because this market has been under-served by vendors who traditionally target large organizations, we believe that this market will generate a significant portion of the growth in demand for enterprise-wide software applications. In addition, we believe that smaller to mid-sized organizations have a number of key business requirements that differ from those of large organizations, including:

     Cost effectiveness and ease of use. Smaller to mid-sized organizations generally have fewer information technology resources. They require cost-effective solutions from vendors that can provide the essential assistance needed during the implementation process, as well as ongoing support and service. They also require systems that can be rapidly implemented and are easy to learn, use and modify.

     Flexibility and scalability. As they grow, smaller to mid-sized organizations require business software applications that are modular and configurable to meet their evolving business needs.

     Integrated e-business solutions. Because smaller to mid-sized organizations generally have fewer internal resources available to address their Internet and electronic commerce requirements, they increasingly rely on their enterprise software vendors for applications that address these needs and easily integrate with their existing business systems.

     We believe that there is a substantial and growing market for flexible, web-enabled, enterprise-wide software applications. Great opportunity exists for smaller to mid-sized organizations to take advantage of the technological developments and efficiencies available to them because of the lower cost of ownership of these applications. In addition, the faster implementation and integration of these applications minimizes the costs and business disruptions normally associated with changing mission-critical software systems.

THE INTEGRITY SOLUTION

     Our web-enabled, enterprise-wide software applications address the information requirements of our customers. Our solutions provide the following benefits:

OUR PRODUCTS OFFER EASE OF MIGRATION FROM LEGACY SYSTEMS.

     Many organizations in our target markets have made substantial investments in mission-critical software applications. These applications are often legacy products that do not incorporate the latest technologies such as web-enabling functions. Many of these organizations are evaluating their system requirements in light of their need to address these new technologies. We believe we offer our current and potential customers utilizing legacy products the most cost-effective, mission-critical software for them to purchase and implement. Our new products are designed to access and convert legacy data and, as a result, they can be implemented more quickly and less expensively. Additionally, because of our products' modular design, customers need only purchase those modules that they require.

OUR WEB-ENABLED SOLUTIONS ARE DESIGNED TO MEET OUR CUSTOMERS' NEEDS.

     Using Quikbild, our web-enabling technology, we satisfy our customers' requirements for integrated commercial web applications. Quikbild delivers the following benefits:

     - online transaction processing integrated with back office and customer relationship management systems

     - fast development of tailored applications

     - creation of front-end interfaces, intranets and industry portals

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

     Because our clients operate in dynamic, competitive industries, they must react quickly to their customers' needs. Using our web products, our customers can offer a fully functioning commercial interface that provides a competitive advantage through faster processing, more reliable information, better services and reduced operating costs.

WE OFFER COMPREHENSIVE SERVICE AND SUPPORT.

     We believe that high-quality customer service and support are critical to our success. We believe the key to high-quality service and support is well-motivated, highly trained personnel, constantly attuned to customer needs. To meet those needs, we have made significant investments to develop a comprehensive service and support organization throughout our areas of operation. We provide ongoing training for our service and support staff and organize user groups of our customers to encourage feedback about our products and services in order to enhance our customers' satisfaction. We expect to provide an increasing level of support as our products are deployed across a wider range of customers and locations and become increasingly sophisticated, incorporating web-based functionalities.

OUR PRODUCTS ALLOW OPEN SYSTEM INTEGRATION.

     Our products are designed around open system architecture to offer customers fully integrated web-enabled, enterprise-wide applications which allow interoperability with most platforms, including Unix, Windows, Novell and Linux. Because we utilize Open Database Connectivity standards in our products, data can be accessed through Oracle, Progress, SQL server, Informix and other databases and the data can be easily retrieved by external programs.

STRATEGY

     Our primary business objective is to be the leading provider of mission-critical, web-enabled, enterprise-wide software applications to our target markets. Key elements of our strategy include:

FOCUS OUR RESEARCH AND DEVELOPMENT ON NEW WEB-ENABLED, MISSION-CRITICAL SOFTWARE PRODUCTS.

     Utilizing Quikbild, our web-enabling technology, we are focusing a significant portion of our research and development resources towards the goal of creating a software product which addresses the mission-critical needs of smaller to mid-sized organizations. In particular, it is our intent to create a modular suite of web-based software products which can be tailored to a specific client's needs across any number of vertical markets.

ACCELERATE GROWTH AND ACHIEVE ECONOMIES OF SCALE THROUGH STRATEGIC ACQUISITIONS.

     We believe we have a successful record of growing our company by acquiring complementary businesses. From August 1998 to December 1999 we completed eight strategic acquisitions. We plan to continue our consolidation of overlapping functions and elimination of redundant costs from our acquired businesses. We will continue to focus on acquiring businesses that provide us with one or more of the following strategic benefits:

     - new products or technologies
     - larger customer base
     - expansion into new geographic markets
     - expansion into new vertical markets
     - key personnel
     - economies of scale

     We believe that our experience in identifying, structuring, completing and integrating acquisitions will enable us to effectively capitalize on opportunities to use acquisitions as a vehicle for future growth. We believe that, through the further integration and consolidation of our operations, we will achieve significant additional savings in our general and administrative expenses.

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

LEVERAGE OUR EXISTING LEGACY CUSTOMER BASE BY SELLING OUR NEW PRODUCTS.

     We have contracts with approximately 3,800 customers relying on legacy mission-critical software products. We believe there is significant opportunity to migrate these customers to our next-generation software products which offer enterprise-wide applications that are web-enabled, cost-effective and integrate with customers' existing platforms. To that end, we have put in place a new company-wide sales initiative to aggressively target legacy users in order to migrate them to our next-generation products. This initiative involves both customer and sales force incentives.

EXPAND OUR VALUE ADDED RESELLER CHANNEL.

     Through our CFS business area, we have developed close relationships with a significant number of VARs. We are currently evaluating these relationships in order to identify the most technically competent VARs to market and sell our software products to their customers. We intend to further leverage our existing relationships with VARs with the goal of creating an efficient way of marketing and selling our software products to their customer bases. We believe that the accelerated development of this VAR channel would improve our competitive position and lead to greater market penetration of our products.

FURTHER PENETRATE OUR TARGET MARKETS.

     We believe there are substantial opportunities to increase our presence and expand our customer base in the distribution and contracting markets. We plan to apply our expertise in these markets to take advantage of common functionalities across these industries, enabling us to efficiently and quickly meet our customers' unique industry requirements.

ENHANCE OUR SERVICE AND SUPPORT FUNCTIONS.

     In order to cultivate and strengthen long-term relationships with our customers, we plan to continue to invest in the enhancement of our service and support functions. We are currently consolidating our customer support functions throughout our areas of operation and plan to use the resulting cost savings to increase the number and quality of our service and support personnel. We believe these actions will allow us to continue to provide high-quality service and support, which is essential to the successful marketing and sale of our products.

OUR BUSINESS

     We have four integrated business areas: business-to-business, or B2B; software; general accounting and technical services, or GATS; and computer finance services, or CFS.

                           B2B               SOFTWARE               GATS                  CFS
 PRODUCTS/         Quikbild, our web-   Legerdemain and      Legacy accounting    Computer financing
   SERVICES        enabling technology  Evolution, our       software packages    agency
                   targeted at          enterprise-wide
                   applications for     software
                   our software and     applications
                   GATS customers
-----------------------------------------------------------------------------------------------------
 OPPORTUNITY       Cross-sell to        Further market our   Migrate existing     Expand and leverage
                   existing customer    next-generation      customers to next-   our VAR channel for
                   base and through     software             generation software  sales of our
                   the developing VAR   applications to new  and B2B products     software and B2B
                   channel              and existing                              products
                                        customers
-----------------------------------------------------------------------------------------------------
 GEOGRAPHIC FOCUS  UK, Ireland          UK, Ireland, South   UK, Ireland, South   UK, Ireland
                                        Africa               Africa
-----------------------------------------------------------------------------------------------------
 CUSTOMERS         50                   1,000                2,800                7,000
-----------------------------------------------------------------------------------------------------
 COMPANY-WIDE
   FUNCTIONS          Sales and marketing, research and development, training, service and support

BUSINESS-TO-BUSINESS

OVERVIEW

     We recently began to market web-enabling software modules that allow our customers to interact with their customers and suppliers over the Internet. We believe that our customers can realize several benefits by interacting with their customers through this medium, including:

     - faster transaction processing
     - lower operating costs
     - better information and access to information
     - better customer service

     Our development efforts are particularly focused on modules that can be easily integrated with our Vision, Evolution and legacy products by individual functions, offering a seamless transition for customers to a web-based environment. We believe there is significant demand among our approximately 3,800 customers that currently use legacy products. In addition, the opportunity exists to exploit the developing VAR channel to gain access to their end-users.

PRODUCTS

     Our Quikbild development technology allows us to produce web-enabling modules that we sell as a tailored solution to customers through our direct sales force and our VARs. Each of these modules is designed to perform a specific function and can be integrated into our customers' existing software and combined with other Quikbild modules to meet each customer's unique requirements. Quikbild modules require little technical expertise for our customers to use, manage and maintain.

     Quikbild uses a common source code to develop modules, which are reused repeatedly and tailored for each customer's specific needs. We believe this will enable us to produce high-quality, scalable products with substantially reduced implementation and maintenance costs.

     Our currently available Quikbild modules include:

     Order Management Module. This module allows users to offer their customers direct access through the web for the ordering of products, account inquiries and order processing 7 days a week, 24 hours a day, saving time and money for both parties to the transactions.

     E-commerce Module. This module allows businesses to conduct transactions directly with customers over the Internet. It provides for online catalog functionality and order taking with the ability to take credit card details via the web site and to allow online bank clearance and settlement.

     Web Site Administration. This module enables our customers to automatically update the contents of their web sites, incorporate the latest news headlines (scrolling or static) and issue special bulletins displayed as text in the news flash area. This allows customers to develop, modify and maintain their web sites on a real-time basis. In addition, this module includes a site search engine to locate content based on a variety of categories.

     We believe there is significant demand for our web-based solutions, because, in addition to providing a high-quality, scalable product, they are also competitively priced. The initial licensing fee for our introductory modules starts at approximately $40,000, and the price of the solution increases in proportion to the level of sophistication required. Our most sophisticated solutions include e-commerce and order management modules which integrate front-end user interfaces with back-end core enterprise software. In keeping with our pricing policy, we generate recurring revenues from the licensing of our Quikbild modules. Typically, annual licensing fees amount to approximately 20% of the initial licensing fee.

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

SOFTWARE BUSINESS

OVERVIEW

     Our software business area focuses on developing solutions to meet the needs of our customers for enterprise-wide, integrated applications that are reliable and can address the needs of our customers' particular industries.

     Our software business serves approximately 300 customers in the distribution industry and approximately 700 customers in the contracting market. In addition, approximately 2,500 distribution industry customers and 300 contracting industry customers of our GATS business are currently utilizing legacy products. We are seeking to migrate these customers from legacy products to our next-generation distribution and contracting software products. We believe the combination of functionality and price of our software products are their key selling points and allow us to target companies in our chosen markets.

PRODUCTS

     Distribution Industry

     Our distribution software is Legerdemain, which is an enterprise-wide application that is being enhanced with Internet communication protocols to take advantage of our B2B order management module. We believe this product offers significant advantages over many legacy systems currently being employed by distribution customers in our GATS division as well as potential customers who are using similar legacy systems. We are currently developing and testing a next-generation Windows-based software suite, called Vision, that will offer the same functionalities as Legerdemain and will use the same web-enabled B2B technology already under development. We expect to launch Vision during the second quarter 2000.

     Our distribution software is built on our proprietary accounting platform and provides the components necessary to fulfill core accounting as well as industry-specific functions. Specific advantages of our distribution software include:

     Order management solutions. Our software provides real-time sales and inventory management for distributors, wholesalers and manufacturers in demanding supply chain environments.

     Stock control management. Our software maintains a detailed description of all items inventoried in the distributor's stockroom, including location, quantity and all information related to fulfillment.

     Electronic links to wholesalers and manufacturers. Our software allows all communications between distributors and their customers to take place through dedicated networks or through the Internet.

     Telesales management. Our software offers a comprehensive solution for businesses that need the ability to take customer orders over the phone by giving operators instant access to full online account details, including sales history, discounts, special deals, promotions and pricing.

     Contracting Industry

     Our current software product, Evolution, is the next-generation of our Foundation product, specifically designed for the contracting market. Evolution was released in September 1999, and our developers are currently creating Internet communication protocols for this product.

     Our contracting software is built on our proprietary accounting platform and provides the components necessary to fulfill core accounting, as well as industry-specific functions. Specific advantages of our Evolution product include:

     Project costing solutions. Our software delivers detailed cost estimate analysis that allows the user to record and evaluate the costs of each job.

     Sub-contractors management. Our software allows the process of measuring and paying sub-contractors to be completed without duplication of entries. The module can be fully integrated into our project costing module.

     Contractors payroll management. Our software allows control of up to 10,000 employees and the calculation of tax and insurance for the appropriate region. The module can be fully integrated into our project costing module.

     Initial license fees for our contracting and distribution software starts at approximately $20,000 and can cost as much as $150,000 depending on the level of sophistication and the number of modules employed. Typically, annual licensing fees amount to approximately 20% of the initial fee.

GENERAL ACCOUNTING AND TECHNICAL SERVICES

OVERVIEW

     Our GATS business area, currently the largest in our company, supplies legacy applications and turnkey business solutions to a broad base of customers. Businesses in the general accounting market are increasingly seeking enterprise-wide software applications and we anticipate that they will be shifting from legacy systems to more sophisticated, enterprise-wide software applications. We expect that many of our GATS customers will migrate to our Vision and Evolution products. We will also continue to maintain our customers' legacy systems, offer these customers our other products which offer enterprise-wide solutions for their businesses, and where appropriate, seek new customers for these systems.

     We provide professional services for our customers through our GATS division to fulfill their networking and information technology needs.

PRODUCTS AND SERVICES

     Our GATS software provides the components necessary to fulfill core accounting as well as industry specific functions:

     We license these software programs under the brand names Multisoft, Quest, Premier, Datasoft and Saracen. The software programs vary in their complexity and sophistication from the most basic core accounting programs (Quest) to more advanced products that offer greater functionality (Multisoft). Unlike Quest, Premier, Datasoft, and Saracen, which are our proprietary products, we license Multisoft from the Sage Group plc. under agreements giving us the right to sell Multisoft in the United Kingdom and South Africa. In the United Kingdom, we have exclusive distribution rights through March 2003 to market and sell Multisoft to approximately 1,800 Multisoft users, of which approximately 800 currently are under maintenance and support contracts with us. Under this agreement, we pay Sage a royalty based on 40% of product sales, and 30% of recurring revenues. In South Africa, we have the exclusive right through 2002 to market and sell Multisoft, for which we pay Sage a nominal monthly fee.

     In addition, we have extensive experience in and knowledge of fiber optic communication, mass data storage solutions, operating environments (Unix, Windows NT, Novell, Linux, DOS), communications protocols, fault tolerant system design, secure Internet service provider (ISP) and hardware engineering.

     Our GATS software products range in price from $2,000 to $120,000, depending on the level of sophistication and complexity of the product.

COMPUTER FINANCE SERVICES

     Our CFS business acts as an agent for the delivery of lease and rental plans over one to five years to commercial organizations in the United Kingdom and Ireland. Financial institutions such as GE Capital and Schroeders underwrite all lease and rental plans. These institutions pay us a commission based on the total transaction size. As agent, we do not assume any of the credit risk for these leases.

     Our CFS business works through VARs in the United Kingdom and Ireland who distribute hardware and software solutions to end-users. Through our agency agreement with Compaq Capital Finance, we have access to a significant number of VARs. Our primary focus in our CFS business is to use the relationships that we have already developed with key contacts in the VARs' sales forces in order to cultivate these VARs as an additional distribution channel for our own software products. We have formed a special sales and marketing team that is focused on promoting sales of our software products and services through this VAR channel.

RESEARCH AND DEVELOPMENT

     Research and development continues to be a key focus for our company. We have two major enterprise-wide applications whose development is complete or entering the final stages prior to product launch: Vision and Evolution. We are continually designing new generations of software applications to provide improved performance and enhanced functionality to our customers. We also have numerous web-based applications at various stages of development focused on addressing our customers' unique needs. We believe our software engineers to be of the highest competence, and they have proven their ability to deliver technically advanced, intuitive, user-friendly software.

     We have integrated and consolidated our research and development departments in the United Kingdom and Ireland to focus on our new product offerings.

CUSTOMER SERVICE AND SUPPORT

     We provide service and support to our customers to promote rapid and efficient implementation and reliable, ongoing management of our products. In addition, we periodically sell services on a stand-alone basis. This may lead to future product sales by establishing and maintaining customer relationships. Our service and support offerings include:

     Project management. This service is designed to deliver to the customer their expectations in a timely and cost effective manner.

     Consulting and training. We consult on system evaluations, design, programming, and implementation and offer extensive training in the use of our products.

     Problem solving and hot line access. Once the installation and training is complete, customers receive ongoing support through our 24-hour help desk. On-site support is available when appropriate.

     Infrastructure support. Our technical service teams are trained to implement and support all areas of the computer infrastructure, including fiber optic communication, mass data storage solutions, operating environments (Unix, Windows NT, Novell, Linux, DOS), communications protocols, fault tolerant system design, secure ISP and hardware engineering.

     IT strategy. Our customers rely on us to advise them on the ever-changing landscape of information technology.

     Network management services. Our managed services allow us to remotely monitor our customers' networks and conduct preventive maintenance and fast diagnostics, resulting in greater network reliability and availability. This is particularly important to our customers interested in using e-commerce based applications.

SALES AND MARKETING

     We market our products primarily through a direct sales force organized around our target markets, enabling us to address the specialized needs of our customers in each of these markets. As of March 20, 2000, our direct sales force consisted of 90 sales representatives. Telemarketing augments our direct sales effort where appropriate.

     To supplement the efforts of our direct sales organization, we also sell our products through marketing and distribution arrangements with VARs. As of March 20, 2000, we had entered into agreements with approximately 20 VARs who are selling our products. We intend to further leverage our existing relationships with VARs with the goal of creating an efficient way of marketing and selling our software products to their customer base.

     Our sales cycles for our products vary across each target market, typically ranging from one to four months. For some of our more sophisticated applications, the sales cycle can be up to 12 months. Our sales cycles depend on many factors, including the size of the customer's organization, the number of individuals involved in the purchasing decision, the status of a customer's hardware system, and the degree of implementation, consulting and training required.

     Our marketing is targeted at existing and new customers in order to position our company and our products in the forefront of the buying customer's mind. We achieve this through interaction between our customers and all our staff, industry specific advertising and exhibitions, direct mailing and targeting industry associations. We produce marketing literature covering both corporate and product information.

CUSTOMERS

     We have approximately 3,800 customers who license products that generate recurring revenues. No single customer accounted for more than 5% of our total revenues in 1999. In addition, we are a major agent of lease and rental finance in the U.K. market and have provided our agency leasing services to over 7,000 customers with existing leases, financed predominantly by GE Capital and Schroeder.

COMPETITION

     The web-enabled, enterprise-wide software applications market is intensely competitive and rapidly changing. The competition that we encounter varies across and within each vertical market depending upon, among other things, the customer's size and specific system requirements. There are many factors that affect competition in the software applications market, including a vendor's responsiveness to customer needs and the quality of customer support as well as a product's architecture, functionality, speed of implementation, ease of integration, performance, features, reliability, breadth of distribution and price.

     Our principal competitors in the software market for the distribution industry as well as for GATS are Sage, Great Plains and Pegasus Software. In the software market for the contracting industry, our main competitors are Red Sky Software, CSB/Coins and Mentor. Our competitors in the B2B market are essentially the same competitors that we face in the contracting and distribution software markets. Our CFS business competes with others in the industry based primarily upon price. Our main competitor in this business area is System Finance.

PROPRIETARY RIGHTS AND LICENSING

     Our business is dependent upon our proprietary technology and other intellectual property. We have not registered any copyrights nor received or applied for any patents for our products, technologies or other intellectual property. We typically enter into license arrangements with our customers that grant them a nonexclusive license to use our software products. Our license agreements generally allow the use of our software solely by the customer for internal purposes without the right to sublicense or transfer the software to third parties. Licenses usually are annual, but subject to termination for breach or on notice, and contain confidentiality and nondisclosure provisions, a limited warranty covering the software, and indemnification for the customer from any infringement action related to the software. We have in the past and may in the future resell some software products that we license from third parties.

EMPLOYEES

     As of March 20, 2000 we had 393 full-time employees. Of that number, 306 are based in our offices in the United Kingdom, 67 are based in Ireland, and 20 are based in South Africa. We have 90 employees in our sales force and 50 in research and development. None of our employees are party to a collective bargaining agreement, and we have never experienced a work stoppage. We consider our relationship with our employees to be good and have not experienced any interruptions of operations due to labor disagreements.

PROPERTIES

     We lease various facilities in the United Kingdom, Ireland and South Africa which house our administrative, sales and marketing, service and support and research and development functions. We also own two facilities in the United Kingdom. The following table sets forth our principal facilities as of December 31, 1999:

   LOCATION          BUSINESS AREA       LEASE EXPIRATION
   --------          -------------       ----------------
UNITED KINGDOM
  High Wycombe   Software, GATS and B2B       2015
  Lincoln        Software, GATS and B2B       2013
IRELAND
  Dublin         Software and GATS            2025

We believe that our current facilities will be sufficient to meet our needs for the next 12 months.

LEGAL PROCEEDINGS

     As of the date of this prospectus, we are not party to any material legal proceedings. From time to time, we may be involved in legal proceedings relating to our operations in the normal course of business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to our directors and executive officers:

                   NAME                       AGE                       POSITION
                   ----                     --------                    --------
Peter D. Nagle............................     39      Chief Executive Officer, Chairman of the
                                                       Board
Paul C. Carroll...........................     38      Chief Financial Officer, Secretary and
                                                       Director
Paul B. Nagle.............................     40      Chief Operations Officer, Director
Kenneth F. Butler.........................     60      Commercial Director, Director
Philip L. Wood............................     45      Vice President Sales
Barry M. Schechter(1).....................     46      Director
Ivan M. Epstein(1)........................     39      Director
Donald S. Radcliffe(1)....................     54      Director

---------------
(1) Members of the Audit and Compensation Committees.

     PETER D. NAGLE has been our Chief Executive Officer and Chairman of our Board of Directors since December 1999. He served as chief executive officer of Jyris Ltd. from November 1998 to December 1999, at which time Jyris was acquired by our company. From August 1997 to September 1999, Mr. Nagle was a director of Ibis Systems, Ltd., where he had held several management-level positions since 1988. Ibis was acquired by Jyris in January 1999 and is now a subsidiary of our company. Mr. Nagle started in the software industry in 1986 and has been responsible for several successful software businesses, including Siteman Software Ltd., for which he served as operations director from October 1992 to August 1997. Mr. Nagle is the brother of Paul B. Nagle, our Chief Operations Officer.

     PAUL C. CARROLL has served as Chief Financial Officer, Secretary and a director since July 1998. Prior to joining our company, Mr. Carroll ran his own accountancy and international business consultancy practice, Paul Carroll & Co., for 15 years. During this time, he provided services in connection with numerous mergers and acquisitions, particularly in the computer industry. Prior to the commencement of his accountancy and consultancy practice, he was the chief financial officer of Allied Leasing Limited in Dublin, Ireland. Mr. Carroll was qualified as a Chartered Certified Accountant (FCCA) in 1984, and is an Associate of the Institute of Arbitrators and a Fellow of the Institute of Directors.

     PAUL B. NAGLE has served as our Chief Operations Officer since December 1999 and as a director since April 1999. Mr. Nagle served as Chief Executive Officer of our company from June 1999 until December 1999. From May 1995 through March 1999, Mr. Nagle was managing director of Multisoft South Africa, a computer software business. From August 1997 to March 1998, he was also managing director of Brilliant Business Systems, an affiliate of Softline Ltd., a large technology group listed on the Johannesburg Stock Exchange. Mr. Nagle is the brother of Peter D. Nagle, our Chief Executive Officer.

     KENNETH F. BUTLER has served as our Commercial Director since January 2000 and as a director since July 1998. From July 1998 to December 1999, Mr. Butler was also our Chairman. Mr. Butler has over 35 years' experience in computer software development, including acting as commercial director from October 1979 to May 1997 of Andrews Weatherfoil Ltd., a subsidiary of Powell Duffryn Group, which is a company listed on the London Stock Exchange. Mr. Butler served as director in the Kvaerner Construction Group from May 1997 until December 31, 1999.

     PHILIP L. WOOD has been our Vice President of Sales since March 2000. Mr. Wood is responsible for directing our VAR sales channel and overseeing our direct sales force. Mr. Wood was managing director of Open Support Ltd., a value added reseller of computer software and hardware, from June 1988 to July 1998. From July 1998 to December 1999, Mr. Wood was the sales manager of Ibis Systems Ltd., a value added reseller of computer software and hardware. Mr. Wood has 20 years' experience in the computer software industry.

     BARRY M. SCHECHTER has been a director of our company since December 1999. Mr. Schechter is the chief executive officer and founder of SVI Systems Inc., an AMEX-listed company which is a focused developer and implementor of end-to-end software solutions for the retail industry. He has been with SVI since 1991. Currently, Mr. Schechter is a director of Softline Limited, a South African software company. He is also chairman of the board of directors of Applied Retail Systems, Island Pacific Systems and Divergent Technologies.

     IVAN M. EPSTEIN has served as a director of our company since December 1999. Mr. Epstein is co-founder of Softline Limited and has been its chief executive officer since February 1997. Softline is listed in the Information Technology sector of the Johannesburg Stock Exchange and has operations located throughout South Africa, Australia, the United States and the United Kingdom. Prior to joining Softline Limited, Mr. Epstein was an accountant at Price Waterhouse for five years. Mr. Epstein is also a director of SVI Systems.

     DONALD S. RADCLIFFE has served as a director of our company since December 1999. Mr. Radcliffe is currently chief operating officer of World-Wide Business Centers, an office services provider, and has been in its employ since 1984. Since 1993, Mr. Radcliffe has also been president of Radcliffe & Associates, which provides financial consulting services to public companies. Currently Mr. Radcliffe serves on the board of directors of SVI Systems, Inc., Pallet Management Systems, Inc. and Complete Wellness Centers, Inc.

COMMITTEES OF OUR BOARD OF DIRECTORS

     Our Board of Directors established an Audit Committee and a Compensation Committee on March 15, 2000. The functions of the Audit Committee include recommending to the Board of Directors the retention of independent auditors, reviewing the scope of the annual audit undertaken by our company's independent auditors and the progress and results of their work, and reviewing our company's financial statements, internal accounting and auditing procedures and corporate program to ensure compliance with applicable laws. The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for some of our officers, administering our 2000 Stock Option Plan and other benefit plans, and considering other matters as may from time to time be referred to the committee by our Board of Directors. The Board has appointed the following directors to serve as members of the Audit Committee and the Compensation Committee: Ivan M. Epstein, Barry M. Schechter and Donald S. Radcliffe.

ELECTION OF DIRECTORS AND OFFICERS

     Our Board of Directors consists of seven directors, divided into three classes, all of whom are elected for three-year terms, and one class of whom is elected at each successive annual meeting of stockholders. Holders of shares of common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting, a majority of the stockholders will be able to elect all of the directors included in the class up for election. Our executive officers are elected by the Board of Directors and may be removed at any time by the Board of Directors. Our executive officers do not serve fixed terms of office.

BOARD COMPENSATION

     Our directors who are not also employees of our company or one of its subsidiaries will receive $5,500 per year plus $500 for each meeting of the Board of Directors attended and $500 for each committee meeting attended. No other director will receive cash compensation for services as a director. All directors will, however, be reimbursed for their expenses incurred in attending meetings.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to our Chief Executive Officer and the two other executive officers of our company whose annual salary and bonus exceeded $100,000 in 1999 for services rendered in all capacities. In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted for the named executive officers because the aggregate amount of perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of the named executive officers in 1999.

                           SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION(1)
                                                                     -----------------------
                                                              YEAR    SALARY       BONUS
                                                              ----   --------   ------------
Peter D. Nagle, Chief Executive Officer(2)..................  1999   $244,600           --
Paul C. Carroll, Chief Financial Officer....................  1999   $162,000           --
Paul B. Nagle, Chief Operations Officer(3)..................  1999   $121,500           --

---------------
(1) The amounts in this table have been translated to U.S. dollars from British pounds based upon the average exchange rates in effect during 1999.

(2) Peter D. Nagle was chief executive officer of Jyris at the time it was acquired by Integrity on December 7, 1999. He became Chief Executive Officer of Integrity on December 7, 1999. All of Mr. Nagle's compensation referred to in this table was paid by Jyris.

(3) Paul B. Nagle was our Chief Executive Officer from June 1999, to December 7, 1999, at which time he became our Chief Operations Officer.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

     The following table sets forth, for the named executive officers, the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 1999, and the number and value of securities underlying unexercised options held by the named executive officers at December 31, 1999. The value of unexercised in-the-money options at December 31, 1999 has been calculated using $17.813 per share, the closing bid price of our common stock on December 31, 1999 as reported in the Pink Sheets.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                         SHARES                              OPTIONS                   IN-THE-MONEY OPTIONS
                        ACQUIRED                  -----------------------------    -----------------------------
NAME                   ON EXERCISE    REALIZED    EXERCISABLE    NONEXERCISABLE    EXERCISABLE    NONEXERCISABLE
----                   -----------    --------    -----------    --------------    -----------    --------------
Peter D. Nagle.......         --            --           --             --                 --            --
Paul C. Carroll......    113,000      $468,750      147,000             --         $2,618,511            --
Paul B. Nagle........         --            --           --             --                 --            --

2000 STOCK OPTION PLAN

     Our 2000 stock option plan was adopted by our Board of Directors and approved by our stockholders in March 2000. A total of 1,650,000 shares of common stock have been reserved for issuance under this plan.

     The 2000 stock option plan provides for grants of stock options to our employees and directors. The purposes of our stock option plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and to promote the success of our business. At the request of the Board of Directors, the Compensation Committee administers our stock option plan and determines the optionees and the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof.

     The term of options granted under the 2000 stock option plan is stated in the relevant option agreement but may not exceed 10 years. Options granted under the 2000 stock option plan vest and become exercisable as set forth in each option agreement.

     The 2000 stock option plan will terminate in March 2010, unless our Board of Directors terminates it sooner.

     Over the 10-year life of the plan, we may not grant any person options to purchase more than 500,000 shares.

     As of the date of this prospectus, we had no outstanding options to purchase shares of common stock under the 2000 stock option plan, and the reserved 1,650,000 authorized shares remain available for future option grants.

EMPLOYMENT AGREEMENTS

     We have employment agreements with each of the executive officers listed in the summary compensation table above.

     Peter D. Nagle, our Chief Executive Officer, entered into an employment agreement with us on December 7, 1999. Under the agreement, Mr. Nagle will be employed for a period of one year from the date of the agreement, at an annual salary of L150,000. Mr. Nagle is also entitled to an annual bonus and use of a vehicle. The agreement contains non-compete provisions prohibiting Mr. Nagle from competing with us during the term of employment and for nine months following the term.

     Paul C. Carroll, our Chief Financial Officer, entered into an employment agreement with us on July 15, 1998. Under the agreement, Mr. Carroll will be employed for a period of three years from the date of the agreement, at an annual salary of L70,000 subject to an annual review and adjustment of his salary at our discretion. Mr. Carroll is also entitled to an annual bonus and use of a vehicle. The agreement contains non-compete provisions prohibiting Mr. Carroll from competing with us during the term of employment and for nine months following the term.

     Paul B. Nagle, our Chief Operations Officer, entered into an employment agreement with us on April 1, 1999. Under the agreement, Mr. Nagle will be employed for a period of three years from the date of the agreement, at an annual salary of L75,000 subject to an annual review and adjustment of his salary at our discretion. Mr. Nagle is also entitled to an annual bonus and use of a vehicle. The agreement contains non-compete provisions prohibiting Mr. Nagle from competing with us during the term of employment and for nine months following the term.

     Each of these agreements contains confidentiality restrictions, as well as provisions recognizing that we own all intellectual property rights to any software that the named executive officer may work on during the term of his employment agreement.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     We have adopted provisions in our Certificate of Incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law (DGCL). In addition, we have taken out directors and officers insurance with a maximum coverage of $5 million per claim. The DGCL provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) that arises under Section 174 of the DGCL for unlawful payment of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation and bylaws also provide for indemnification of our directors and officers to the fullest extent permitted by the DGCL. We intend to enter into separate indemnification agreements with our directors and some of our officers that could require us, among other things, to indemnify these persons against liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Certificate of Incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth information regarding beneficial ownership of our common stock as of March 20, 2000, based on an aggregate of 13,957,808 shares outstanding as of that date, and as adjusted to reflect this offering, by:

     - each person (or group of affiliated persons) who is known by us to beneficially own five percent or more of the outstanding shares of our common stock

     - each of our directors and executive officers

     - all of our directors and executive officers as a group

     - each selling stockholder

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and/or investment power with respect to securities. Unless otherwise noted, we believe that all persons named in the table have sole voting and sole investment power with respect to all shares shown as beneficially owned by them. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 20, 2000 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding options but are not deemed outstanding for purposes of computing the percentages beneficially owned by any other person.

                                                   BENEFICIAL OWNERSHIP               BENEFICIAL OWNERSHIP
                                                    PRIOR TO OFFERING                   AFTER OFFERING(1)
                                                   --------------------    NUMBER     ---------------------
                                                   NUMBER OF              OF SHARES   NUMBER OF
                                                     SHARES    PERCENT     OFFERED      SHARES     PERCENT
                                                   ----------  --------   ---------   ----------   --------
EXECUTIVE OFFICERS AND DIRECTORS

Peter D. Nagle(2)................................  2,762,389     19.8%         --     2,762,389      16.1%
Paul C. Carroll..................................    366,614      2.6          --       366,614       2.1
Paul B. Nagle(3).................................  2,953,807     21.2          --     2,953,807      17.2
Kenneth F. Butler................................     80,000        *          --        80,000         *
Philip L. Wood(4)................................     48,000        *          --        48,000         *
Donald S. Radcliffe..............................          0       --          --             0        --
Ivan M. Epstein..................................          0       --          --             0        --
Barry M. Schechter...............................          0       --          --             0        --
All executive officers and directors as a group
  (8 persons)(2)(3)(4)...........................  6,210,810     44.5          --     6,210,810      36.1
FIVE PERCENT OR GREATER STOCKHOLDERS
Patrick G. Nagle(5)..............................  1,951,414     14.0          --     1,951,414      11.3
Kielduff Investments Limited(6)..................  1,536,000     11.0          --     1,536,000       8.9
SELLING STOCKHOLDERS
Arion Enterprises Limited........................    520,000      3.7      94,000       426,000       2.5
Jeremy Hall(7)...................................    520,512      3.7      80,000       440,512       2.6
Kelvin Bell(7)...................................    104,640        *      10,000        94,640         *
Mario Macari.....................................     14,000        *      14,000             0        --
Robert Smith.....................................      6,560        *       3,000         3,560         *
Elaine Smith.....................................      6,560        *       3,000         3,560         *
Simon Shaw.......................................      6,560        *       3,000         3,560         *
Caroline Shaw....................................      6,560        *       3,000         3,560         *

---------------
   * Less than 1%

 (1) Assumes the issuance of 3,000,000 common shares and that the underwriters' over-allotment option is fully exercised.

 (2) Includes 2,762,388 shares held in a trust set up by Mary Higgins (a sister of Peter Nagle) for the benefit of her nieces and nephews, including Peter Nagle's children. Mr. Nagle exercises dispositive power over the shares in this trust and therefore may be deemed to be the beneficial owner of the shares.

 (3) Includes 1,920,000 shares held through the Paul Nagle Trust, and 713,722 shares held through Caldwell Limited, a corporation controlled by Mr. Paul Nagle. In addition, the amount includes 56,362 shares held in the name of Patrick G. Nagle, and 43,734 held in the names of P. Doe, G. Spurgeon, S. Goldsworthy, C. Thompson, M. Thompson and G. King.

 (4) Includes 24,000 shares held by Caroline Wood, Philip Wood's spouse.

 (5) Includes 1,460,000 shares held through the Framewood Trust, 42,278 shares held through Caldwell Limited, and 8,000 shares held by Sabina Cassidy, Patrick G. Nagle's spouse. The address for Patrick G. Nagle is 64 Barks Road, Beaconsfield, Buckinghamshire, England HP9 1PN.

 (6) The address of Kielduff Investments Limited is the Marello Tower Portmarnock Dublin, Ireland.

 (7) Messrs. Hall and Bell are employees of subsidiaries of our company.

                           RELATED PARTY TRANSACTIONS

     On December 7, 1999, Integrity Software acquired Jyris Limited, a software services group based in the United Kingdom and incorporated in the Republic of Ireland. In order to make the acquisition, Integrity Software issued 6,365,064 shares of common stock, and exchanged them for all of the outstanding shares of Jyris Limited stock. Peter D. Nagle, one of our directors, was chief executive officer and a stockholder of Jyris Limited. The stockholders of Jyris Limited that exchanged shares included Peter D. Nagle, who received one share of our common stock, and Mary J. Higgins, Peter D. Nagle's sister, who received 160,000 shares of our common stock. In addition, Bushell Investments, Inc., a company established by a trust set up by Mary J. Higgins of which Peter D. Nagle may be deemed to be a beneficial owner, exchanged shares of Jyris Limited for 2,796,386 shares of our common stock in the transaction.

     As part of the Jyris acquisition, Peter D. Nagle replaced his brother, Paul
B. Nagle, as Chief Executive Officer of Integrity Software, and Paul B. Nagle became Chief Operations Officer of Integrity Software.

     On January 1, 1999, prior to its acquisition by Integrity, Jyris Limited issued 1,536,000 shares of Jyris Limited to Kielduff Investments Limited to acquire all outstanding shares in Ibis Systems, Ltd. Peter D. Nagle, director of Jyris Limited at the time of the transaction, was director of Ibis Systems.

     In addition, on November 30, 1999, also prior to its acquisition by Integrity, Jyris Limited acquired Multisoft SA, organized in South Africa. Mark
B. Nagle, a brother of Peter D. Nagle, the then director of Jyris Limited and the current Chief Executive Officer of Integrity, and Paul B. Nagle, the current Chief Operations Officer of Integrity, was and remains the managing director of Multisoft. Mark Nagle was not a shareholder of Multisoft, but he held, and continues to hold, 15,320 shares of our common stock.

     In December 1999, Paul B. Nagle, one of our directors, granted a short-term loan with an interest rate of 9.5% for a total of $1,284,640 to Integrity, for the purpose of making acquisitions. The loan was repaid in full in February 2000 when we entered into a revolving credit facility with Barclays Bank. In 1999, Paul B. Nagle made two additional short-term loans to us in the aggregate amount of $1.0 million, both of which were repaid by us in 1999. The interest rate on these loans was 9.5%.

     In July 1998, we granted stock options, for a total of 2,511,800 shares of common stock, to the then current owners of Integrity, at an exercise price of $2.50 per share. These stock options were granted to, among others: Kenneth F. Butler, a director of Integrity; Paul C. Carroll, Chief Financial Officer of Integrity, and Caldwell Limited, a company beneficially owned by Patrick G. Nagle and Paul B. Nagle. Paul B. Nagle is Chief Operations Officer of Integrity. Patrick G. Nagle is the brother of Paul and Peter Nagle. All of these options have been exercised. At the time the options were exercised, the grantees paid an amount equal to the par value of the shares, and the remainder of the consideration must be paid to us by December 31, 2000.

                          DESCRIPTION OF CAPITAL STOCK

     The following statements summarize several provisions of our certificate of incorporation and by-laws and Delaware law. These summaries do not purport to be complete and are qualified in their entirety by reference to the certificate of incorporation and by-laws which have been filed as exhibits to this registration statement, of which this prospectus forms a part, and to the provisions of applicable law.

GENERAL

     As of the date of this prospectus, we are authorized to issue 40,000,000 shares of common stock, par value $.0025 per share.

COMMON STOCK

     As of March 22, 2000, there were 13,957,808 shares of our common stock outstanding. Upon completion of this offering, we will have 16,957,808 shares (17,197,808 shares if the underwriters' over-allotment option is exercised in full) of common stock issued and outstanding.

AUTHORIZED BUT UNISSUED CAPITAL STOCK

     We estimate that following this offering we will have 23,042,192 (or 22,802,192 if the underwriters' over-allotment option is exercised in full) shares of authorized but unissued stock. Delaware law does not require stockholder approval for the issuance of authorized shares. However, the listing requirements of the Nasdaq National Market, which apply so long as the common stock remains included in that inter-dealer quotation system, require prior stockholder approval of specific issuances, including issuances of shares bearing voting power equal to or exceeding 20% of the pre-issuance outstanding voting power or pre-issuance outstanding number of shares of common stock. These additional shares could be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions. We currently do not have any plans to issue additional shares of common stock other than in connection with employee stock option plans. One of the effects of the existence of issued and unreserved common stock may be to enable the Board to issue shares to persons who may agree or be inclined to vote in concert with current management on issues put to consideration of stockholders, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and protect the continuity of our management and possibly deprive the stockholders of the opportunity to sell their shares of common stock at prices higher than prevailing market prices.

VOTING

     The holders of our common stock are entitled to one vote for each share on all matters to be voted on by stockholders. Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors.

DIVIDENDS

     Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion, from available funds. Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment in full of creditors. All of the outstanding shares of common stock are, and the shares offered by us will be, fully paid and non-assessable.

PREEMPTIVE RIGHTS

     Our common stock does not have preemptive rights.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the Delaware General Corporation Law could make the acquisition of Integrity Software and the removal of its officers and directors difficult. The statute is expected to discourage specific types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Integrity Software to negotiate with it first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Integrity Software outweigh the disadvantages of discouraging proposals, because, among other things, negotiation of proposals could result in an improvement in their terms.

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with some exceptions) the business combination the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. These provisions may have the effect of delaying, deferring or preventing a change of control of us without further action by our stockholders.

REGISTRATION RIGHTS

     In December 1999, we entered into a registration rights agreement with Kielduff Investments Limited. Kielduff is the holder of 1,536,000 shares of our common stock (approximately 11% of the outstanding shares), which it acquired in exchange for its shares in Jyris Limited. At any time after August 2000, Kielduff has the right to demand that we file a registration statement under the Securities Act with respect to its shares, and we are required to use our best efforts to effect up to a maximum of three of these registrations. Kielduff is also entitled to demand that we register their shares under the Securities Act on Form S-3 or any similar short form registration statement then available to us, provided the aggregate offering price of the shares registered exceeds $500,000. We are not required to effect more than two demand registrations on Form S-3 in any calendar year. In addition, if, after August 2000, we propose to register any of our securities under the Securities Act, Kielduff is entitled to notice of the registration and is entitled to include its shares in the registration. These registration rights are subject to various conditions and limitations, including the right of the underwriters of an offering to limit the number of shares that may be included in the offering. In addition, Kielduff will be restricted from selling its shares until 180 days after the date of this prospectus. We are generally required to bear all of the expenses of these registrations, except underwriting discounts and selling commissions. Registration of any of Kielduff's shares will result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of such registration.

     We have not entered into registration rights agreements with any other stockholders.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the shares is Interwest Transfer.

                       SHARES ELIGIBLE FOR FUTURE RESALE

     Upon completion of the offering, we will have 16,957,808 shares of common stock outstanding, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding options and based upon the number of shares outstanding as of March 22, 2000. Of these shares, the 3,000,000 shares sold in this offering and 275,480 shares issued prior to this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased or held by our "affiliates," as that term is defined in Rule 144 under the Securities Act. The remaining 13,682,328 shares held by existing stockholders, and any shares purchased by affiliates in this offering, will be "restricted securities" as that term is defined in Rule 144 under the Securities Act. Our affiliates will hold 8,574,883 of the restricted shares. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144, 144(k) or 701 under the Securities Act, which are summarized below.

     Following August 2000, the holders of 1,536,000 shares of common stock, or their transferees, will be entitled to rights to require the registration of such shares under the Securities Act. Registration of such shares under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by our affiliates, immediately upon the effectiveness of such registration.

     Our officers, directors and stockholders holding approximately 10,797,617 shares of common stock will agree under written lock-up agreements not to, without the prior written consent of Needham & Company, Inc., sell any shares of common stock for 180 days after the date of this prospectus. See "Underwriting."

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, stockholders who have beneficially owned restricted shares for at least one year will be entitled to sell in any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock in the Nasdaq National Market during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC. Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of current public information about Integrity. A person, or persons whose shares may be aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least two years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above.

     Any of our employees, directors or consultants who purchased, or was awarded shares or options to purchase shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701 under the Securities Act, which permits stockholders to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after the date of this prospectus. In addition, holders who are not affiliates may sell Rule 701 shares without complying with the public information, volume and notice provisions of Rule 144.

                                  UNDERWRITING

     Subject to the terms and conditions contained in an underwriting agreement
dated           , 2000, the underwriters named below, for whom Needham &
Company, Inc. and A.G. Edwards & Sons, Inc. are acting as representatives, have severally agreed to purchase, and we and the selling stockholders have severally
agreed to sell to them, an aggregate of           shares of common stock. The
number of common shares that each underwriter has agreed to purchase is set forth opposite its name below.

                                                              NUMBER OF SHARES
                                                              OF COMMON STOCK
                                                              ----------------
     Needham & Company, Inc.................................
     A.G. Edwards & Sons, Inc...............................
                                                                 ----------
          Total.............................................      3,000,000
                                                                 ==========

     The underwriters are offering the shares subject to their acceptance of the shares and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to purchase shares are subject to the approval of some legal matters by counsel and to some other conditions. If any of the shares are purchased by the underwriters pursuant to the underwriting agreement, all of the shares, other than the shares covered by the over-allotment option described below, must be purchased.

     The underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus and to
dealers at that price less a concession not in excess of $     per share. The
underwriters may allow, and any dealers may reallow, a concession not in excess
of $     per share to other dealers. After the offering of the shares, the offering price and other selling terms may be changed from time to time by the underwriters.

     We and the selling stockholders have granted to the underwriters an option to purchase up to 450,000 additional shares of common stock on the same terms and conditions solely to cover over-allotments. We have agreed to sell up to 240,000 shares, and the selling stockholders have agreed to sell up to 210,000 shares. The option may be exercised during the 30-day period after the date of this prospectus. If the underwriters' option is exercised in full, the total
price to the public would be $          , the total underwriting discounts and
commissions would be $          , the total proceeds to us would be $
          , before deducting $          in expenses and the total proceeds to
the selling stockholders, before expenses, would be $          .

     We and the selling stockholders have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in connection with liabilities.

     We, our officers, directors and certain stockholders (including all of the selling stockholders) holding an aggregate of 10,797,617 shares of common stock have agreed not to, without the prior written consent of Needham & Company, Inc., for a period of 180 days after the date of this prospectus:

     - offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities of Integrity Software which are substantially similar to the shares including but not limited to any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive shares or any substantially similar securities

     - enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of common stock or any securities substantially similar to the shares.

     We may, however, issue shares of common stock upon the exercise of stock options that are currently outstanding and may grant additional options under our stock option plans, provided that, without the prior written consent of Needham & Company, Inc., additional options shall not be exercisable during a period of 180 days after the date of this prospectus.

     In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares. Specifically, the underwriters may overallot the offering, creating a syndicate short position. In addition, the underwriters may bid for and purchase shares of common stock in the open market to cover syndicate short positions or to stabilize the price of the shares. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the shares in the offering, if the syndicate repurchases previously distributed shares in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the shares of common stock above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

     Prior to this offering, there has been only a limited public market for our common stock. A limited number of shares of our common stock trades over the counter and is quoted in the Pink Sheets. Due to the small number of our shares that trade publicly and the limited trading information available with respect to those shares, we and the underwriters believe that the pricing information reported in the Pink Sheets does not necessarily represent an accurate market valuation of our common stock. Accordingly, the public offering price for the shares of common stock offered in this offering will be determined by negotiation among us, the selling stockholders and the underwriters. In addition to the pricing information reported in the Pink Sheets, the other factors to be considered in determining the public offering price are our revenues and earnings, market valuations of other companies engaged in activities similar to ours, estimates of our business potential and prospects, the present state of our business operations, our management, the general condition of the securities markets at the time of the offering and other factors deemed relevant. The estimated public offering price range set forth in the cover of this preliminary prospectus is subject to change as a result of market conditions and other factors. We cannot assure you that an active trading market will develop for our common stock or that our common stock will trade in the public market at or above the public offering price.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed a Form S-1 registration statement with the Commission. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. You should refer to our registration statement and its exhibits if you would like to find out more about us and about the common stock. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or other document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

     Upon completion of this offering, we will be subject to the periodic reporting and other information-supplying requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we will file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and other information with the Commission. You may inspect copies of the registration statement, its accompanying exhibits, and any other document that we file with the Commission, without charge. You also may copy or obtain any of these documents at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Commission Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings with the Commission, including this prospectus, are or will be available to the public at the Commission's web site at www.sec.gov.

     We will furnish our stockholders with annual reports. These reports will include a review of operations and annual audited combined financial statements prepared in conformity with U.S. GAAP. We also will furnish our stockholders with unaudited financial information prepared in conformity with U.S. GAAP for each quarter of each fiscal year as soon as practicable following the end of each quarter.

                                 LEGAL MATTERS

     The validity of the shares of our common stock under Delaware law will be passed upon for us by Clifford Chance Rogers & Wells LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Heller Ehrman White & McAuliffe LLP.

                                    EXPERTS

     The financial statements included in this prospectus and in the registration statement have been audited by BDO International, independent accountants, and BDO Simpson Xavier; Haslam Tunstall; Karia Owen & Company; Moore Stephens; Hayes & Co.; Levy Gee; Wilkins Kennedy and Scrutton Bland, each independent auditors, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

                        ENFORCEMENT OF CIVIL LIABILITIES

     Most of our directors and executives and all of the experts named in this prospectus reside in the United Kingdom or other countries other than the United States. All or a substantial portion of our assets and the assets of these persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or to enforce, in U.S. courts or outside the United States, judgements obtained against these persons in jurisdictions outside the United States. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, liabilities predicated upon the civil liability provisions of the U.S. securities laws.

                         INDEX TO FINANCIAL STATEMENTS

INTEGRITY SOFTWARE, INC.
  Report of Independent Accountants.........................        F-4
  Consolidated Balance Sheets as at December 31, 1999 and
     1998...................................................        F-5
  Consolidated Statements of Operations for the years ended
     December 31, 1999, 1998 and 1997.......................        F-6
  Consolidated Statements of comprehensive (loss)/income for
     the years ended December 31, 1999, 1998 and 1997.......        F-6
  Consolidated Statements of changes in Stockholders' Equity
     (for the years ended) December 31, 1999, 1998 and
     1997...................................................        F-7
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1999, 1998 and 1997.......................        F-9
  Notes to the Consolidated Financial Statements............       F-10
  Unaudited Pro Forma Condensed Consolidated Financial
     Information for the year ended December 31, 1999.......       F-28
  Unaudited Pro Forma Condensed Consolidated Statements of
     Operations year ended December 31, 1999................       F-29
     Footnote to the Unaudited Pro Forma Condensed
      Consolidated Statement of Operations..................       F-30
COMPUTER FOUNDATIONS LTD.
  Unaudited Interim Financial Statements September 30, 1999
     and 1998
  Directors, Officers and Advisers..........................       F-31
  Unaudited Profit and Loss Account.........................       F-32
  Unaudited Balance Sheet...................................       F-33
  Unaudited Statement of Cash Flows.........................       F-34
  Notes to the Unaudited Financial Statements...............       F-35
  Audited Financial Statements December 31, 1998 and 1997
  Directors, Officers and Advisers..........................       F-41
  Statement of Directors Responsibilities...................       F-42
  Auditors Report...........................................       F-43
  Profit and Loss Accounts..................................       F-45
  Balance Sheets............................................       F-46
  Statement of Cash Flows...................................       F-47
  Notes to the Financial Statement..........................       F-48

PREMIER COMPUTER GROUP, LTD.
  Audited Consolidated Financial Statements for the year
     ended December 31, 1998 and 1997
  Directors and other information...........................       F-54
  Statement of Directors' Responsibilities..................       F-55
  Auditors' Report..........................................       F-56
  Consolidated Profit & Loss Accounts.......................       F-57
  Consolidated Balance Sheets...............................       F-58
  Consolidated Cash Flow Statements.........................       F-59
  Notes Forming Part of these Financial Statements..........       F-60

INFORMATION SUPPORT LTD.
  Audited Financial Statements for the years ended March 31, 1998 and 1997
  Auditors' Report...................................................................................         F-69
  Profit & Loss Accounts.............................................................................         F-70
  Balance Sheets.....................................................................................         F-71
  Statement of Cash Flows............................................................................         F-72
  Notes to the Financial Statements..................................................................         F-73
SARACEN COMPUTER SYSTEMS LTD.
  Audited Financial Statements for the years ended October 31, 1997 and 1996
  Directors and Officers.............................................................................         F-80
  Directors' Responsibilities........................................................................         F-81
  Auditors' Report...................................................................................         F-82
  Profit & Loss Account..............................................................................         F-83
  Balance Sheets.....................................................................................         F-84
  Cash Flow Statements...............................................................................         F-85
  Notes to the Financial Statements..................................................................         F-87
  Unaudited Interim Financial Statement for the periods ended April 30, 1997 & 1998
  Profit & Loss Accounts.............................................................................         F-94
  Balance Sheets.....................................................................................         F-95
  Cash Flow Statements...............................................................................         F-96
  Notes to the Financial Statements..................................................................         F-98
SOFTLY AWARE LTD.
  Audited Financial Statements for the years ended February 28, 1999 and 1998
  Company Information................................................................................        F-105
  Auditors' Report...................................................................................        F-106
  Profit & Loss Accounts.............................................................................        F-107
  Balance Sheets.....................................................................................        F-108
  Cash Flow Statements...............................................................................        F-109
  Notes to the Financial Statements..................................................................        F-110
TOTAL ASSET LTD.
  Audited Financial Statements for the year ended October 31, 1999
  Company Information................................................................................        F-115
  Statement of Directors' Responsibilities...........................................................        F-116
  Auditors' Report...................................................................................        F-117
  Profit & Loss account..............................................................................        F-118
  Balance Sheet......................................................................................        F-119
  Notes to the Financial Statements..................................................................        F-120
TOTAL ASSET LTD.
  Audited Financial Statements for the year ended October 31, 1998
  Company Information................................................................................        F-124
  Directors' Report..................................................................................        F-125
  Auditors' Report...................................................................................        F-127
  Profit & Loss Accounts.............................................................................        F-128
  Balance Sheets.....................................................................................        F-129
  Notes to the Financial Statements..................................................................        F-130

IBIS SYSTEMS LTD.
  Audited Financial Statements for the period ended March
     31, 1998
  Company Information.......................................      F-136
  Directors' Report.........................................      F-137
  Auditors' Report..........................................      F-139
  Profit & Loss Account.....................................      F-140
  Balance Sheet.............................................      F-141
  Cash Flow Statement.......................................      F-142
  Notes to the Financial Statements.........................      F-143

                       REPORT OF INDEPENDENT ACCOUNTANTS

INTEGRITY SOFTWARE, INC.
DUBLIN, IRELAND

     We have audited the accompanying consolidated balance sheets of Integrity Software, Inc. (formerly known as "Integrity Holdings, Limited") and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, comprehensive (loss)/income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with US generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Integrity Software, Inc. and Subsidiaries at December 31, 1999 and 1998 and the results of its operations and cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles in the United States of America.

DATE MARCH 23, 2000                         BDO INTERNATIONAL

DUBLIN
IRELAND

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                (IN US DOLLARS)

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1999           1998
                                                              -----------    -----------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 1,965,313    $ 1,070,492
  Accounts receivable, net..................................   11,324,955      4,218,228
  Inventories -- finished goods.............................      532,241        207,016
  Prepaid and other.........................................    2,115,846      1,657,408
  Deferred tax asset........................................      107,644         53,900
  Income tax refund receivable..............................           --         37,215
                                                              -----------    -----------
     Total current assets...................................   16,045,999      7,244,259
Property and equipment, net.................................    3,727,595      1,292,513
Deferred tax asset..........................................        5,065             --
Goodwill, net...............................................   18,523,922      6,821,430
                                                              -----------    -----------
     Total assets...........................................  $38,302,581    $15,358,202
                                                              ===========    ===========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $13,067,547    $ 3,482,847
  Accrued expenses..........................................    4,434,267      1,374,875
  loans payable.............................................    1,284,640             --
  Deferred revenue..........................................    5,695,145      1,835,861
  Current installments on capital leasing...................      386,520        191,025
  Bank overdraft............................................      572,941        140,410
  Income taxes..............................................    1,190,611        301,635
  Other taxes...............................................    1,808,558        711,221
  Note payable..............................................      161,590        968,620
                                                              -----------    -----------
     Total current liabilities..............................   28,601,819      9,006,494
  Long term capital lease...................................      450,441        206,058
                                                              -----------    -----------
     Total liabilities......................................   29,052,260      9,212,552
                                                              -----------    -----------
Shareholders' equity:
  Common stock
  1999: 40,000,000 shares authorized, at $0.0025 par value;
     issued and outstanding 11,784,473 shares...............       29,462             --
  1998: 40,000,000 shares authorized at $0.0025 par value;
     issued and outstanding 9,760,860.......................           --         24,403
  Capital in excess of par value............................   12,078,282      5,984,635
  (Accumulated deficit)/retained earnings...................   (1,658,755)       727,811
  Accumulated other comprehensive (loss)/income.............     (954,509)        19,626
  Receivable from exercise of stock options and share
     issues.................................................     (244,159)      (610,825)
                                                              -----------    -----------
     Total stockholders' equity.............................    9,250,321      6,145,650
                                                              -----------    -----------
     Total liabilities and stockholders' equity.............  $38,302,581    $15,358,202
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN US DOLLARS)

                                                              YEAR ENDED DECEMBER 31,
                                                     ------------------------------------------
                                                         1999           1998           1997
                                                     ------------    -----------    -----------
Revenues
  License and systems sales........................  $ 23,282,519    $ 1,275,162             --
  Support and Maintenance..........................    10,983,252      1,105,750             --
  Services.........................................    14,892,328      8,022,219    $ 2,002,210
                                                     ------------    -----------    -----------
     Total revenues................................    49,158,099     10,403,131      2,002,210
Cost of revenues
  License and systems sales........................   (11,505,183)      (640,653)            --
  Support and Maintenance..........................    (2,211,789)      (218,040)            --
  Services.........................................   (11,415,014)    (6,371,826)    (1,557,510)
                                                     ------------    -----------    -----------
     Total cost of revenues........................   (25,131,986)    (7,230,519)    (1,557,510)
     Gross profit..................................    24,026,113      3,172,612        444,700
Operating expenses
  Sales and marketing..............................    (5,748,225)       (59,957)       (19,501)
  General administration...........................   (16,954,606)    (2,277,152)      (351,348)
  Research and development.........................    (2,477,340)       (19,986)        (6,500)
  Amortization of goodwill.........................    (1,856,544)       (58,551)            --
  Profit/(loss) on sale of fixed assets............       239,917             --         (3,436)
                                                     ------------    -----------    -----------
Total operating expenses...........................   (26,796,798)    (2,415,646)      (380,785)
                                                     ------------    -----------    -----------
Operating (loss)/income............................    (2,770,685)       756,966         63,915
Other income/(expense)
  Profit on sale of product lines..................       728,597             --             --
  Management fee income............................        16,178         74,589             --
  Interest income..................................        20,814          9,616          4,260
  Interest expense and debt costs..................      (113,162)       (12,000)          (583)
                                                     ------------    -----------    -----------
                                                          652,427         72,205          3,677
                                                     ------------    -----------    -----------
(Loss)/income before provision for income taxes....    (2,118,258)       829,171         67,592
Provision for income taxes.........................      (268,308)      (189,012)       (22,121)
                                                     ------------    -----------    -----------
Net (loss)/income applicable to common
  stockholders.....................................  $ (2,386,566)   $   640,159    $    45,471
                                                     ============    ===========    ===========
Net (loss)/income per common share
  Basic............................................  $      (0.21)   $      0.32    $      0.19
                                                     ============    ===========    ===========
  Diluted..........................................  $      (0.21)   $      0.20    $      0.19
                                                     ============    ===========    ===========
Weighted average number of shares outstanding:
  Basic............................................    11,510,375      2,027,377        237,780
  Diluted..........................................    11,510,375      3,141,748        237,780

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME
                                (IN US DOLLARS)

                                                                 YEAR ENDED DECEMBER 31,
                                                            ----------------------------------
                                                               1999          1998       1997
                                                            -----------    --------    -------
Net (loss)/income.........................................  $(2,386,566)   $640,159    $45,471
  Foreign currency translation adjustment.................     (974,135)      9,748      4,935
                                                            -----------    --------    -------
Comprehensive (loss)/income...............................  $(3,360,701)   $649,907    $50,406
                                                            ===========    ========    =======

        See accompanying notes to the consolidated financial statements.

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                               (IN U.S. DOLLARS)

                                                                             ACCUMULATED    (ACCUMULATED
                                       COMMON STOCK            CAPITAL          OTHER        DEFICIT)/
                                 -------------------------    IN EXCESS     COMPREHENSIVE     RETAINED      CONTRA
                                   SHARES        AMOUNT      OF PAR VALUE   INCOME/(LOSS)     EARNINGS      EQUITY
                                 ----------   ------------   ------------   -------------   ------------   ---------
    Balance as at January 1,
      1997.....................      20,000     $ 76,560              --      $   4,943     $    75,367           --
Net income for the year ended
  December 31, 1997............          --           --              --             --          45,471           --
Currency translation
  adjustment...................          --           --              --          4,935              --           --
Dividend declared..............          --           --              --             --         (16,386)          --
Recapitalization to Integrity
  Software, Inc. ..............     217,780      (75,966)    $    75,966             --              --           --
                                 ----------     --------     -----------      ---------     -----------    ---------
    Stockholders' Equity as at
      December 31, 1997........     237,780          594          75,966          9,878         104,452           --
                                 ----------     --------     -----------      ---------     -----------    ---------
Issue of common stock for cash
  at $0.0025 on July 13,
  1998.........................   4,000,000       10,000          90,000             --              --           --
Issue of common stock for
  acquisition of The Wyse Group
  plc shares on August 4, 1998
  at a fair value of $2.50.....      73,350          183         183,192             --              --           --
Issue of common stock for cash
  at $5.00 on October 23,
  1998.........................     180,000          450         899,550             --              --           --
Issue of common stock for
  acquisition
  of Saracen Computer Systems
  Limited on October 1, 1998 at
  a fair value of $17.50.......       4,225           11          73,923             --              --           --
Issue of common stock for
  acquisition of Premier
  Computer Group Limited shares
  on December 23, 1998 at a
  fair value of $17.50.........      59,069          148       1,033,556             --              --           --
Stock options granted for
  acquisition
  of Premier Computer Group
  Limited on December 23, 1998
  at a fair value of $15.00....          --           --       1,326,000             --              --           --
Issue of common stock for cash
  at $7.00 on December 7,
  1998.........................     243,520          609       1,704,031             --              --           --
Net income for the year ended
  December 31, 1998............          --           --              --             --         640,159           --
Issue of common stock in
  connection with the exercise
  of options...................     196,666          492         491,174             --              --    $(491,666)
Issue of common stock on
  November 25, 1998 for cash at
  $0.025 in Jyris Limited......           1           --              --             --              --           --
Issue of common stock on
  December 11, 1998 for cash at
  $0.025 in Jyris Limited......   4,293,138       10,733          96,598             --              --     (107,331)
Issue of common stock on
  December 11, 1998 for cash at
  $0.025 in Jyris Limited......     473,111        1,183          10,645             --              --      (11,828)
Currency translation
  adjustment...................          --           --              --          9,748              --           --
Dividend declared..............          --           --              --             --         (16,800)          --
                                 ----------     --------     -----------      ---------     -----------    ---------
    Stockholders' Equity as at
      December 31, 1998........   9,760,860     $ 24,403     $ 5,984,635      $  19,626     $   727,811    $(610,825)
                                 ==========     ========     ===========      =========     ===========    =========

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                               (IN U.S. DOLLARS)

                                                                             ACCUMULATED    (ACCUMULATED
                                       COMMON STOCK            CAPITAL          OTHER        DEFICIT)/
                                 -------------------------    IN EXCESS     COMPREHENSIVE     RETAINED      CONTRA
                                   SHARES        AMOUNT      OF PAR VALUE   INCOME/(LOSS)     EARNINGS      EQUITY
                                 ----------   ------------   ------------   -------------   ------------   ---------
Forgiveness of debt by
  stockholder of Jyris
  Limited......................          --           --     $ 3,294,459             --              --           --
Issue of common stock of Jyris
  Limited for acquisition of
  Ibis Systems Limited for
  $0.025 on January 1, 1999....   1,536,000     $  3,840          34,560             --              --           --
Issue of common stock for
  acquisition of Datasoft
  Limited on July 16, 1999 at a
  fair value of $14.375........      60,000          150         862,350             --              --           --
Issue of common Stock for
  acquisition of NetResults on
  July 16, 1999 at a fair value
  of $14.375...................      50,000          125         718,625             --              --           --
Issue of common stock of Jyris
  Limited for cash at $6.25 at
  August 18, 1999..............      60,991          152         381,046             --              --           --
Issue of common stock of Jyris
  Limited for cash at $9.00 at
  August 18, 1999..............       1,822            5          16,394             --              --           --
Proceeds from issuance of
  common stock in connection
  with stock options exercised
  in 1998......................          --           --              --             --              --    $ 491,666
Issue of common stock in
  connection with the exercise
  of stock options.............     314,800          787         786,213             --              --     (125,000)
Net (loss) for the year ended
  December 31, 1999............          --           --              --             --     $(2,386,566)          --
Currency translation
  adjustment...................          --           --              --      $(974,135)             --           --
                                 ----------     --------     -----------      ---------     -----------    ---------
    Stockholders' Equity as at
      December 31, 1999........  11,784,473     $ 29,462     $12,078,282      $(954,509)    $(1,658,755)   $(244,159)
                                 ==========     ========     ===========      =========     ===========    =========

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN US DOLLARS)

                                                               YEAR ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                         1999           1998           1997
                                                      -----------    -----------    -----------
Cash flows from operating activities:
Net (loss)/income...................................  $(2,386,566)   $   640,159    $    45,471
                                                      -----------    -----------    -----------
Adjustments to reconcile net cash provided by (used
  for) operating activities:
     Amortization of goodwill.......................    1,856,544         58,551             --
     (Profit)/loss on sale of fixed assets..........     (239,917)            --          3,436
     (Profit) on sale of product lines..............     (728,597)            --             --
     Depreciation of property and equipment.........      881,146         61,516         31,745
Changes in current assets and liabilities net of
  effects from acquisition of businesses:
     (Increase)/decrease in accounts receivable,
       net..........................................   (3,246,832)       228,368         47,909
     (Increase) in prepaid expenses and other
       receivables..................................     (517,247)    (1,589,493)      (201,330)
     Increase/(decrease) in accounts payable,
       accrued expenses and other current
       liabilities..................................    7,408,031        591,422     (1,279,687)
     (Increase) in inventories......................      (63,400)            --             --
     (Increase) in tax refund due...................           --             --         (4,113)
                                                      -----------    -----------    -----------
     Total adjustments..............................    5,349,728       (649,636)    (1,402,040)
                                                      -----------    -----------    -----------
Net cash provided/(used) by operating activities....    2,963,162         (9,477)    (1,356,569)
                                                      -----------    -----------    -----------
Cash flows from investing activities:
     Capital expenditure............................   (1,411,460)       (73,789)       (12,832)
     Proceeds from sale of product lines............    1,325,038             --             --
     Proceeds from sale of tangible fixed assets....       43,544         34,149             --
     Acquisitions of businesses net of cash
       acquired.....................................   (3,647,014)    (1,798,354)            --
     Acquisition of intangibles.....................     (508,286)            --             --
                                                      -----------    -----------    -----------
Net cash used by investing activities...............   (4,198,178)    (1,837,994)       (12,832)
                                                      -----------    -----------    -----------
Cash flows from financing activities:
     Increase in directors' loan....................    1,284,640             --             --
     Proceeds from common stock issued..............    1,551,258      2,704,640             --
     Capital lease repayments.......................     (128,504)            --             --
     Dividends paid.................................           --        (16,800)       (16,386)
     Repayment of note payable......................     (968,620)            --             --
     Increase in bank overdraft.....................      432,531        126,199         13,056
                                                      -----------    -----------    -----------
Net cash provided/(used) by financing activities....    2,171,305      2,814,039         (3,330)
     Foreign exchange effect on cash and cash
       equivalents..................................      (41,468)        12,451        (45,898)
                                                      -----------    -----------    -----------
Net increase/(decrease) in cash and cash
  equivalents.......................................      894,821        979,019     (1,418,629)
Net cash and cash equivalents at beginning of
  year..............................................    1,070,492         91,473      1,510,102
                                                      -----------    -----------    -----------
Net cash and cash equivalents at end of year........  $ 1,965,313    $ 1,070,492    $    91,473
                                                      ===========    ===========    ===========

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION

     The Company was incorporated under the laws of the State of Nevada on July 27, 1977 with authorized common stock of 40,000 shares at $0.625 par value with the name of Culver City Studios Records, Inc.

     On December 9, 1997 the name of the Company was changed to Birds Eye, Inc. and the authorized common stock was increased to 40,000,000 shares with a par value of $0.0025.

     On July 13, 1998 the founders of Integrity acquired the issued and outstanding stock of 237,780 shares of Birds Eye Inc., an inactive public shell with no assets. On the same day, 4,000,000 common shares were issued to the founders for $0.0025 per share and 2,511,800 share options with an exercise price of $2.50 per share were also granted to the founders.

     The Company had been engaged in the activity of exploration of mining properties until 1980. The Company was inactive until 1998 when it acquired The Wyse Group plc.

     On July 13, 1998 the company changed its name to Integrity Holdings, Limited. On March 13, 2000 Integrity Holdings, Limited changed its name to Integrity Software, Inc. and reincorporated from Nevada to Delaware. Integrity Software, Inc. is engaged in the acquisition of software development and computer services companies.

     Beginning in August 1998, Integrity Software, Inc. made the following acquisitions of businesses. These are:

ACQUISITION DATE       NAME AND LOCATION                    BUSINESS DESCRIPTION
-----------------  --------------------------  ----------------------------------------------
December 7, 1999   Jyris Ltd., United Kingdom  Software for distribution, general accounting, technical services and web technology
December 2, 1999   Computer Foundations Ltd.,  Software for the contracting industry
                   United Kingdom
July 16, 1999      Net Results, Ireland        Software application/web technology
July 16, 1999      Datasoft Ltd., Ireland      Software for the distribution industry
December 23, 1998  Premier Computer Group      Software applications for credit unions,
                   Ltd., Ireland               construction and print and packaging
October 12, 1998   Information Support Ltd.,   Computer maintenance and networking services
                   United Kingdom
October 1, 1998    Saracen Computer Systems    Software applications for industrial cleaning
                   Ltd., United Kingdom        management
August 4, 1998     The Wyse Group plc,         Computer and information technology finance
                   United Kingdom              agency

     On December 7, Integrity Software, Inc. merged with Jyris Ltd. The table below sets forth all of the acquisitions that Jyris completed in 1999, prior to the time the merger with Integrity Software, Inc.

ACQUISITION DATE       NAME AND LOCATION                   BUSINESS DESCRIPTION
-----------------  --------------------------  ---------------------------------------------
December 6, 1999   Softly Aware Ltd.,          Software applications for the distribution
                   United Kingdom              industry
December 3, 1999   Outsource Ltd., Ireland     Software applications for the distribution
                                               industry

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

1.  ORGANIZATION -- CONTINUED

ACQUISITION DATE       NAME AND LOCATION                   BUSINESS DESCRIPTION
-----------------  --------------------------  ---------------------------------------------
December 2, 1999   Webbed Feet,                Web technology; B2B software design
                   United Kingdom
December 1, 1999   Total Asset Ltd.,           Computer and information technology finance
                   United Kingdom              agency
November 30, 1999  Multisoft SA, South Africa  GATS software applications
August 1, 1999     Todds of Lincoln Ltd.,      Software for the distribution industry
                   United Kingdom
January 1, 1999    Ibis Systems Ltd.,          GATS software applications; support and
                   United Kingdom              maintenance services

2.  DISPOSALS

     Premier Computer Group Limited disposed of two of its wholly owned subsidiaries during 1999 -- Techsonix Limited was disposed of on April 19, 1999 and Premier Veterinary Limited was disposed of on November 22, 1999.

     Both of these businesses operated in the general accounting and technical services segment in the United Kingdom.

     The assets disposed of in each instance are as follows:

                                                                    PREMIER
                                                      TECHSONIX    VETERINARY
                                                       LIMITED      LIMITED
                                                      ---------    ----------
Accounts receivable, net............................  $  89,480    $  487,162
Cash and cash equivalents...........................      3,358       130,410
Inventories.........................................      1,184            --
Tangible fixed assets...............................     58,152       411,655
Accounts payable....................................   (289,630)     (803,616)
Intellectual property rights........................         --       508,286
                                                      ---------    ----------
                                                       (137,456)      733,897
Proceeds from disposal..............................  $ 193,908    $1,131,130
                                                      =========    ==========
Profit on disposal..................................  $ 331,364    $  397,233
                                                      =========    ==========

     These businesses contributed to the group during the year ended December 31, 1999 as follows:

Revenues....................................................  $ 805,781
Net (Loss)..................................................  $(237,066)
                                                              =========

3.  BASIS OF PRESENTATION

     On December 7, 1999 Integrity Software, Inc. merged with Jyris Limited through the exchange of 6,365,064 of its common shares for the 6,365,064 common shares of Jyris Limited. Jyris Limited is engaged in the acquisition of software development and computer services companies. This transaction has been accounted for using the pooling of interests method. As a result, the financial position, results of operations and cash flows are presented as if the combining companies had been consolidated for 1999 and

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

3.  BASIS OF PRESENTATION -- CONTINUED
1998. Additionally the statements of stockholders' equity reflect the accounts of Integrity Software, Inc. as if the additional common stock had been issued for all periods since Jyris's incorporation in November 1998.

     Jyris Limited was incorporated on November 25, 1998 as Hastvale Construction Limited. It changed its name to Jyris Limited on August 6, 1999.

     These financial statements have been drawn up on the basis that The Wyse Group plc is the predecessor entity of Integrity Software, Inc. (the only entity with operations at the time of its acquisition on August 4, 1998).

     The Consolidated Balance Sheet as at December 31, 1999 and Consolidated Statements of Operations for the year ended December 31, 1999 include the results of Integrity Software, Inc. and all of its wholly owned subsidiaries together with the consolidated results of Jyris Limited for the same period.

     All intercompany transactions have been eliminated. These financial statements have been prepared in conformity with US Generally Accepted Accounting Principles.

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the company and all of its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated on consolidation.

  Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Revenue Recognition

     Licence and systems sales

     Revenues arising from software installation contracts represent invoiced sales over the period of the contract. Revenue recognition is determined by contracts or at stages by customers. All installation contracts contain clearly defined benchmarks against which revenues are recognized.

     Revenues arising from the sale of hardware products represent invoiced sales during the period, net of valued added taxation and are recognized as the products are shipped.

     Deferred income arises when either a portion of a contract period, for which an invoice has been issued in advance, falls after the year end or where work invoiced has not been completed.

  Support and Maintenance

     Revenues arising from annual maintenance and support contracts are recognized over the period of the contract.

     Deferred income arises when either a portion of a contract period, for which an invoice has been issued in advance, falls after the year end or where work invoiced has not been completed.

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
     Services

     The group's subsidiaries which are engaged in computer finance services derive their revenues acting as an agent for the delivery of lease and rental plans with respect of hardware and software products. These revenues are entirely commission-based. These revenues are recognized on an earned basis when the lessee of equipment signs a contract with the finance provider.

  Inventories

     Inventories are stated at the lower of cost or market value using the first-in first-out (FIFO) convention.

  Tangible Fixed Assets

     Depreciation is provided straight-line at the following annual rates in order to write-off each asset over its estimated useful life:

Helicopter.................................................  Over life of lease
Fixtures and Fittings......................................  5 Years
Office Equipment...........................................  5 Years
Motor Vehicles.............................................  4 Years
Computer Equipment.........................................  3 Years
Improvements to premises...................................  5 Years

     The land and buildings are not depreciated as it is considered that the residual value and life of the property is such that the depreciation would be immaterial.

  Intangibles

     Intangibles represent acquisition costs in excess of the fair value of net tangible assets of businesses purchased. These costs are being amortized over ten years on a straight-line basis.

  Long-Lived Assets

     Long-lived assets, such as goodwill and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flow resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment losses have been incurred through December 31, 1999.

  Research and Development

     Research and Development costs are expensed as incurred.

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
  Income Taxes

     The company accounts for its income tax on the liability method, under which deferred taxes are determined based on the difference between the financial statements and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce the deferred tax assets to the amount expected to be realised.

  Foreign Currency Translation

     The functional currencies of foreign subsidiaries are their local currencies, and accordingly, the assets and liabilities of these foreign subsidiaries are translated at the rate of exchange at the balance sheet date. Revenues and expenses have been translated at the average rate of exchange in effect during the periods. To date, Integrity has not entered into hedging transactions to protect against changes in foreign currency exchange rates. Other comprehensive income represents the translation difference arising when the assets and liabilities, of the company's foreign subsidiaries are translated from their functional currencies to US dollars.

  Stock-Based Compensation

     The company applies Accounting Principles Board Opinion ("APB") 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB 25, compensation cost is recognized for stock options granted at prices below market price of the underlying common stock on date of grant.

     SFAS No. 123, "Accounting for Stock Based Compensation." requires Integrity to provide pro forma information regarding net income as if compensation cost for the stock options plans had been determined in accordance with the fair value method prescribed in SFAS No. 123.

  Comprehensive Income

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distribution to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The only item of comprehensive (loss)/income is foreign currency translation adjustments.

  Post Retirement Benefits

     In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosure about Pensions and Other Post Retirement Benefits," which standardizes the disclosure requirements for Pensions and other post retirement benefits. The adoption of SFAS 132 did not have a material impact on Integrity's disclosures.

  Cost of Start-Up Activities

     Statement of Position (SOP) 98-5, "Reporting on the Cost of Start-Up Activities," requires that the costs of start-up activities, including organisation costs, be expensed as incurred. This statement was

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED effective for financial statements issued for fiscal years beginning after December 15, 1998 and had no effect on the financial statements.

  Development of Computer Software

     In March 1998, The American Institute of Certified Public Accountants (AICPA) issued SOP 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use". SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. This statement provides guidance over accounting for computer software developed or obtained for internal use including the requirements to capitalize specified cost and amortization of such costs. The adoption of this standard does not have a material effect on these financial statements.

  Statement of Cash Flows

     For the purpose of the statements of cash flows, Integrity considers all highly liquid debt instruments and other short-term investments purchased with an initial maturity of three months or less to be cash equivalents.

  Impact of recently Issued Accounting Pronouncements

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. Management believes that the adoption of SFAS No. 133 will have no material effect on its financial statements.

5.  ACCOUNTS RECEIVABLE, NET

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                1999           1998
                                                             -----------    ----------
Trade receivables..........................................  $12,132,456    $4,681,014
Less: allowance for doubtful accounts......................     (807,501)     (462,786)
                                                             -----------    ----------
Trade receivables, net.....................................  $11,324,955    $4,218,228
                                                             -----------    ----------

Allowance for doubtful accounts consists of the following:

                                         BALANCE AT                  CHARGED TO   ALLOWANCES
                                        BEGINNING OF   ARISING ON    COSTS AND     WRITTEN     BALANCE AT END
                                           PERIOD      ACQUISITION    EXPENSES       BACK        OF PERIOD
                                        ------------   -----------   ----------   ----------   --------------
Year ended December 31, 1997..........          --            --            --           --             --
                                          --------       -------      --------    ---------       --------
Year ended December 31, 1998..........          --       $95,752      $367,034           --       $462,786
                                          --------       -------      --------    ---------       --------
Year ended December 31, 1999..........    $462,786            --      $707,141    $(362,426)      $807,501
                                          --------       -------      --------    ---------       --------

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

6.  PROPERTY AND EQUIPMENT

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                1999           1998
                                                             -----------    ----------
Helicopter.................................................  $   316,304            --
Land and buildings.........................................      943,888    $  306,127
Improvements to premises...................................           --        13,750
Fixtures and fittings......................................    1,432,627            --
Office equipment...........................................      869,477       497,865
Motor vehicles.............................................    1,381,460       392,447
Computer equipment.........................................    1,818,391       227,324
                                                             -----------    ----------
                                                               6,762,147     1,437,513
Less: accumulated depreciation and amortization............   (3,034,552)     (145,000)
                                                             -----------    ----------
Property and equipment, net................................  $ 3,727,595    $1,292,513
                                                             ===========    ==========

7.  BUSINESS ACQUISITIONS

  Acquisitions Accounted for Using the Pooling of Interest Method

     On December 7, 1999 Integrity completed the acquisition of Jyris Limited which provided for the exchange of all the outstanding stock of Jyris Limited for shares of Integrity Software, Inc. stock and is accounted for as a pooling of interests.

     Jyris Limited is involved in the acquisition of software development and computer services companies. 6,365,064 shares of common stock in Integrity Software, Inc. were issued for the acquisition subsequent to December 31, 1999 but have been reflected in the financial statements as if issued on the acquisition date.

     Revenues, net (loss)/income and net (loss)/income per common share of the combining entities for the three years ending December 31, are as follows:

  Revenues

                                                       YEAR ENDED DECEMBER 31,
                                               ----------------------------------------
                                                  1999           1998           1997
                                               -----------    -----------    ----------
Integrity Software, Inc......................  $34,792,035    $10,403,131    $2,002,210
Jyris Limited................................   14,366,064             --            --
                                               -----------    -----------    ----------
Integrity Software, Inc. as restated.........  $49,158,099    $10,403,131    $2,002,210
                                               ===========    ===========    ==========

  Net (loss)/income applicable to common stockholders

                                                         YEAR ENDED DECEMBER 31,
                                                    ----------------------------------
                                                       1999          1998       1997
                                                    -----------    --------    -------
Integrity Software, Inc...........................  $  (704,591)   $640,159    $45,471
Jyris Limited.....................................   (1,681,975)         --         --
                                                    -----------    --------    -------
Integrity Software, Inc. as restated..............  $(2,386,566)   $640,159    $45,471
                                                    ===========    ========    =======

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

7.  BUSINESS ACQUISITIONS -- CONTINUED
  Net (loss)/income per common share

                                                             YEAR ENDED DECEMBER 31,
                                                             ------------------------
                                                              1999     1998     1997
                                                             ------    -----    -----
BASIC
Integrity Software, Inc....................................  $(0.06)   $0.32    $0.19
                                                             ======    =====    =====
Jyris Limited..............................................  $(0.15)      --       --
                                                             ======    =====    =====
Integrity Software, Inc. as restated.......................  $(0.21)   $0.32    $0.19
                                                             ======    =====    =====

                                                             YEAR ENDED DECEMBER 31,
                                                             ------------------------
                                                              1999     1998     1997
                                                             ------    -----    -----
DILUTED
Integrity Software, Inc....................................  $(0.06)   $0.20    $0.19
                                                             ======    =====    =====
Jyris Limited..............................................  $(0.15)      --       --
                                                             ======    =====    =====
Integrity Software, Inc. as restated.......................  $(0.21)   $0.20    $0.19
                                                             ======    =====    =====

  Merger costs incurred with pooling of interest's transactions

     In connection with this pooling of interests the company has expensed merger related costs of $35,200 in respect of legal and advisory fees.

  Acquisitions accounted for using the purchase method

     On August 4, 1998, the company acquired The Wyse Group plc ("Wyse") a leading computer leasing company with four offices in the UK. Prior to this, Integrity Software Inc. had been engaged in the activity of exploration of mining properties until 1980. The business combination has been accounted for under the purchase method. The acquisition cost of $183,375 was based on the fair value of common stock and was funded by way of the issue of shares in Integrity Software, Inc.

     On October 12, 1998, the company acquired all of the issued and outstanding shares of Information Support Limited ("ISL") a major computer support services business based in Wokingham, England with regional support centres throughout the UK. ISL is engaged in providing maintenance services to the computer industry and also engages in reselling of computer systems. The business combination has been accounted for under the purchase method. The results of the company from the date of acquisition have been included in the consolidated statement of operations. The cost of acquisition was $561,000 and was funded by way of a cash payment. The goodwill arising on the transaction of $1,918,717 is being amortized over 10 years. The goodwill arose as a result of the net liabilities at the date of acquisition.

     On October 1, 1998, the company acquired all of the issued and outstanding shares of Saracen Computer Systems Limited ("Saracen") a leading computer software company based in Uttoxeter in the UK. The business combination has been accounted for under the purchase method. The results of the company from the date of acquisition have been included in the consolidated statement of operations. The cost of acquisition $1,558,938 was funded by way of a cash payment of $1,485,000 and issue of 4,225 shares in Integrity Software, Inc. at fair value $17.50 based on the quoted market price of the company's shares on the date of acquisition. The goodwill arising on the transaction of $1,229,645 is being amortized over 10 years.

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

7.  BUSINESS ACQUISITIONS -- CONTINUED
     On December 23, 1998, the company acquired the Dublin based Premier Computer Group Limited ("Premier"). Premier provides software services to the Credit Union, printing and packaging, cleaning and construction management sectors. The business combination has been accounted for using the purchase method. The results of the company from the date of acquisition have been included in the consolidated statement of operations. The cost of acquisition was $3,587,324 and was funded by way of a cash payment of $259,000, the issue of 59,069 shares in Integrity Software Inc. at fair value $17.50 based on the quoted market price of the company's shares on the date of acquisition, a note payable of $968,620 and the granting of 88,400 stock options at an exercise price of $2.50 each. These options have been included as additional paid in capital based on a fair value of $17.50 at December 23, 1998. The goodwill of $3,731,614 arising on the transaction is being amortized over 10 years.

     On March 26, 1999, Premier Computer Group Limited acquired the Intellectual Property Rights of Axon Veterinary ("Axon"). Axon supplies software and related information technology services to veterinary practices in the UK and Ireland. It had over 800 customers. This business was carried on by Premier through its wholly owned subsidiary, Premier Veterinary Services Limited. The intellectual property rights of Axon were purchased for $508,286 and was funded by way of a cash payment. This amount has been capitalized as "Intellectual Property Rights" (as part of goodwill, net) in the financial statements.

     On April 19, 1999, Integrity disposed of Techsonix Ltd as it was considered non-core to the Companys' business.

     On November 22, 1999 Integrity disposed of Premier Veterinary Services Limited. This disposal included the disposal of the Intellectual Property Rights purchased from Axon. Consequently the carrying value of these Intellectual Property Rights have been fully written off at December 31, 1999.

     On July 16, 1999, Premier acquired all of the issued and outstanding shares of Datasoft Limited ("Datasoft"), which supplies accounting and distribution software to 110 customers throughout Ireland and the UK. This business combination has been accounted for under the purchase method. The results of the company from the date of acquisition have been included in the consolidated statement of operations. The cost of the acquisition, $1,149,518, was funded by way of a cash payment of $287,018 and the issue of 60,000 shares in Integrity Software, Inc. at a fair value of $14.375 based on the quoted market price of the company's shares on the date of acquisition. The goodwill arising on the transaction of $1,191,384 is being amortized over 10 years.

     On July 16, 1999, Premier acquired the business of NetResults which comprised Intellectual Property Rights and other business assets including principally working capital assets. This transaction was completed by acquiring all of the issued and outstanding shares of Westcorr Limited, which held the Intellectual Property Rights and by entering into a business asset purchase agreement with Flickswitch Limited, which traded as NetResults. NetResults is an Internet Connectivity product. This business combination has been accounted for under the purchase method. The results of NetResults from July 16, 1999 have been included in the consolidated statement of operations. The cost of this acquisition was $973,672 and was funded by way of a cash payment of $254,922 and the issue of 50,000 shares in Integrity Software, Inc. at a fair value of $14.375 based on the quoted market price of the company's shares on the date of acquisition. The goodwill of $1,086,889 arising on the transactions is being amortized over 10 years.

     On December 2, 1999, Integrity acquired all of the issued and outstanding shares of Computer Foundations Limited ("Computer Foundations") which trades as computer programmers and consultants and also sells computer hardware with particular emphasis on the construction industry market sector. This business combination has been accounted for under the purchase method. The results of Computer

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

7.  BUSINESS ACQUISITIONS -- CONTINUED
Foundations have been included in the consolidated statement of operations from December 2, 1999. The cost of acquisition of $2,368,894 was funded by way of a cash payment. The goodwill arising on the transaction of $1,864,466 is being amortized over 10 years.

     On January 1, 1999, Jyris Limited acquired all of the issued and outstanding shares of Ibis Systems Limited ("Ibis") which is a provider of open systems software in the UK. This business combination has been accounted for under the purchase method. The results of Ibis have been included in the consolidated statement of operations from January 1, 1999. The cost of acquisition of $38,400 was funded by way of the issue of 1,536,000 shares in Jyris Limited at a fair value of $0.025. The goodwill arising on the transaction of $6,570,293 is being amortized over 10 years.

     Jyris Limited entered into an acquisition agreement with Kielduff Investments Limited to acquire all of the issued and outstanding common stock of Ibis Systems Limited on January 1, 1999. Previously Kielduff Investments Limited had acquired Ibis from SVI Holdings Limited. In connection with the acquisition, Jyris assumed a loan of $3,294,459 to SVI Holdings Limited. In March of 1999, SVI Holdings Limited (a subsidiary of Softline, a shareholder of Jyris) forgave the loan.

     On August 1, 1999, Jyris Limited acquired the business assets of Todds of Lincoln Limited ("Todds") which trade in the provision of software services. This business combination has been accounted for under the purchase method. The results of Todds have been included in the consolidated statement of operations from August 1, 1999. The cost of the acquisition was represented by the assumption of liabilities at August 1, 1999. The goodwill arising on the transaction of $151,895 is being amortized over 10 years.

     On November 30, 1999, Jyris Limited acquired the business assets of Multisoft South Africa ("Multisoft SA") which develops in accounting, payroll and retail software solutions. This business combination has been accounted for under the purchase method. The results of Multisoft SA have been included in the consolidated statement of operations from November 30, 1999. The cost of acquisition was represented by the assumption of net liabilities at November 30, 1999. The goodwill arising on the transaction of $379,739 is being amortized over 10 years.

     On December 1, 1999, Jyris Limited acquired all of the issued and outstanding shares of Total Asset Limited ("Total Asset") which provides tailor-made finance and leasing Plans. This business combination has been accounted for under the purchase method. The results of Total Asset have been included in the consolidated statement of operations from December 1, 1999. The cost of acquisition of $807,950 was funded by way of a cash payment of $646,360 and a note payable of $161,590 to be paid on June 1, 2000. The goodwill arising on the transaction of $1,200,614 is being amortized over 10 years. This goodwill arose following fair value adjustments made by Integrity Software, Inc to reduce the net assets to net liabilities. These adjustments principally included provisions for deferred income and bad debts.

     On December 2, 1999, Jyris Limited acquired all of the issued and outstanding shares of Webbed Feet Limited ("Webbed Feet") which develops e-commerce software solutions. This business combination has been accounted for under the purchase method. The results of Webbed Feet have been included in the consolidated statement of operations from December 2, 1999. The cost of the acquisition was represented by the assumption of net liabilities at December 2, 1999. The goodwill arising on the transaction of $121,193 is being amortized over 10 years.

     On December 3, 1999, Jyris Limited acquired all of the issued and outstanding shares of Outsource Limited ("Outsource") which is involved in the provision of software services. This business combination has been accounted for under the purchase method. The results of Outsource have been included in the

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

7.  BUSINESS ACQUISITIONS -- CONTINUED
consolidated statement of operations from December 3, 1999. The cost of acquisition of $382,968 was funded by way of a cash payment of $382,968. There was no goodwill resulting from this transaction.

     On December 6, 1999, Jyris Limited acquired all of the issued and outstanding shares of Softly Aware Limited ("Softly Aware"). This business combination has been accounted for under the purchase method. The results of Softly Aware have been included in the consolidated statement of operations from December 6, 1999. The cost of acquisition of $581,724 was funded by way of a cash payment. The goodwill arising on the transaction of $959,845 is being amortized over 10 years. There is also deferred consideration based on the achievement of predetermined profit levels by Softly Aware management. The maximum amount of deferred consideration payable is $2,423,850. This will be funded by way of a cash payment of $807,950 and the issue of shares equal to $1,615,900 at fair value in Integrity Software, Inc.

     The summarised unaudited pro forma results of operations set forth below for the years ended December 31, 1999 and 1998 assume that acquisitions in 1999 and 1998 occurred as of January 1, 1998.

                                                     YEAR ENDED DECEMBER 31,
                                                    --------------------------
                                                       1999           1998
                                                    -----------    -----------
                                                           (UNAUDITED)
Revenues..........................................  $59,694,657    $46,430,891
Net (loss) after provision for income taxes.......   (2,881,374)    (1,941,081)
Net (loss) per common share:
  Basic...........................................  $     (0.25)   $     (0.52)
                                                    ===========    ===========
  Diluted.........................................  $     (0.25)   $     (0.52)
                                                    ===========    ===========
Weighted Average Shares
  Basic...........................................   11,569,745      3,734,461
  Diluted.........................................   11,569,745      3,734,461

     The pro forma results of operations are not necessarily indicative of what actually would have occurred if the acquisitions had been completed at the beginning of each of the years presented, nor are the results of operations necessarily indicative of the results that will be attained in the future.

8.  GOODWILL, NET

     Goodwill, net consists of the following:

                                              DECEMBER 31,
                                        -------------------------    AMORTIZATION
                                           1999           1998          PERIOD
                                        -----------    ----------    ------------
                                                                       (YEARS)
Excess of cost of investments over
  fair value of net assets acquired,
  net of accumulated amortization of
  $1,915,095 and $58,551
  respectively........................  $18,523,922    $6,821,430          10
                                        -----------    ----------
                                        $18,523,922    $6,821,430
                                        ===========    ==========

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

9.  SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid for interest and income taxes amounted to the following:

                                                 YEAR ENDED DECEMBER 31,
                                           -----------------------------------
                                               1999           1998        1997
                                           ------------    -----------    ----
Interest.................................  $     77,299    $    12,000    $583
Income taxes.............................  $    291,488    $    45,511      --

     In conjunction with business acquisitions, Integrity Software, Inc. used cash as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                       1999           1998
                                                   ------------    -----------
Fair value of assets acquired, excluding cash....  $ 23,038,066    $10,845,953
Less: liabilities assumed and created upon
  acquisition....................................   (17,771,402)    (6,430,586)
Stock and options issued.........................    (1,619,650)    (2,617,013)
                                                   ------------    -----------
Net cash paid....................................  $  3,647,014    $ 1,798,354
                                                   ============    ===========

   SUPPLEMENTAL NON CASH INFORMATION

                                                     YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                       1999           1998
                                                   ------------    -----------
Capital leases...................................  $    568,382    $   187,452
                                                   ------------    -----------

10.  COMMITMENTS

     Integrity Software, Inc. leases its facilities and certain equipment under operating leases and certain equipment under capital leases. Future minimum commitments under both non-cancellable operating leases and capital leases at December 31, 1999 are as follows:

                                                         CAPITAL     OPERATING
LEASES                                                    LEASES      LEASES
------                                                   --------    ---------
2000...................................................  $439,112    $318,342
2001...................................................   314,697     275,471
2002...................................................   143,612     108,104
2003...................................................    46,557          --
2004...................................................     1,440          --
Thereafter.............................................        --          --
                                                         --------    --------
Gross minimum commitments                                 945,418     701,917
                                                                     ========
Less: amount representing interest.....................  (108,457)         --
                                                         --------
Present value of minimum lease payments................   836,961
Less: current portion..................................  (386,520)
                                                         --------
Long term portion......................................  $450,441
                                                         ========

     The annual rent expense for the Integrity Software, Inc. and its subsidiaries was

1997........................................................  $ 35,531
1998........................................................   193,467
1999........................................................   551,266

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

11.  STOCK OPTIONS

     Stock options were granted to the founders of the company on July 13, 1998. Stock options were granted to various key employees on September 23, 1999. The total number of shares reserved for issues under these agreements amounted to 2,511,800 and 40,000. Each option granted to the Founders expires on July 13, 2002 with those granted to employees expiring on September 23, 2003. These options were fully vested at the grant date with certain restrictions on the sale of the shares once the options were exercised.

     Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, requires companies to either (a) record an expense related to its stock option plans based on the estimated fair value of stock options as of the date of the grant or (b) disclose pro forma net income and earnings per share data as if Integrity had recorded an expense.

     The fair value of each option as of the date of grant was computed using the Black-Scholes pricing model and the following weighted average assumptions: expected volatility 59%, no dividend, risk free interest rate of 5% and expected life of four years. The compensation expense, as computed was nominal and there was no effect on net (loss) / income per share.

     Stock options were granted in connection with the acquisition of Premier Computer Group Limited on December 23, 1998. These options amounted to 88,400 shares. These options were fully vested at the grant date and expire on December 23, 2002. The fair value of the Integrity Software, Inc.'s stock on the date of grant was $17.50. All of these options were exercised during 1999.

     Various stock options were granted to employees on September 23, 1999. These options amounted to 40,000 shares. These options were fully vested at the grant date and expire on September 23, 2003. The market value of Integrity Software, Inc.'s stock on the date of grant was $9.6875.

     A summary of the Integrity Software, Inc.'s stock option activity and related information as of December 31, 1999, 1998 and 1997, and changes during the years ending on those dates is as follows:

          YEAR ENDED DECEMBER 31, 1999

                                                          $2.50       $10.00
Options at Exercise Price                               ---------    ---------
Outstanding at beginning of year......................  2,403,534           --
Granted during the year...............................         --       40,000
Exercised during the year.............................   (314,800)          --
                                                        ---------    ---------
Outstanding at end of year............................  2,088,734       40,000
                                                        ---------    ---------
Exercisable at end of year............................  2,088,734       40,000
                                                        ---------    ---------
Options at $2.50 are exercisable up to July 13, 2002 and options at $10 are exercisable up to September 23, 2003.

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

11.  STOCK OPTIONS -- CONTINUED
          YEAR ENDED DECEMBER 31, 1998

                                                                $2.50
Options at Exercise Price                                     ---------
Outstanding at beginning of year............................         --
Granted during the year.....................................  2.600,200
Exercised during the year...................................   (196,666)
                                                              ---------
Outstanding at end of year..................................  2,403,534
                                                              ---------
Exercisable at end of year..................................  2,403,534
                                                              ---------

12.  INCOME TAX

     (Loss)/income before provision for income taxes is as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                    ----------------------------------
                                                       1999          1998       1997
                                                    -----------    --------    -------
Ireland...........................................  $ 1,641,954          --         --
United Kingdom....................................   (3,760,212)   $829,171    $67,592
                                                    -----------    --------    -------
Total.............................................  $(2,118,258)   $829,171    $67,592
                                                    ===========    ========    =======

     The provision for income taxes is as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1999         1998       1997
                                                     ---------    --------    -------
Current tax provision:
  Ireland..........................................  $ 379,288          --         --
  United Kingdom...................................    (52,171)   $242,912    $22,121
                                                     ---------    --------    -------
  Total current....................................    327,117     242,912     22,121
                                                     ---------    --------    -------
Deferred tax (benefit)/provision
  Ireland..........................................     92,183     (53,900)        --
  United Kingdom...................................   (150,992)         --         --
                                                     ---------    --------    -------
  Deferred.........................................    (58,809)    (53,900)        --
                                                     ---------    --------    -------
  Total provision for income tax...................  $ 268,308    $189,012    $22,121
                                                     =========    ========    =======

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

12.  INCOME TAX -- CONTINUED
     The provision for income taxes, differs from the amount computed by applying the statutory income tax rate to income before taxes. The sources and tax effects of the differences are as follows:

IRELAND

                                                          YEAR ENDED DECEMBER 31,
                                                      -------------------------------
                                                        1999        1998       1997
                                                      --------    --------    -------
Income tax computed at the Irish statutory income
  tax rate of 10% for manufacturing operations......  $147,429          --         --
Income tax computed at the Irish statutory income
  tax rate of 25% for non-manufactured operations...    11,665          --         --
Income tax on disposal of assets....................   220,194          --         --
                                                      --------    --------    -------
Total provision for income taxes....................  $379,288          --         --
                                                      ========    ========    =======

UNITED KINGDOM

                                                          YEAR ENDED DECEMBER 31,
                                                      -------------------------------
                                                        1999        1998       1997
                                                      --------    --------    -------
Income tax computed at the statutory income tax rate
  of 31% in United Kingdom..........................        --    $257,043    $20,953
(Over) provision in previous year...................  $(52,171)    (14,131)        --
Other items including non-deductible expenses in the
  United Kingdom....................................        --          --      1,168
                                                      --------    --------    -------
Total provision for income taxes....................  $(52,171)   $242,912    $22,121
                                                      ========    ========    =======

     The tax effects of temporary differences that give rise to the Integrity's deferred tax asset are as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                        -----------------------------
                                                          1999       1998       1997
                                                        --------    -------    ------
Current deferred tax assets
Property and equipment................................  $  5,065         --        --
Tax loss carryforwards................................   107,644    $53,900        --
                                                        --------    -------    ------
Net deferred tax assets...............................  $112,709    $53,900        --
                                                        --------    -------    ------

     At December 31, 1999 the company has net operating losses to carryforward for UK Income tax purposes of approximately $358,000. The company has concluded that, based on expected future results, it is more likely than not that the deferred tax assets will be realised.

13.  EARNINGS PER SHARE

     During 1997, the FASB issued SFAS No. 128, "Earning per Share", which provides for the calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of common stock options.

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

     The following table sets forth the computation for basic and diluted earnings per share.

                                                        YEAR ENDED DECEMBER 31
                                                 -------------------------------------
                                                    1999           1998         1997
                                                 -----------    ----------    --------
NUMERATOR
Numerator for basic EPS and diluted EPS -- net
  (loss)/income................................  $(2,386,566)   $  640,159    $ 45,471
                                                 ===========    ==========    ========
DENOMINATOR
Denominator for basic EPS -- weighted average
  shares.......................................   11,510,375     2,027,377     237,780
Effect of dilutive securities -- stock
  option.......................................           --     1,114,371          --
                                                 -----------    ----------    --------
Denominator for diluted EPS....................   11,510,375     3,141,748     237,780
                                                 -----------    ----------    --------
Basic EPS......................................  $     (0.21)   $     0.32    $   0.19
                                                 ===========    ==========    ========
Diluted EPS....................................  $     (0.21)   $     0.20    $   0.19
                                                 ===========    ==========    ========

     Options of 2,128,374 have not been included in 1999 as they are antidilutive.

     On March 13, 2000 the company declared a 2-for-5 reverse stock split. The EPS amount has been retroactively restated.

14.  RELATED PARTY TRANSACTIONS

     At December 31, 1999 the group owed $1,284,640 to Mr. Paul B. Nagle, a stockholder and officer of Integrity Software, Inc. These funds were provided by Mr. Nagle to the group in order to fund acquisitions during the year. Interest is charged on this loan at a rate of 9.5% per annum. The interest charge for the year ended December 31, 1999 amounted to $28,782.

15.  NOTES PAYABLE

     Integrity Software Inc. acquired Premier Computer Group Limited on December 23, 1998. The purchase was part funded by means of a note payable of $968,620. The note was paid during 1999.

     On December 1, 1998 Jyris Limited acquired Total Asset Limited. The purchase was part funded by means of a note payable of $161,590. This is to be paid on June 1, 2000.

16.  SUBSEQUENT EVENTS

     On March 13, 2000 Integrity Software, Inc. declared and effected a 2-for-5 reverse stock split. The share information for all periods presented has been restated to retroactively reflect the split.

17.  BUSINESS SEGMENT AND GEOGRAPHIC DATA

     Integrity Software, Inc. has four business segments is engaged in four segments business-to-business (B2B), software (Software), general accounting and technical services (GATS), and Computer finance services (CFS). Operations are conducted in several geographic regions: Ireland, United Kingdom and South Africa. The following is a summary of Integritys' operation by business segment and geographic segment, as of and for the years ended December 31, 1999, 1998 and 1997.

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

17. BUSINESS SEGMENT AND GEOGRAPHIC DATA -- CONTINUED
INFORMATION BY BUSINESS SEGMENT -- DECEMBER 31, 1999

                             B2B       SOFTWARE         GATS            CFS            TOTAL
                          ---------    ---------    ------------    ------------    ------------
Revenues................  $ 868,094    $ 603,294    $ 34,800,111    $ 12,886,600    $ 49,158,099
Cost of sales...........   (151,011)    (171,827)    (14,638,203)    (10,170,945)    (25,131,986)
Depreciation............       (736)      (2,518)       (792,814)        (85,078)       (881,146)
Amortization of
  goodwill..............    (12,119)    (516,816)     (1,207,548)       (120,061)     (1,856,544)
Operating
  income/(loss).........      7,000     (503,000)     (3,074,685)        800,000      (2,770,685)
Interest expense........         --           --        (113,162)             --        (113,162)
Interest income.........         --                                       20,814          20,814
Capital expenditure.....   (103,110)     (19,890)     (1,732,833)       (124,009)     (1,979,842)
Total assets............    175,326      614,042      36,445,813       1,067,400      38,302,581

INFORMATION BY BUSINESS SEGMENT -- DECEMBER 31, 1998

                                 B2B       SOFTWARE       GATS            CFS           TOTAL
                               --------    --------    -----------    -----------    -----------
Revenues.....................        --          --    $ 2,611,786    $ 7,791,345    $10,403,131
Cost of sales................        --          --     (1,095,686)    (6,134,833)    (7,230,519)
Depreciation.................        --          --        (33,754)       (27,762)       (61,516)
Amortization of goodwill.....        --          --        (58,551)            --        (58,551)
Operating income.............        --          --         50,133        706,833        756,966
Interest expense.............        --          --        (12,000)            --        (12,000)
Interest income..............        --          --             --          9,616          9,616
Capital expenditure..........        --          --        (35,900)      (145,341)      (181,241)
Total assets.................        --          --     13,137,292      2,220,910     15,358,202

INFORMATION BY BUSINESS SEGMENT -- DECEMBER 31, 1997

                                          B2B      SOFTWARE    GATS         CFS          TOTAL
                                        -------    --------   -------    ----------    ----------
Revenues............................         --         --         --    $2,002,210    $2,002,210
Cost of sales.......................                    --         --     1,557,510     1,557,510
Depreciation........................         --                    --       (31,745)      (31,745)
Amortization of goodwill............         --         --         --            --            --
Operating income....................         --         --         --        63,915        63,915
Interest expense....................         --         --         --          (583)         (583)
Interest income.....................         --         --         --         4,260         4,260
Capital expenditure.................         --         --         --       (12,832)      (12,832)
Total assets........................         --         --         --       634,252    $  634,252

                   INTEGRITY SOFTWARE, INC. AND SUBSIDIARIES

17. BUSINESS SEGMENT AND GEOGRAPHIC DATA -- CONTINUED
INFORMATION BY GEOGRAPHIC REGION BASED ON LOCATION OF SUBSIDIARIES:

                                          IRELAND      UNITED KINGDOM    SOUTH AFRICA       TOTAL
                                         ----------    --------------    ------------    -----------
DECEMBER 31, 1999:
Revenues...............................  $9,983,827     $38,938,073        $236,199      $49,158,099
Income (loss) before taxes.............   1,641,954      (3,760,212)             --       (2,118,258)
Long-lived assets, net.................   9,641,723      12,181,580         428,214      $22,251,517
                                                                                         -----------
DECEMBER 31, 1998:
Revenues...............................          --      10,403,131              --      $10,403,131
Income before taxes....................          --         829,171              --          829,171
Long-lived assets, net.................          --       8,113,943              --      $ 8,113,943
                                                                                         -----------
DECEMBER 31, 1997:
Revenues...............................          --       2,002,210              --      $ 2,002,210
Income before taxes....................          --          67,592              --           67,592
Long-lived assets, net.................          --          39,136              --      $    39,136
                                                                                         -----------

                   INTEGRITY SOFTWARE INC., AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The unaudited pro forma condensed consolidated financial information reflects financial information with respect to (a) three companies acquired by Integrity in 1999 for an aggregate purchase price of $4,492,000 and (b) six companies acquired by Jyris in 1999 for an aggregate purchase price of $1,812,000. The acquisitions completed in 1999 included above have been accounted for under the purchase method of accounting. The merger with Jyris has been accounted for under the pooling of interests method of accounting and its operations have been reflected in the restated financial statements of Integrity for the year ended December 31, 1999.

     The financial statements of the companies acquired (all of which are foreign companies) and included in the Pro Forma Condensed Consolidated Financial Information were translated at the following exchange rates: British pound Sterling were translated to US dollars at the rate of 1.6178; Irish pounds were translated to US dollars at the rate of 1.3546; and the South African rand were translated to US dollars at the rate of 0.1634.

     The financial statements of Computer Foundations, Total Asset and Softly Aware included in the Pro Forma Condensed Consolidated Financial Information are on the basis of US GAAP. The financial statements of the remaining acquired companies (none of which are considered significant) are on the basis of either generally accepted accounting principles in the United Kingdom or in the Republic of Ireland, and differences between such basis and US GAAP are not considered to be material.

     The Pro Forma Condensed Consolidated Statement of Operations was prepared as if the above acquisitions occurred as of January 1, 1999. They combine the results of Integrity for the year ended December 31, 1999 with the results of the acquired companies for the periods from January 1, 1999 through the acquisition dates. The Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus.

     The Pro Forma Condensed Consolidated Statement of Operations does not include any potential cost savings. Integrity believes that it may be able to reduce salaries and related costs and office and general expenses as it eliminates duplication of overhead. However, there can be no assurance that Integrity will be successful in effecting any such cost savings.

     The Pro Forma Condensed Consolidated Financial Information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transactions had been consummated at the beginning of the period presented; nor does it purport to present the results of operations for future periods.

                    INTEGRITY SOFTWARE INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999
                                (IN US DOLLARS)

                                 INTEGRITY      COMPUTER       TOTAL        SOFTLY     INTEGRITY     JYRIS
                                CONSOLIDATED   FOUNDATIONS     ASSET        AWARE        OTHER       OTHER      ADJUSTMENT(1)
                                ------------   -----------   ----------   ----------   ---------   ----------   -------------
Revenue
  License and systems sales...  $23,282,519    $2,654,236            --   $1,980,692   $ 436,493   $  711,018            --
  Maintenance and support.....   10,983,252       123,993            --      221,455       8,977      494,097            --
  Services....................   14,892,328       241,498     2,621,602      276,000       8,399      758,098            --
                                -----------    ----------    ----------   ----------   ---------   ----------     ---------
                                 49,158,099     3,019,727     2,621,602    2,478,147     453,869    1,963,213            --
                                -----------    ----------    ----------   ----------   ---------   ----------     ---------
Cost of Revenues
  License and systems sales...   11,505,183       384,888            --      477,799     150,800      185,264            --
  Maintenance and support.....    2,211,789       164,385            --           --          --           --            --
  Services....................   11,415,014       194,384     1,317,000           --          --           --            --
                                -----------    ----------    ----------   ----------   ---------   ----------     ---------
                                 25,131,986       743,657     1,317,000      477,799     150,800      185,264            --
                                -----------    ----------    ----------   ----------   ---------   ----------     ---------
Gross profit..................   24,026,113     2,276,070     1,304,602    2,000,348     303,069    1,777,949            --
Costs and expenses
  Sales and marketing.........    5,748,225       158,298        64,083       89,683      84,457      284,213            --
  General administration......   16,954,606     1,694,952     1,128,712    1,960,341     385,303      797,870            --
  Research and development....    2,477,340       244,642       187,114      265,114      52,195      160,541            --
  Amortization of intangible
    assets....................    1,856,544            --            --           --          --           --     $ 509,871
  (Profit)/loss on sale of
    assets....................     (239,917)           --            --           --          --           --            --
                                -----------    ----------    ----------   ----------   ---------   ----------     ---------
Total operating expenses......   26,796,798     2,097,872     1,379,909    2,315,138     521,955    1,242,624       509,871
                                -----------    ----------    ----------   ----------   ---------   ----------     ---------
Operating (loss)/income.......   (2,770,685)      178,178       (75,307)    (314,790)   (218,886)     535,325      (509,871)
Other income/(expense)                                                                                                   --
  Profit on sale of product
    lines.....................      728,597                                                   --           --
  Management fee income.......       16,178            --                                     --           --            --
  Interest income.............       20,814        24,508                                     --       75,089            --
  Interest expense and debt
    costs.....................     (113,162)                    (14,157)      (8,357)     (2,849)          --
                                -----------    ----------    ----------   ----------   ---------   ----------     ---------
                                    652,427        24,508       (14,157)      (8,357)     (2,849)      75,089            --
                                -----------    ----------    ----------   ----------   ---------   ----------     ---------
(Loss)/income before provision
  for income taxes............   (2,118,258)      202,686       (89,464)    (323,147)   (221,735)     610,414      (509,871)
Provision for income taxes....     (268,308)     (127,394)           --          883          --      (37,180)           --
                                -----------    ----------    ----------   ----------   ---------   ----------     ---------
Net (loss)/income.............  $(2,386,566)   $   75,292    $  (89,464)  $ (322,264)  $(221,735)  $  573,234     $(509,871)
                                ===========    ==========    ==========   ==========   =========   ==========     =========
Earnings per share
  Basic.......................  $     (0.21)
                                ===========
  Diluted.....................  $     (0.21)
                                ===========
Weighted Average no. of shares
  Basic.......................   11,510,375
  Diluted.....................   11,510,375


                                   TOTAL
                                -----------
Revenue
  License and systems sales...  $29,064,958
  Maintenance and support.....   11,831,774
  Services....................   18,797,925
                                -----------
                                 59,694,657
                                -----------
Cost of Revenues
  License and systems sales...   12,703,934
  Maintenance and support.....    2,376,174
  Services....................   12,926,398
                                -----------
                                 28,006,506
                                -----------
Gross profit..................   31,688,151
Costs and expenses
  Sales and marketing.........    6,428,959
  General administration......   22,921,784
  Research and development....    3,386,946
  Amortization of intangible
    assets....................    2,366,415
  (Profit)/loss on sale of
    assets....................     (239,917)
                                -----------
Total operating expenses......   34,864,187
                                -----------
Operating (loss)/income.......   (3,176,036)
Other income/(expense)
  Profit on sale of product
    lines.....................      728,597
  Management fee income.......       16,178
  Interest income.............      120,411
  Interest expense and debt
    costs.....................     (138,525)
                                -----------
                                    726,661
                                -----------
(Loss)/income before provision
  for income taxes............   (2,449,375)
Provision for income taxes....     (431,999)
                                -----------
Net (loss)/income.............  $(2,881,374)
                                ===========
Earnings per share
  Basic.......................  $     (0.25)
                                ===========
  Diluted.....................  $     (0.25)
                                ===========
Weighted Average no. of shares
  Basic.......................   11,569,745
  Diluted.....................   11,569,745

------------------------
(1) For footnote please refer to the following page.

FOOTNOTE TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
OPERATIONS

     (1) To record amortization of goodwill arising from the acquisitions for the portion of 1999 prior to acquisition. Such amortization expense is based on a 10 year life and is computed as follows:

                                      ACQUISITION                   AMORTIZATION
COMPANY                GOODWILL          DATE          MONTHS         EXPENSE
-------               ----------   -----------------   ------   --------------------
Datasoft              $1,191,384       July 16, 1999    6.5           $ 56,260
Net Results            1,086,889       July 16, 1999    6.5             40,746
Computer Foundations   1,864,466    December 2, 1999     11            164,690
Multisoft                379,739   November 30, 1999     11             34,809
Todds of Lincoln         151,895      August 1, 1999     11              8,860
Webbed Feet              121,193    December 2, 1999     11             11,109
Softly Aware             959,845    December 6, 1999     11             83,386
Total Asset            1,200,614    December 1, 1999     11            110,011
Outsource                      0    December 3, 1999     11                  0
                                                                      --------
                                                                      $509,871
                                                                      ========

                          COMPUTER FOUNDATIONS LIMITED

                        DIRECTORS, OFFICERS AND ADVISERS

DIRECTORS                        T P K Milmo
                                 P A Doe
                                 S Goldsworthy
                                 G King
                                 G Spurgeon

SECRETARY                        C Milmo

REGISTERED OFFICE                Foundation House
                                 10 The Avenue
                                 Colchester
                                 CO3 5AL

AUDITORS                         Scrutton Bland
                                 Sanderson House
                                 Museum Street
                                 Ipswich
                                 IP1 1HE

BANKERS                          National Westminster Bank plc
                                 13 Stratheden Parade
                                 Old Dover Road
                                 London
                                 SE3 7SY

SOLICITORS                       Thompson Smith & Puxon
                                 4/5 North Hill
                                 Colchester
                                 CO1 1EB

                          COMPUTER FOUNDATIONS LIMITED

         UNAUDITED PROFIT AND LOSS ACCOUNT 9 MONTHS ENDED 30 SEPTEMBER

                                                                        9 MONTHS      9 MONTHS
                                                                         ENDED         ENDED
                                                              NOTES    30 SEPT 99    30 SEPT 98
                                                              -----    ----------    ----------
TURNOVER....................................................    1       1,529,227     1,280,166
Cost of sales...............................................             (607,779)     (504,159)
                                                                       ----------    ----------
GROSS PROFIT................................................              921,448       776,007
Administrative expenses.....................................             (710,116)     (611,244)
                                                                       ----------    ----------
OPERATING PROFIT............................................    2         211,332       164,763
Provision for diminution in value of property...............              (51,626)           --
Interest receivable and similar income......................    3          12,438        23,431
Interest payable and similar charges........................    4              --            --
                                                                       ----------    ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............              172,144       188,194
Tax on profit on ordinary activities........................    5         (61,000)      (44,037)
                                                                       ----------    ----------
PROFIT FOR THE FINANCIAL PERIOD.............................              111,144       144,157
Dividends...................................................    6        (100,750)           --
                                                                       ----------    ----------
RETAINED PROFIT FOR THE FINANCIAL PERIOD....................   11      L   10,394    L  144,157
                                                                       ==========    ==========

TOTAL RECOGNIZED GAINS AND LOSSES

     The company has no recognized gains or losses other than the profit for the above two financial periods.

CONTINUING OPERATIONS

     None of the company's activities were acquired or discontinued during the above two financial periods

                          COMPUTER FOUNDATIONS LIMITED

                   UNAUDITED BALANCE SHEET AS AT 30 SEPTEMBER

                                                                       30 SEPTEMBER
                                                              NOTES        1999
                                                              -----    ------------
                                                                            L
FIXED ASSETS
Tangible assets.............................................    7         246,986
CURRENT ASSETS
Stocks......................................................                9,130
Debtors.....................................................    8         150,415
Cash at bank and in hand....................................              550,869
                                                                         --------
                                                                          710,414
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR..............    9        (349,208)
                                                                         --------
NET CURRENT ASSETS..........................................              361,206
                                                                         --------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................             L608,192
                                                                         ========
CAPITAL AND RESERVES
Called up share capital.....................................   10          10,075
Profit and loss account.....................................   11         598,117
                                                                         --------
SHAREHOLDERS' FUNDS -- EQUITY INTERESTS.....................   12        L608,192

                          COMPUTER FOUNDATIONS LIMITED

         UNAUDITED STATEMENT OF CASH FLOWS 9 MONTHS ENDED 30 SEPTEMBER

                                                               9 MONTHS      9 MONTHS
                                                                ENDED         ENDED
                                                              30 SEPT 99    30 SEPT 98
                                                              ----------    ----------
                                                                  L             L
CASH FLOW FROM OPERATING ACTIVITIES
Net income..................................................    111,144       144,157
Adjustments to reconcile net income to net cash provided by
  operating activities:
Loss/(profit) on disposal of tangible fixed assets..........        275        (2,066)
Depreciation................................................     68,012        37,616
Amount written off freehold property........................     51,626            --
Decrease/(increase) in debtors..............................     85,773       (21,362)
(Increase)/decrease in stocks...............................     (5,421)       (2,244)
Increase/(decrease) in creditors............................   (135,410)      (69,639)
Increase/(decrease) in corporation taxes payable............     34,706        31,443
                                                               --------      --------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................    210,705       117,905
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures........................................    (12,500)      (99,449)
Proceeds from sale of assets................................      2,000         8,123
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid..............................................   (100,750)      (50,375)
                                                               --------      --------
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS........     99,455       (23,796)
Cash and cash equivalents at beginning of period............    451,414       570,087
                                                               --------      --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................   L550,869      L546,291
                                                               ========      ========
SUPPLEMENTAL NON-CASH INFORMATION:
Taxes paid..................................................   L 25,039      L  9,434
                                                               ========      ========

                          COMPUTER FOUNDATIONS LIMITED

                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                          9 MONTHS ENDED 30 SEPTEMBER

1.  ACCOUNTING POLICIES

  Basis of accounting

     The financial statements have been prepared under the historical cost convention, and in accordance with the applicable accounting standards.

  Basis of preparation

     These unaudited interim financial statements have been prepared by the directors of Computer Foundations Limited in accordance with generally accepted accounting principles in the UK.

     These unaudited interim financial statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

     Results of operations for the unaudited interim periods may not be indicative of annual results.

  Tangible fixed assets

     Depreciation is provided at the following annual rates in order to write off each asset over its estimated useful life:

Fixtures and fittings               --           15% on written down value
Plant and equipment                 --           30% on written down value
Motor vehicles                      --           25% on cost of vehicles or 25% on written
                                                   down value of vehicles purchased before
                                                   1.1.93
Freehold property                   --           2% on cost
Portable buildings                  --           Straight line over 3 years

     Any permanent diminution in the value of properties is charged to the profit and loss account.

  Stocks

     Stocks are valued at the lower of cost and net realisable value, after making due allowance for obsolete and slow moving items.

  Capitalised leases

     Assets held under capitalized leases are capitalized in the balance sheet with an equivalent liability included under creditors. An asset held under a capitalized lease is depreciated over the shorter of the lease term and its useful life. The interest element of the amount payable is charged to the profit and loss account and the capital element reduces the liability in the balance sheet.

     Rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lessor are charged against profit as incurred.

  Income from maintenance and support contracts

     Income from hardware maintenance and training contracts is recognized in the profit and loss account on an earned basis with receipts in advance taken to accruals at the year end. Income from software

                          COMPUTER FOUNDATIONS LIMITED
support contracts of one year or less are taken as turnover at the date of invoice, contracts of more than one year are accounted for on an earned basis.

  Turnover

     Turnover represents the amount receivable for goods sold during the period, exclusive of VAT.

     All turnover arises in the United Kingdom and in relation to the principal activity of the company.

2.  OPERATING PROFIT

     The operating profit is stated after (crediting)/charging:

                                                               9 MONTHS      9 MONTHS
                                                                ENDED         ENDED
                                                              30 SEPT 99    30 SEPT 98
                                                              ----------    ----------
                                                                                L
Loss/(profit) on disposal of tangible fixed assets..........         275        (2,066)
Depreciation of tangible fixed assets.......................      68,012        37,616
                                                              ==========    ==========

3.  INTEREST RECEIVABLE

                                                               9 MONTHS      9 MONTHS
                                                                ENDED         ENDED
                                                              30 SEPT 99    30 SEPT 98
                                                              ----------    ----------
                                                                  L             L
Bank Interest receivable....................................   L12,438       L23,431

4.  INTEREST PAYABLE

                                                               9 MONTHS      9 MONTHS
                                                                ENDED         ENDED
                                                              30 SEPT 99    30 SEPT 98
                                                              ----------    ----------
                                                                  L             L
Bank interest payable.......................................   L    --       L    --
                                                               =======       =======

5.  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                               9 MONTHS      9 MONTHS
                                                                ENDED         ENDED
                                                              30 SEPT 99    30 SEPT 98
                                                              ----------    ----------
                                                                  L             L
Based on the profit for the period
Corporation tax at 22.9% (1998: 23.4%)......................   L61,000       L44,037
                                                               =======       =======

6.  DIVIDENDS

                                                               9 MONTHS      9 MONTHS
                                                                ENDED         ENDED
                                                              30 SEPT 99    30 SEPT 98
                                                              ----------    ----------
                                                                  L             L
Interim dividend paid.......................................    100,750            --
Final dividend proposed.....................................         --            --
                                                               --------      --------
                                                               L100,750      L     --
                                                               ========      ========

                          COMPUTER FOUNDATIONS LIMITED

7.  TANGIBLE FIXED ASSETS

                                       FREEHOLD               FIXTURES
                                       LAND AND   PORTABLE      AND      PLANT AND    MOTOR
                                       PROPERTY   BUILDINGS   FITTINGS   EQUIPMENT   VEHICLES    TOTAL
                                       --------   ---------   --------   ---------   --------   --------
                                          L           L          L           L          L          L
COST OF VALUATION
At 1 January 1999....................   248,724     6,063      20,883      86,533     230,234    592,437
Additions............................        --        --          --          --      12,500     12,500
Disposals............................        --        --          --          --     (15,308)   (15,308)
Provision for diminution.............   (51,626)       --          --          --          --    (51,626)
                                       --------    ------     -------     -------    --------   --------
At 30 September 1999.................   197,098     6,063      20,883      86,533     227,426    538,003
                                       --------    ------     -------     -------    --------   --------
DEPRECIATION
At 1 January 1999....................    43,368     6,063      13,384      58,090     115,133    236,038
On disposals.........................        --        --          --          --     (13,033)   (13,033)
Charge for the period................     3,730        --         844       6,400      57,038     68,012
                                       --------    ------     -------     -------    --------   --------
At 30 September 1999.................    47,098     6,063      14,228      64,490     159,138    291,017
                                       --------    ------     -------     -------    --------   --------
NET BOOK VALUES
At 30 September 1999.................  L150,000    L   --     L 6,655     L22,043    L 68,288   L246,986
                                       ========    ======     =======     =======    ========   ========

8.  DEBTORS

                                                              30 SEPTEMBER
                                                                  1999
                                                              ------------
                                                                   L
Trade debtors...............................................     127,901
Other debtors...............................................      22,514
                                                                --------
                                                                L150,415
                                                                ========

9.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                              30 SEPTEMBER
                                                                  1999
                                                              ------------
                                                                   L
Bank loans..................................................           1
Trade creditors.............................................      82,364
Corporation tax.............................................      61,000
Other taxes and social security costs.......................      78,495
Other creditors.............................................      10,775
Accruals and deferred income................................     116,573
                                                                --------
                                                                L349,208
                                                                ========

                          COMPUTER FOUNDATIONS LIMITED

10.  CALLED UP SHARE CAPITAL

                                                              30 SEPTEMBER
                                                                  1999
                                                              ------------
Authorised:
  100,000 ordinary shares of L1 each........................    L100,000
                                                                ========
Allotted, called up and fully paid:
  10,075 ordinary shares of L1 each.........................    L 10,075
                                                                ========

11.  RESERVES

                                                               PROFIT
                                                              AND LOSS
                                                              ACCOUNT
                                                              --------
                                                                 L
At 1 January 1999...........................................   587,723
Retained profit for the period..............................    10,394
                                                              --------
At 30 September 1999........................................  L598,117
                                                              ========

12.  RECONCILIATION OF MOVEMENTS ON SHAREHOLDERS' FUNDS

                                                                  L
Profit for the financial period after taxation..............    111,144
Dividends...................................................   (100,750)
                                                              ---------
                                                                 10,394
Opening shareholders' funds at 1 January 1999...............    597,798
                                                              ---------
Closing shareholders' funds at 30 September 1999............  L 608,192
                                                              =========

13.  RELATED PARTIES

    The company is controlled by a director and shareholder, Mr. T P K Milmo.

    Dividends paid (see note 6) include amounts payable to directors who are also shareholders of the company as follows:

                                                               9 MONTHS      9 MONTHS
                                                                ENDED         ENDED
                                                              30 SEPT 99    30 SEPT 98
                                                              ----------    ----------
                                                                  L             L
T P K Milmo.................................................   L65,250       L    --
                                                               -------       -------
P A Doe.....................................................   L20,000       L    --
                                                               -------       -------
S Goldsworthy...............................................   L 3,000       L    --
                                                               -------       -------
G King......................................................   L 3,000       L    --
                                                               -------       -------
G Spurgeon..................................................   L 3,000       L    --
                                                               -------       -------

14.  US/UK GAAP RECONCILIATION

     The financial statements of the Company as set out from the profit and loss account to note 13 but excluding the cash flow statement and notes thereto have been prepared in accordance with generally

                          COMPUTER FOUNDATIONS LIMITED
accepted accounting principles applicable in the UK ("UK GAAP"), which differ in certain significant respects from those applicable in the US ("US GAAP"). The material differences as they apply to the Company's financial statements are, as follows:

PROVISION FOR DIMINUTION IN VALUE

     At 30 September 1999, there is a shortfall between the valuation of the freehold property occupied by the company and its net book value (based upon historic cost less depreciation) of L51,626. In the opinion of the directors, this represents a permanent diminution in value and, under UK GAAP, has been charged in the profit and loss account for the 9 months ended 30 September 1999. This would not represent an impairment in a long lived asset under US GAAP.

INCOME RECOGNITION

     The accounting policy of the company for the recognition of income from maintenance and support contracts, as detailed in note 1 to the financial statements, is: --

  "Income from maintenance and support contracts

     Income from hardware maintenance and training contracts is recognized in the profit and loss account on an earned basis with receipts in advance taken to accruals at the year end. Income from software support contracts of one year or less are taken as turnover at the date of invoice, contracts of more than one year are accounted for on an earned basis."

     This is inconsistent with US GAAP in respect of the treatment of income from software support contracts of one year or less. SOP 97-2 requires that support contract services should be recognized on a pro-rata basis over the term of the arrangement.

     The following tables also record the tax effect on the profits of the company on the adoption of SOP 97-2. The application of SOP 97-2 has the effect of reducing the taxable profits of the company. These tax effects are based on an effective rate of 22.9% for the 9 months to 30 September 1999 and 23.4% for the 9 months to 30 September 1998. The cumulative effect for 1999 in the table on the "effect on Shareholders Equity" is based on a cumulative tax effect from prior accounting periods and does not represent the actual tax effect under UK taxation rules had the principles of SOP 97-2 been adopted under UK GAAP.

EFFECT ON SHAREHOLDERS' EQUITY:

                                                              AT 30 SEPT    AT 30 SEPT
                                                                 1999          1998
                                                              ----------    ----------
                                                                  L             L
Shareholders' equity as stated under UK GAAP................    608,192       674,975

US GAAP adjustments:
  Reversal of provision for diminution in value.............     51,626            --
  Increase in deferred income under US GAAP.................   (267,470)     (217,868)
  Reduction in tax charge arising from the adjustment to
     deferred income........................................     58,565        50,981
                                                              ---------     ---------
  Shareholders equity as stated under US GAAP...............  L 450,913     L 508,088
                                                              =========     =========

                          COMPUTER FOUNDATIONS LIMITED

EFFECT ON PROFIT FOR THE PERIOD:

                                                               9 MONTHS      9 MONTHS
                                                                ENDED         ENDED
                                                              30 SEPT 99    30 SEPT 98
                                                              ----------    ----------
                                                                  L             L
Profit for the period as stated under UK GAAP...............    111,144       144,157

US GAAP adjustments:
  Adjustment for movement on deferred income................    (45,503)      (13,620)
  Impairment on long lived asset............................     51,626            --
  Reduction in tax charge arising from the movement in
     deferred income........................................     10,420         3,187
                                                               --------      --------
  Profit for the period as stated under US GAAP.............   L127,687      L133,724
                                                               ========      ========

                          COMPUTER FOUNDATIONS LIMITED

                        DIRECTORS, OFFICERS AND ADVISERS

DIRECTORS                        T P K Milmo
                                 P A Doe
                                 S Goldsworthy
                                 G King
                                 G Spurgeon

SECRETARY                        C Milmo

REGISTERED OFFICE                Foundation House
                                 10 The Avenue
                                 Colchester
                                 Essex
                                 CO3 5AL

REGISTERED NUMBER                1699194

AUDITORS                         Scrutton Bland
                                 18 Sir Isaac's Walk
                                 Colchester
                                 CO1 1JL

BANKERS                          National Westminster Bank plc
                                 13 Stratheden Parade
                                 Old Dover Road
                                 London
                                 SE3 7SY

SOLICITORS                       Thompson Smith & Puxon
                                 4/5 North Hill
                                 Colchester
                                 CO1 1EB

                          COMPUTER FOUNDATIONS LIMITED

                    STATEMENT OF DIRECTORS RESPONSIBILITIES

DIRECTORS' RESPONSIBILITIES FOR THE FINANCIAL STATEMENTS

     Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent;

     - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts,

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                       AUDITORS' REPORT TO THE MEMBERS OF
                          COMPUTER FOUNDATIONS LIMITED

     We have audited the financial statements set out from the profit and loss account following this report to note 14 but excluding the cash flow statement and notes thereto, which have been prepared under the Historical Cost Convention and the Accounting Policies set out in note 1.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS:

     As described, the company's directors are responsible for the preparation of financial statements in accordance with generally accepted accounting principles in the United Kingdom. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board, which are substantially similar to US GAAS. An audit includes examination, on a test basis, of evidence relevant to the amounts disclosed in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatements, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion, the financial statements give a true and fair view of the state of the company's affairs at 31 December 1998 and 31 December 1997 and of its profit for the years then ended and have been properly prepared in accordance with the Companies Act 1985, applicable to small companies.

Scrutton Bland
Chartered Accountants and
Registered Auditors

Colchester
3 August 1999

ADDENDUM TO THE AUDITORS' REPORT TO THE MEMBERS OF COMPUTER FOUNDATIONS LIMITED

     Since the preparation of the financial statements of Computer Foundations Limited for United Kingdom statutory purposes, which were approved by the directors on 3 August 1999 and which are referred to in the above audit report, the information contained within this document has been amended as follows: --

     - the removal of the directors report which would be required under the Companies Act 1985

     - the inclusion of a cash flow statement and notes thereto prepared in accordance with generally accepted accounting principles in the United States; and

     - the inclusion of note 15 which provides information on the adjustments which would be required if these financial statements, which have been prepared under generally accepted accounting principles in the United Kingdom, had been prepared under generally accepted accounting principles in the United States.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     It is the responsibility of the directors of the company to prepare the additional information included in this document. It is our responsibility to form an independent opinion, based on our audit, on note 15 and the cash flow statement and notes thereto and to report our opinion to you.

OPINION

     In our opinion the information contained within note 15 and the cash flow statement and notes thereto fairly presents the adjustments which would be required if these financial statements, which have been prepared under generally accepted accounting principles in the United Kingdom, had been prepared under generally accepted accounting principles in the United States.

Scrutton Bland
Chartered Accountants and
Registered Auditors

Colchester
10 March 2000

                          COMPUTER FOUNDATIONS LIMITED

                 PROFIT AND LOSS ACCOUNT YEAR ENDED 31 DECEMBER

                                                              NOTES       1998          1997
                                                              -----    ----------    ----------
                                                                L          L             L
TURNOVER....................................................    1       1,890,431     1,455,017
Cost of sales...............................................              761,831       594,748
                                                                       ----------    ----------
GROSS PROFIT................................................            1,128,600       860,269
Administrative expenses.....................................             (992,864)     (790,748)
                                                                       ----------    ----------
OPERATING PROFIT............................................    2         135,736        69,521
Interest receivable and similar income......................    4          30,582        21,254
Interest payable and similar charges........................    5              --        (1,198)
                                                                       ----------    ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............              166,318        89,577
Tax on profit on ordinary activities........................    6          38,889        20,935
                                                                       ----------    ----------
PROFIT FOR THE FINANCIAL YEAR...............................              127,429        68,642
Dividends...................................................    7          60,450        50,375
                                                                       ----------    ----------
RETAINED PROFIT FOR THE FINANCIAL YEAR......................   12      L   66,979    L   18,267
                                                                       ==========    ==========

TOTAL RECOGNIZED GAINS AND LOSSES

     The company has no recognized gains or losses other than the profit for the above two financial years.

CONTINUING OPERATIONS

     None of the company's activities were acquired or discontinued during the above two financial years.

                          COMPUTER FOUNDATIONS LIMITED

                        BALANCE SHEET AS AT 31 DECEMBER

                                                              NOTES      1998        1997
                                                              -----    --------    --------
                                                                          L           L
FIXED ASSETS
Tangible assets.............................................    8       356,399     256,474
                                                                       --------    --------
CURRENT ASSETS
Stocks......................................................              3,709       2,448
Debtors.....................................................    9       236,188      93,455
Cash at bank and in hand....................................            451,414     570,087
                                                                       --------    --------
                                                                        691,311     665,990
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR..............   10       449,912     391,645
                                                                       --------    --------
NET CURRENT ASSETS..........................................            241,399     274,345
                                                                       --------    --------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................           L597,798    L530,819
                                                                       ========    ========
CAPITAL AND RESERVES
Called up share capital.....................................   11        10,075      10,075
Profit and loss account.....................................   12       587,723     520,744
                                                                       --------    --------
SHAREHOLDERS' FUNDS -- EQUITY INTERESTS.....................   13      L597,798    L530,819
                                                                       ========    ========

     Advantage is taken in the preparation of the financial statements of the special provisions contained in Part VII of the Companies Act 1985 relating to small companies.

     The financial statements were approved by the directors on 3 August 1999.

                                          T P K MILMO
                                          Director

                          COMPUTER FOUNDATIONS LIMITED

                 STATEMENT OF CASH FLOWS YEAR ENDED 31 DECEMBER

                                                                1998         1997
                                                              ---------    --------
                                                                  L           L
CASH FLOW FROM OPERATING ACTIVITIES
Net income..................................................    127,429      68,642
Adjustments to reconcile net income to net cash provided by
  operating activities:
Profit on disposal of tangible fixed assets.................    (11,514)     (3,600)
Depreciation................................................     69,551      38,477
(Increase)/decrease in debtors..............................   (142,733)    146,623
(Increase)/decrease in stocks...............................     (1,261)      4,149
Increase/(decrease) in creditors............................    104,375     (50,578)
Increase/(decrease) in corporation taxes payable............      4,267     (43,504)
                                                              ---------    --------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................    150,114     160,209
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures........................................   (181,884)    (16,999)
Proceeds from sale of assets................................     23,922       3,600
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid..............................................   (110,825)    (50,375)
                                                              ---------    --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................   (118,673)     96,435
Cash and cash equivalents at beginning of year..............    570,087     473,652
                                                              ---------    --------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  L 451,414    L570,087
                                                              =========    ========
SUPPLEMENTAL NON-CASH INFORMATION:
Interest paid...............................................  L      --    L  1,198
                                                              =========    ========
Taxes paid..................................................  L   9,434    L 52,938
                                                              =========    ========

                          COMPUTER FOUNDATIONS LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                             YEAR ENDED 31 DECEMBER

1.  ACCOUNTING POLICIES

  Basis of accounting

     The financial statements have been prepared under the historical cost convention, and in accordance with applicable accounting standards.

  Tangible fixed assets

     Depreciation is provided at the following annual rates in order to write off each asset over its estimated useful life:

Fixtures and          --   15% on written down value
  fittings
Plant and equipment   --   30% on written down value
Motor vehicles        --   25% on cost of vehicles or 25% on
                             written down value of vehicles
                             purchased before 1.1.93
Freehold property     --   2% on cost
Portable buildings    --   Straight line over 3 years

     Any permanent diminution in the value of properties is charged to the profit and loss account.

  Stocks

     Stocks are valued at the lower of cost and net realisable value, after making due allowance for obsolete and slow moving items.

  Capitalised leases

     Assets held under capitalized leases are capitalized in the balance sheet with an equivalent liability included under creditors. An asset held under a capitalized lease is depreciated over the shorter of the lease term and its useful life. The interest element of the amount payable is charged to the profit and loss account and the capital element reduces the liability in the balance sheet.

     Rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lessor are charged against profit as incurred.

  Income from maintenance and support contracts

     Income from hardware maintenance and training contracts is recognized in the profit and loss account on an earned basis with receipts in advance taken to accruals at the year end. Income from software support contracts of one year or less are taken as turnover at the date of invoice, contracts of more than one year are accounted for on an earned basis.

  Turnover

     Turnover represents the amount receivable for goods sold during the year, exclusive of VAT.

     All turnover arises in the United Kingdom and in relation to the principal activity of the company.

                          COMPUTER FOUNDATIONS LIMITED

2.  OPERATING PROFIT

     The operating profit is stated after (crediting)/charging:

                                                                1998        1997
                                                              --------    --------
                                                                 L           L
Profit on disposal of tangible fixed assets.................   (11,514)     (3,600)
Depreciation of tangible fixed assets.......................    69,551      36,321
Depreciation of assets held under capitalized leases........        --       2,156
Operating lease rentals -- other............................    18,680      24,367
Auditors' remuneration......................................     3,600       3,600
Directors' emoluments (see below)...........................   303,397     185,341
                                                              ========    ========
DIRECTORS' REMUNERATION
Aggregate emoluments........................................   303,397     185,341
Contributions to money purchase pension schemes.............    22,554      22,548
                                                              --------    --------
                                                              L325,951    L207,889
                                                              ========    ========

     Contributions to a money purchase pension scheme are made on behalf of 4 directors.

     The highest paid director received aggregate emoluments of L101,454
(1997: L49,075) and contributions of L1,560 (1997: L4,829) were made to a money purchase pension scheme on his behalf.

3.  STAFF COSTS

                                                                1998        1997
                                                              --------    --------
                                                                 L           L
Wages and salaries..........................................   798,467     616,361
Social security costs.......................................    80,735      60,300
Other pension costs.........................................    31,586      31,021
                                                              --------    --------
                                                              L910,788    L707,682
                                                              ========    ========
The average monthly number of employees, including directors during the year was made up as follows:
Office and management.......................................         4           4
Production and sales staff..................................        25          26
                                                              --------    --------
                                                                    29          30
                                                              ========    ========

4.  INTEREST RECEIVABLE

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
Bank interest receivable....................................  L30,582    L21,254
                                                              =======    =======

5.  INTEREST PAYABLE

                                                               1998      1997
                                                              ------    ------
                                                                L         L
Bank interest payable.......................................  L   --    L1,198
                                                              ======    ======

                          COMPUTER FOUNDATIONS LIMITED

6.  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
Based on the profit for the year
Corporation tax at 21% (1997: 24%/21%)......................  L38,889    L20,935
                                                              =======    =======

7.  DIVIDENDS

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
Interim dividend paid.......................................   60,450         --
Final dividend proposed.....................................       --     50,375
                                                              -------    -------
                                                              L60,450    L50,375
                                                              =======    =======

8.  TANGIBLE FIXED ASSETS

                                                             FIXTURES
                                      FREEHOLD   PORTABLE      AND      PLANT AND    MOTOR
                                      PROPERTY   BUILDINGS   FITTINGS   EQUIPMENT   VEHICLES     TOTAL
                                      --------   ---------   --------   ---------   --------   ---------
                                         L           L          L           L          L           L
COST
At 1 January 1998...................   238,724     6,063      18,003      87,850     170,010     520,650
Additions...........................    10,000        --       2,880      38,749     130,255     181,884
Disposals...........................        --        --          --     (40,066)    (70,031)   (110,097)
                                      --------    ------     -------    --------    --------   ---------
At 31 December 1998.................   248,724     6,063      20,883      86,533     230,234     592,437
                                      --------    ------     -------    --------    --------   ---------

DEPRECIATION
At 1 January 1998...................    38,194     6,063      12,584      80,552     126,783     264,176
On disposals........................        --        --          --     (38,153)    (59,536)    (97,689)
Charge for the year.................     5,174        --         800      15,691      47,886      69,551
                                      --------    ------     -------    --------    --------   ---------
At 31 December 1998.................    43,368     6,063      13,384      58,090     115,133     236,038
                                      --------    ------     -------    --------    --------   ---------

NET BOOK VALUES
At 31 December 1998.................  L205,356    L   --     L 7,499    L 28,443    L115,101   L 356,399
                                      ========    ======     =======    ========    ========   =========
At 31 December 1997.................  L200,530    L   --     L 5,419    L  7,298    L 43,227   L 256,474
                                      ========    ======     =======    ========    ========   =========

     The charge for depreciation of motor vehicles includes LNil (1997: L2,156) in respect of assets held under capitalized leases. At 31 December 1998 the net book value of these assets was LNil (1997: L6,457).

9.  DEBTORS

                                                                1998       1997
                                                              --------    -------
                                                                 L           L
Trade debtors...............................................   194,383     78,971
Other debtors...............................................    41,805     14,484
                                                              --------    -------
                                                              L236,188    L93,455
                                                              ========    =======

                          COMPUTER FOUNDATIONS LIMITED

10.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                1998        1997
                                                              --------    --------
                                                                 L           L
Bank loans..................................................         1           1
Trade creditors.............................................   160,745     101,693
Corporation tax.............................................    11,182       9,434
Other taxes and social security costs.......................   119,101      72,741
Other creditors.............................................    12,490      21,796
Accruals and deferred income................................   131,280     123,011
Proposed dividend...........................................        --      50,375
Advance corporation tax.....................................    15,113      12,594
                                                              --------    --------
                                                              L449,912    L391,645
                                                              ========    ========

11.  CALLED UP SHARE CAPITAL

                                                                1998        1997
                                                              --------    --------
Authorised:
  100,000 ordinary shares of L1 each........................  L100,000    L100,000
                                                              ========    ========
Allotted, called up and fully paid:
  10,075 ordinary shares of L1 each.........................  L 10,075    L 10,075
                                                              ========    ========

12.  RESERVES

                                                               PROFIT
                                                              AND LOSS
                                                              ACCOUNT
                                                              --------
                                                                 L
At 1 January 1998...........................................   520,744
Retained profit for the year................................    66,979
                                                              --------
At 31 December 1998.........................................  L587,723
                                                              ========

13.  RECONCILIATION OF MOVEMENTS ON SHAREHOLDERS' FUNDS

                                                                1998        1997
                                                              --------    --------
                                                                 L           L
Profit for the financial year after taxation................   127,429      68,642
Dividends...................................................    60,450      50,375
                                                              --------    --------
                                                                66,979      18,267
Opening shareholders' funds at 1 January 1998...............   530,819     512,552
                                                              --------    --------
Closing shareholders' funds at 31 December 1998.............  L597,798    L530,819
                                                              ========    ========

14.  RELATED PARTIES

     The company is controlled by a director and a shareholder, Mr. T P K Milmo.

                          COMPUTER FOUNDATIONS LIMITED

     Dividends paid and proposed (see note 7) include amounts payable to directors who are also shareholders of the company as follows:

                                                               1998      1997
                                                              ------    ------
                                                                L         L
T P K Milmo.................................................  39,150    32,625
                                                              ------    ------
P A Doe.....................................................  12,000    10,000
                                                              ------    ------
S Goldsworthy...............................................   1,800     1,500
                                                              ------    ------
G King......................................................   1,800     1,500
                                                              ------    ------
G Spurgeon..................................................   1,800     1,500
                                                              ------    ------

     Included within other debtors is an amount of L12,807 (1997: Lnil) due from Foundation Accounting Systems Limited, a company which is also controlled by Mr. T P K Milmo.

15.  US/UK GAAP RECONCILIATION

     The financial statements of the Company as set out from the profit and loss account to note 14 but excluding the cash flow statement and notes thereto have been prepared in accordance with generally accepted accounting principles applicable in the UK ("UK GAAP"), which differ in certain significant respects from those applicable in the US ("US GAAP"). The material differences as they apply to the Company's financial statements are, as follows:

INCOME RECOGNITION

     The accounting policy of the company for the recognition of income from maintenance and support contracts, as detailed in note 1 to the financial statements, is: --

  "Income from maintenance and support contracts

     Income from hardware maintenance and training contracts is recognized in the profit and loss account on an earned basis with receipts in advance taken to accruals at the year end. Income from software support contracts of one year or less are taken as turnover at the date of invoice, contracts or more than one year are accounted for on an earned basis."

     This is inconsistent with US GAAP in respect of the treatment of income from software support contracts of one year or less. SOP 97-2 requires that support contract services should be recognized on a pro-rata basis over the term of the arrangement.

     The following tables also record the tax effect on the profits of the company on the adoption of SOP 97-2. The application of SOP 97-2 has the effect of reducing the taxable profits of the company. These tax effects are based on an effective rate of 21% for 1998 and 21.75% for 1997. The cumulative effect for 1998 in the table on the "effect on Shareholders Equity" is based on a cumulative tax effect from prior accounting periods and does not represent the actual tax effect under UK taxation rules had the principles of SOP 97-2 been adopted under UK GAAP.

                          COMPUTER FOUNDATIONS LIMITED

EFFECT ON SHAREHOLDERS' EQUITY:

                                                                1998         1997
                                                              ---------    ---------
                                                                  L            L
Shareholders' equity as stated under UK GAAP................    597,798      530,819
US GAAP adjustments:
Increase in deferred income under US GAAP...................   (221,967)    (204,248)
Reduction in tax charge arising from the adjustment to
  deferred income...........................................     48,145       44,424
                                                              ---------    ---------
Shareholders equity as stated under US GAAP.................  L 423,976    L 370,995
                                                              =========    =========

EFFECT ON PROFIT FOR THE FINANCIAL YEAR:

                                                                 1998         1997
                                                               --------     --------
                                                                  L            L
Profit for the financial year as stated under UK GAAP.......    127,429       68,642
US GAAP adjustments:
Adjustment for movement in deferred income..................    (17,719)     (25,182)
Reduction in tax charge arising from the movement in
  deferred income...........................................      3,721        5,477
                                                               --------     --------
Profit for the financial year as stated under US GAAP.......   L113,431     L 48,937
                                                               ========     ========

                         PREMIER COMPUTER GROUP LIMITED

                        DIRECTORS AND OTHER INFORMATION


DIRECTORS                                   Brian Kearney (resigned 23/12/98)
                                            Mark Howell
                                            William Reid
                                            Leo McCarthy (appointed 1/5/98)
                                            Paul Carroll (appointed 23/12/98)

SECRETARY                                   Mark Howell

REGISTERED OFFICE                           13/16 Dame Street,
                                            Dublin 2.

BANKERS                                     Allied Irish Bank plc.,
                                            24 Arran Quay,
                                            Dublin 7.

AUDITORS                                    BDO Simpson Xavier,
                                            Chartered Accountants
                                            and Registered Auditors,
                                            Simpson Xavier Court,
                                            Merchants Quay,
                                            Dublin 8.

SOLICITORS                                  Patrick Donaghy & Company,
                                            Solicitors,
                                            13/16 Dame Street,
                                            Dublin 2.

                         PREMIER COMPUTER GROUP LIMITED

                    STATEMENT OF DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent;

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Acts, 1963 to 1990. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                                AUDITORS' REPORT

TO THE MEMBERS OF PREMIER COMPUTER GROUP LIMITED

     We have audited the attached financial statements which have been prepared under the historical cost convention and the accounting policies set in note 1.

  Respective responsibilities of directors and auditors

     The company's directors are responsible for the preparation of the financial statements in accordance with generally accepted accounting principles in the Republic Of Ireland. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

  Basis of opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which are substantially similar to US GAAS. An audit includes an examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatements, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

  Opinion

     In our opinion, the financial statements give a true and fair view of the state of the group's affairs as at 31 December 1998 and 31 December 1997 and of its results for the year's then ended and have been properly prepared in accordance with the Companies Acts, 1963 to 1990.

     In our opinion, there did exist at 31 December 1998 a financial situation which, under Section 40(1) of the Companies (Amendment) Act 1983, does require the convening of an extraordinary general meeting of the company.

     We have obtained all the information and explanations we considered necessary for the purposes of our audit. In our opinion, proper books of account have been kept by the company. The financial statements are in agreement with the books of account.

                                          BDO SIMPSON XAVIER
                                          Chartered Accountants
                                          & Registered Auditors

1 MAY 1999

                         PREMIER COMPUTER GROUP LIMITED

      CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 31 DECEMBER

                                                              NOTE       1998          1997
                                                              ----    ----------    ----------
                                                                         IRL           IRL
TURNOVER....................................................     2     3,775,749     3,056,218
                                                                      ----------    ----------
GROSS PROFIT................................................           1,924,282     1,960,171
Operating costs.............................................          (2,447,851)   (1,826,825)
                                                                      ----------    ----------
OPERATING (LOSS)/PROFIT.....................................            (523,569)      133,346
Interest receivable.........................................     6            --         7,484
Interest payable and similar charges........................     7       (16,967)      (30,254)
                                                                      ----------    ----------
(LOSS)/PROFIT BEFORE TAXATION...............................     3      (540,536)      110,576
Taxation....................................................     8            --        (3,382)
                                                                      ----------    ----------
(LOSS)/PROFIT AFTER TAXATION................................            (540,536)      107,194
Minority interests..........................................              (3,415)       (6,525)
                                                                      ----------    ----------
(LOSS)/PROFIT FOR THE YEAR..................................            (543,951)      100,669
Redemption of shares........................................                  --      (114,196)
Transfer to capital redemption reserve fund.................                  --        (9,149)
                                                                      ----------    ----------
Retained loss for the financial year........................            (543,951)      (22,676)
Balance at beginning of year................................             397,716       420,392
                                                                      ----------    ----------
BALANCE AT END OF YEAR......................................            (146,235)      397,716
                                                                      ----------    ----------

---------------

All recognized gains and losses have been included in the profit and loss account.

Mark Howell                                            Paul Carroll
-----------------------------------------------------  -----------------------------------------------------
Director                                               Director

1 May 1999
-----------------------------------------------------
Date

                         PREMIER COMPUTER GROUP LIMITED

                  CONSOLIDATED BALANCE SHEET AS AT 31 DECEMBER

ASSETS EMPLOYED                                               NOTES       1998         1997
---------------                                               -----    ----------    ---------
                                                                          IRL           IRL
FIXED ASSETS
Tangible assets.............................................    9         287,253      147,396
Financial assets............................................   10              --      149,585
Intangible assets...........................................   11              --       83,774
                                                                       ----------    ---------
                                                                          287,253      380,755
CURRENT ASSETS
Stocks......................................................   12          58,875      220,867
Debtors.....................................................   13         996,587      718,782
Bank........................................................              277,514      208,751
                                                                       ----------    ---------
                                                                        1,332,976    1,148,400
CREDITORS (amounts falling due within one year).............   14      (1,658,948)    (982,458)
                                                                       ----------    ---------
NET CURRENT (LIABILITIES)/ASSETS............................             (325,972)     165,942
                                                                       ----------    ---------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................              (38,719)     546,697
CREDITORS (amounts falling due after more than one year)....   15         (58,464)     (91,095)
                                                                       ----------    ---------
                                                                          (97,183)     455,602
                                                                       ----------    ---------
CAPITAL AND RESERVES
Called up share capital.....................................   16           2,220        2,220
Share premium...............................................   17         199,267      199,267
Profit and loss account.....................................             (146,235)     397,716
Other reserves..............................................   18        (152,435)    (140,071)
                                                                       ----------    ---------
Shareholders' funds.........................................              (97,183)     459,132
Minority interest...........................................   19              --       (3,530)
                                                                       ----------    ---------
                                                                          (97,183)     455,602
                                                                       ----------    ---------

Mark Howell                                            Paul Carroll
-----------------------------------------------------  -----------------------------------------------------
Director                                               Director

1 May 1999
-----------------------------------------------------
Date

                         PREMIER COMPUTER GROUP LIMITED

      CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED 31 DECEMBER

                                                               NOTE        1998         1997
                                                             --------    ---------    --------
                                                                            IRL         IRL
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)\income..........................................               (543,951)    100,669
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
Depreciation and Amortization..............................                227,627     159,485
Provision for losses on investment.........................                149,585          --
Loss on sale of facility...................................                  2,178          --
Foreign currency adjustment................................                 (9,980)         --
CHANGE IN ASSETS AND LIABILITIES
Increase/Decrease in accounts receivable...................               (277,805)     29,426
Decrease/Increase in inventory.............................                161,992     (29,218)
Increase in accounts payable and accrued expenses..........                760,860      70,768
                                                                         ---------    --------
TOTAL ADJUSTMENTS..........................................              1,014,457     230,461
                                                                         ---------    --------
NET CASH PROVIDED BY OPERATING ACTIVITIES..................                470,506     331,130
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of facility.............................                  5,038      36,770
Capital expenditures.......................................               (233,138)   (164,783)
Payments for acquisition of subsidiary net of cash
  acquired.................................................                     --     (61,134)
                                                                         ---------    --------
NET CASH USED IN INVESTING ACTIVITIES......................               (228,100)   (189,147)
                                                                         ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
Capital lease repayments...................................                (32,960)    (40,277)
Movement on bank overdraft.................................                (52,391)    (29,682)
Repayment of borrowings....................................                (88,292)    (31,277)
Redemption of Common Stock.................................                     --    (123,345)
                                                                         ---------    --------
NET CASH USED IN FINANCING ACTIVITIES......................               (173,643)   (224,581)
                                                                         ---------    --------
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS.......                 68,763     (82,598)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.............                208,751     291,349
                                                                         ---------    --------
CASH AND CASH EQUIVALENTS AT END OF YEAR...................                277,514     208,751
                                                                         ---------    --------
SUPPLEMENTAL NON CASH INFORMATION
Capital expenditure financed by debt.......................                 59,702      59,156
                                                                         ---------    --------

                         PREMIER COMPUTER GROUP LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.  ACCOUNTING POLICIES

  a) Basis of preparation

     These financial statements have been prepared under the historical cost convention in accordance with best accounting practice in the Republic of Ireland (Irish GAAP). The Cash Flow Statement is presented in accordance with US GAAP. Note 25 sets out a reconciliation of Irish GAAP to US GAAP showing the effect on Shareholders Equity and results for the year.

  b) Revenue Recognition

     Revenue arising from the sale of hardware products represents invoiced sales during the year, net of valued added taxation and is recognized as the products are shipped. Revenue arising from annual maintenance, support and software contracts is recognized over the period of the contract.

     Deferred income arises when either a portion of a contract period, for which an invoice has been issued in advance, falls after the year end or where work invoiced has not been completed.

  c) Depreciation

     Depreciation is calculated to write off the cost of tangible assets over their expected useful lives at the following annual rates:

Improvements to premises                                 20%       straight line
Fixtures and fittings                                    20%       straight line
Equipment                                                20%       straight line
Software                                                 20%       straight line
Motor vehicles                                       20% - 33.3%   straight line

  d) Capitalised Leases

     Assets held under leasing arrangements that transfer substantially all the risks and rewards of ownership ("finance leases") to the company are capitalized. The capital element of the related rental obligations is included in creditors. The interest element of the rental obligations is charged to the profit and loss account so as to produce a constant periodic rate of charge. Rebates of rentals received on disposal of leased assets are treated as proceeds on disposal.

     All other leases are operating leases and the annual rentals are charged to the profit and loss account.

  e) Stocks

     Stocks are valued at the lower of cost and net realisable value.

     Cost comprises invoice cost exclusive of value added tax, together with freight and carriage costs incurred.

     Net realisable value comprises the actual or estimated selling price (net of trade discounts) less all further costs to be incurred in marketing, selling and distribution.

  f) Foreign currencies

     Monetary assets and liabilities denominated in foreign currencies are translated at the exchange rates ruling at the balance sheet date and revenues, costs and non-monetary assets at the exchange rates ruling at the dates of the transactions.

                         PREMIER COMPUTER GROUP LIMITED

     Profits and losses arising from foreign currency transactions and on settlement of amounts receivable and payable in foreign currency are dealt with through the profit and loss account.

  g) Pensions

     Amounts paid to fund defined contribution schemes are charged to the profit and loss account as incurred.

  h) Research and development

     Research and development costs are expensed as incurred.

  i) Consolidated statement of cash flows

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

2.  TURNOVER

     The turnover of the company for the period has been derived from its principle activity.

                                                                1998         1997
                                                              ---------    ---------
                                                                 IRL          IRL
Republic of Ireland.........................................  3,473,214    2,811,336
United Kingdom..............................................    302,535      244,882
                                                              ---------    ---------
                                                              3,775,749    3,056,218
                                                              ---------    ---------

3.  (LOSS)/PROFIT BEFORE TAXATION

     The (Loss)/profit before taxation has been arrived at after charging the following items;

                                                               1998       1997
                                                              -------    ------
                                                                IRL       IRL
Auditors' remuneration......................................   24,992     7,808
Depreciation................................................  144,608    99,691
Amortization of software development costs..................   83,019    59,794
                                                              -------    ------

4.  EMPLOYEES AND REMUNERATION

     The average number of persons (including directors) employed by the group during the financial year was 45 (1997: 39) and is analysed into the following categories;

                                                              1998    1997
                                                              ----    ----
                                                              IRL     IRL
Sales.......................................................    6       5
Administration..............................................    9      10
Technical...................................................   30      24
                                                               --      --
                                                               45      39
                                                               --      --

                         PREMIER COMPUTER GROUP LIMITED

                                                                1998        1997
                                                              ---------    -------
                                                                 IRL         IRL
Staff costs comprised:
  Wages and salaries........................................  1,113,821    858,311
  Social welfare costs......................................     97,643     90,751
  Pension costs.............................................     25,468     11,769
                                                              ---------    -------
                                                              1,236,932    960,831
                                                              ---------    -------

5.  DIRECTORS' EMOLUMENTS

                                                               1998       1997
                                                              -------    -------
                                                                IRL        IRL
Remuneration and other emoluments...........................  225,064    112,393
Pension costs...............................................   14,829      8,743
                                                              -------    -------
                                                              239,892    121,136
                                                              =======    =======

6.  INTEREST RECEIVABLE

                                                              1998    1997
                                                              ----    -----
                                                              IRL      IRL
Interest received and receivable............................  --      7,484
                                                               ==     =====

7.  INTEREST PAYABLE AND SIMILAR CHARGES

                                                               1998      1997
                                                              ------    ------
                                                               IRL       IRL
This interest was in respect of:
  Borrowings wholly repayable within five years
  -- bank loan and overdraft................................  11,855    20,743
  -- capitalized leases.....................................   5,111     9,511
                                                              ------    ------
                                                              16,967    30,254
                                                              ======    ======

8.  TAXATION

                                                              1998     1997
                                                              ----    ------
                                                              IRL      IRL
Corporation tax principally at 10%..........................  --       9,000
Overprovision in prior year.................................  --      (5,618)
                                                               --     ------
                                                              --       3,382
                                                               ==     ======

     No tax liability arises in the current year due to loss relief.

                         PREMIER COMPUTER GROUP LIMITED

9.  TANGIBLE ASSETS

GROUP

                                IMPROVEMENTS    FIXTURES                            MOTOR
                                TO PREMISES    & FITTINGS   EQUIPMENT   SOFTWARE   VEHICLES     TOTAL
                                ------------   ----------   ---------   --------   --------   ---------
                                    IRL           IRL          IRL        IRL        IRL         IRL
COST
At 1 January 1998.............     33,194       341,667      238,352    133,731     40,951      787,895
Additions.....................         --         3,037      168,315     36,273     85,215      292,840
Disposals.....................         --        (6,029)          --         --    (14,240)     (20,269)
Translation adjustments.......         --        (9,627)      (3,034)        --     (1,349)     (14,010)
                                   ------       -------      -------    -------    -------    ---------
AT 31 DECEMBER 1998...........     33,194       329,048      403,633    170,004    110,577    1,046,456
                                   ======       =======      =======    =======    =======    =========
DEPRECIATION
At 1 January 1998.............     17,427       327,114      168,131    109,529     18,298      640,499
Charge for year...............      6,492           889       97,004     22,223     18,000      144,608
Disposals.....................         --            --           --         --    (13,053)     (13,053)
Translation adjustments.......         --        (9,207)      (3,045)        --       (599)     (12,851)
                                   ------       -------      -------    -------    -------    ---------
At 31 December 1998...........     23,919       318,796      262,090    131,752     22,646      759,203
                                   ------       -------      -------    -------    -------    ---------
NET BOOK VALUE
AT 31 DECEMBER 1998...........      9,275        10,252      141,543     38,252     87,931      287,253
                                   ======       =======      =======    =======    =======    =========
At 1 January 1998.............     15,767        14,553       70,221     24,202     22,653      147,396
                                   ======       =======      =======    =======    =======    =========

     Tangible assets with a net book amount of IRL 102,051 (1997: IRL 47,014) are held by the group under capitalized leases. The depreciation charge on these assets amounts to IRL 38,459 (1997: IRL 21,032).

10.  FINANCIAL ASSETS

GROUP

                                                              1998      1997
                                                              ----    --------
                                                              IRL       IRL
Leasehold interest..........................................  --       149,585
                                                               ==     ========

     The directors have decided to make a full provision against the value of this investment due to doubt over group's legal ownership of the lease hold interest.

                         PREMIER COMPUTER GROUP LIMITED

11.  INTANGIBLE ASSETS

GROUP

                                                                 SOFTWARE
                                                                DEVELOPMENT
                                                                   COSTS
                                                                -----------
                                                                    IRL
COST
At 1 January 1998...........................................      362,689
Translation adjustments.....................................       (3,128)
                                                                  -------
AT 31 DECEMBER 1998.........................................      359,561
                                                                  =======
DEPRECIATION
At 1 January 1998...........................................      278,915
Charge for year.............................................       83,019
Translation adjustments.....................................       (2,373)
                                                                  -------
At 31 December 1998.........................................      359,561
                                                                  =======
NET BOOK AMOUNT
AT 31 DECEMBER 1998.........................................           --
                                                                  -------
At 1 January 1998...........................................       83,774
                                                                  =======

12.  STOCKS

                                                               1998        1997
                                                               ----        ----
                                                                IRL        IRL
Goods for resale............................................   58,875     215,297
Other stock.................................................       --       5,570
                                                              -------    --------
                                                               58,875     220,867
                                                              =======    ========

     In the opinion of the directors, the replacement cost of stock does not differ significantly from the figures shown above.

13.  DEBTORS (AMOUNTS FALLING DUE WITHIN ONE YEAR)

GROUP

                                                               1998       1997
                                                               ----       ----
                                                                IRL        IRL
Trade debtors and prepayments...............................  996,587    718,782
                                                              =======    =======

                         PREMIER COMPUTER GROUP LIMITED

14.  CREDITORS (AMOUNTS FALLING DUE WITHIN ONE YEAR)

GROUP

                                                                1998        1997
                                                                ----        ----
                                                                 IRL         IRL
Trade creditors.............................................    714,095    360,908
Bank overdraft..............................................     42,738     95,129
Corporation tax.............................................        333      9,000
PAYE/PRSI...................................................     56,115     20,955
VAT.........................................................     92,026     53,698
Accruals and deferred income................................    692,969    353,207
Obligations under capitalized leases........................     60,672     37,717
Unsecured loan..............................................         --     50,000
Secured loan................................................         --      1,844
                                                              ---------    -------
                                                              1,658,948    982,458
                                                              =========    =======

     The bank overdraft is secured by fixed and floating charges over the fixed assets of Techsonix Limited.

15.  CREDITORS (AMOUNT FALLING DUE AFTER MORE THAN ONE YEAR)

GROUP

                                                               1998      1997
                                                               ----      ----
                                                               IRL       IRL
Bank loan...................................................      --    36,448
Capitalised leases -- repayable within five years...........  58,464    54,647
                                                              ------    ------
                                                              58,464    91,095
                                                              ======    ======

16.  SHARE CAPITAL

                                                               1998       1997
                                                               ----       ----
                                                                IRL        IRL
AUTHORISED
100,000 ordinary shares of IRL1 each........................  100,000    100,000
                                                              -------    -------
ALLOTTED, CALLED UP AND FULLY PAID
Equity Shares
2,220 ordinary shares of IRL1 each..........................    2,220      2,220
                                                              -------    -------

17.  SHARE PREMIUM

                                                               1998       1997
                                                               ----       ----
                                                                IRL        IRL
At 31 December 1998 and 31 December 1997....................  199,267    199,267
                                                              -------    -------

                         PREMIER COMPUTER GROUP LIMITED

18.  OTHER RESERVES

                                                 GOODWILL                     CAPITAL
                                                 WRITE-OFF    TRANSLATION    REDEMPTION
                                                  RESERVE      RESERVES       RESERVE       TOTAL
                                                 ---------    -----------    ----------     -----
                                                    IRL           IRL           IRL          IRL
At 1 January 1998..............................  (175,885)        1,665         34,149     (140,071)
Translation differences arising during the
  year.........................................        --          (399)            --         (399)
Goodwill on acquisition........................   (11,965)           --             --      (11,965)
                                                 --------      --------       --------     --------
AT 31 DECEMBER 1998............................  (187,850)        1,266         34,149     (152,435)
                                                 ========      ========       ========     ========

19.  MINORITY INTEREST

                                                               1998      1997
                                                               ----      ----
                                                               IRL       IRL
At 1 January 1998...........................................  (3,530)   (8,810)
Share of profit after taxation..............................  (3,415)    6,525
Foreign currency translation................................  (1,114)   (1,245)
Acquisition of minority interest by holding company.........   8,059        --
                                                              ------    ------
AT 31 DECEMBER 1998.........................................      --    (3,530)
                                                              ======    ======

20.  FINANCIAL COMMITMENTS

     At 31 December 1998 the Group had annual commitments of IRL3,384 (1997:
IRL5,076) under non-cancellable operating leases. These leases were due to expire in the following periods after 31 December:

                                                              1998     1997
                                                              -----    -----
                                                               IRL      IRL
Within one year.............................................  1,128    1,692
Between two and five years..................................  2,256    3,384
                                                              -----    -----
                                                              3,384    5,076
                                                              =====    =====

21.  CONTROLLING PARTY

     As from 23 December 1998 Premier Computer Group Limited was controlled by Integrity Holdings Limited, a company incorporated in the U.S.A. and operating in Europe. There were no transactions by Premier Computer Group Limited between December 23, 1998 and December 31, 1998.

     Consequently, a separate profit and loss account for the period between December 23 and December 31 has not been presented.

22.  RELATED PARTY TRANSACTIONS

     The company has availed of the exemptions under FRS 8 (Related Party Disclosure) which allows non-disclosure of transactions with other group companies.

                         PREMIER COMPUTER GROUP LIMITED

23.  GROUP UNDERTAKINGS

     Premier Computer Group Limited had the following subsidiary undertakings at 31 December 1998:

COMPANY                      % HELD    REGISTERED OFFICE                PRINCIPLE ACTIVITY
-------                      ------    -----------------    ------------------------------------------
INCORPORATED IN THE
  REPUBLIC OF IRELAND
Premier Information           100%            (a)           Modification, sale and support of computer
  Systems Ltd.                                              systems and software
Premier Software Ltd.         100%            (a)           Manufacture and sale of software
Progress Systems Ltd.         100%            (a)           Manufacture, sale and support of computer
                                                            systems and software
Premier Services Ltd.         100%            (a)           Dormant
Premier Distribution Ltd.     100%            (a)           Dormant

COMPANY                      % HELD    REGISTERED OFFICE                PRINCIPLE ACTIVITY
-------                      ------    -----------------    ------------------------------------------
INCORPORATED IN THE
  UNITED KINGDOM
Ravplot Ltd                   100%            (b)           Investment holding company
Techsonix Ltd                 100%            (b)           Supply of computer based cost and
                                                            management information systems, together
                                                            with associated training and support
                                                            services to the construction industry

---------------
(a) 13/16 Dame Street, Dublin 2, Ireland

(b) 5 Ashted Lock, Dartmouth Middleway, Birmingham, B7 4AZ

24.  CAPITAL COMMITMENTS

     The company does not have any capital commitments at 31 December 1998.

25. RECONCILIATION OF IRISH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("IRISH GAAP") TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA ("US GAAP")

     The financial statements of the Company set out on pages 5 to 20 have been prepared in accordance with generally accepted accounting principles applicable in the Republic of Ireland ("Irish GAAP"), which differ in certain significant respects from those applicable in the US ("US GAAP"). The material differences as they apply to the Company's financial statements are, as follows:

  Goodwill

     Under Irish GAAP the company has written off goodwill arising on acquisitions against shareholders equity. Goodwill recognized in accordance with US GAAP purchase accounting requirements is capitalized on the balance sheet and amortized over it's estimated remaining useful life through the income statement. The useful life of goodwill as considered by the directors is 10 years.

  Financial Assets

     This Financial Asset was written off during the year ended 31 December 1998 due to doubt over the groups legal ownership of the leasehold interest (which was acquired in the year ended 31

                         PREMIER COMPUTER GROUP LIMITED

December 1997) in accordance with Irish GAAP. This amount has been treated as a correction of an error under US GAAP and consequently written off in its year of acquisition.

  Deferred Tax

     Under Irish GAAP, provision is made for deferred tax under the liability method where it is probable that a deferred tax liability will become payable or a tax asset will crystallise within the foreseeable future. Under US GAAP Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" requires deferred tax to be provided on a full liability basis and a valuation adjustment is established against deferred tax assets where valuation it is more likely than not that some portion will not be realised.

  Research & Development

     In accordance with Irish GAAP certain Research & Development costs are capitalized and written off through the income statement over the period in which the benefits from these activities arise. The amounts would be expensed to the income statement under US GAAP as technological feasibility has not been established.

     The tables below set out the effect on shareholders funds and profit for the year on the results of the company.

EFFECT ON LOSSES:

                                                                1998        1997
                                                              --------    --------
                                                                IRL         IRL
Loss as stated under Irish GAAP.............................  (543,951)   (100,669)
US GAAP adjustments:
Goodwill amortization.......................................   (17,588)    (17,588)
Research & Development costs written off....................    83,019      59,794
Deferred tax asset..........................................    44,000          --
Leasehold interest written off..............................   149,585    (149,585)
NET LOSS AS STATED UNDER US GAAP............................  (284,935)   (208,048)
OTHER COMPREHENSIVE LOSS....................................      (399)     (6,580)
COMPREHENSIVE LOSS..........................................  (285,334)   (214,628)

EFFECT ON SHAREHOLDERS' EQUITY:

                                                              AT 31 DECEMBER,   AT 31 DECEMBER,
                                                                   1998              1997
                                                              ---------------   ---------------
                                                                    IRL               IRL
Shareholders' equity as stated under Irish GAAP.............      (97,183)          459,132
US GAAP adjustments:
Goodwill written off........................................      162,245           167,868
Deferred Tax Asset..........................................       44,000                --
Research & Development costs written off....................         (755)          (83,774)
Leasehold interest written off..............................           --          (149,585)
SHAREHOLDERS' EQUITY AS STATED UNDER US GAAP................      108,307           393,641

26.  APPROVAL OF FINANCIAL STATEMENTS

     The board approved the financial statements on 1 May 1999.

                            INFORMATION SUPPORT LTD

           AUDITORS' REPORT TO THE SHAREHOLDERS YEAR ENDED 31ST MARCH

     We have audited the attached financial statements which have been prepared under the historical cost convention and the accounting policies set out on note 1.

RESPECTIVE RESPONSIBILITIES OF THE DIRECTORS AND THE AUDITORS

     The company's directors are responsible for the preparation of the financial statements in accordance with generally accepted accounting principles in the U.K. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board, which are substantially similar to US GAAS. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion, the financial statements give a true and fair view of the state of the company's affairs at 31 March 1998 and 31 March 1997 and of its profit for the years then ended and have been properly prepared in accordance with the Companies Act, 1985.

45 Long Lane                                  KARIA OWEN & CO.
London                                        Chartered Certified Accountants
N3 2PY                                        & Registered Auditors
10/7/1998

                            INFORMATION SUPPORT LTD

                 PROFIT AND LOSS ACCOUNT YEAR ENDED 31st MARCH

                                                              NOTE      1998         1997
                                                              ----    ---------    ---------
                                                                          L            L
TURNOVER....................................................   2      4,667,813    4,235,112
Cost of sales...............................................          3,643,500    3,322,141
                                                                      ---------    ---------
GROSS PROFIT................................................          1,024,313      912,971
DISTRIBUTION COSTS..........................................            367,235      239,858
Administrative expenses.....................................            601,228      670,110
Other operating income......................................   3        (39,517)     (40,151)
                                                                      ---------    ---------
OPERATING PROFIT............................................   4         95,367       43,154
INTEREST PAYABLE............................................   7         14,256       19,428
                                                                      ---------    ---------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............             81,111       23,726
TAX ON PROFIT ON ORDINARY ACTIVITIES........................   8         28,042       21,742
                                                                      ---------    ---------
RETAINED PROFIT FOR THE FINANCIAL YEAR......................             53,069        1,984
BALANCE BROUGHT FORWARD.....................................            (94,695)     (96,679)
                                                                      ---------    ---------
Balance carried forward.....................................            (41,626)     (94,695)
                                                                      =========    =========

  The company has no recognized gains or losses other than the results for the year as set out above.

        All of the activities of the company are classed as continuing.

                            INFORMATION SUPPORT LTD

                            BALANCE SHEET 31st MARCH

                                       NOTE             1998                      1997
                                       ----    ----------------------    ----------------------
                                        L          L            L            L            L
FIXED ASSETS
Intangible assets....................    9                    265,716                   288,235
Tangible assets......................   10                     76,753                    99,268
Investments..........................   11                          2                        --
                                                             --------                  --------
                                                              342,471                   387,503
CURRENT ASSETS
Stocks...............................   12        236,253                   410,417
Debtors..............................   13      1,433,161                 1,035,843
Cash at bank and in hand.............               1,131                       918
                                               ----------                ----------
                                                1,670,545                 1,447,178
CREDITORS: AMOUNTS FALLING DUE WITHIN
  ONE YEAR...........................   14     (1,938,700)               (1,813,434)
                                               ----------                ----------
NET CURRENT LIABILITIES..............                        (268,155)                 (366,256)
                                                             --------                  --------
TOTAL ASSETS LESS CURRENT
  LIABILITIES........................                          74,316                    21,247
                                                             ========                  ========
CAPITAL AND RESERVES
Called-up equity share capital.......   17                    115,942                   115,942
Profit and loss account..............   18                    (41,626)                  (94,695)
                                                             --------                  --------
SHAREHOLDERS' FUNDS..................   19                     74,316                    21,247
                                                             ========                  ========

These financial statements were approved by the directors on the 9/7/1998 and are signed on their behalf by:

---------------------------------------------------------
MR. A GROVER

                            INFORMATION SUPPORT LTD

                 STATEMENT OF CASH FLOWS YEAR ENDED 31ST MARCH

                                                        1998                      1997
                                                ---------------------    ----------------------
                                                    L            L           L            L
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash received from customers..................   4,270,495                3,895,983
Cash paid to suppliers and employees..........  (4,282,155)              (3,845,400)
Rent received.................................      39,517                   40,151
Corporation tax paid..........................     (25,150)                 (21,354)
Interest paid.................................     (14,256)                 (19,428)
                                                ----------               ----------
NET CASH PROVIDED/(USED) BY OPERATING
  ACTIVITIES..................................                (11,549)                   49,952
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures..........................     (18,255)                 (58,073)
Payments to acquire subsidiary................          (2)                      --
                                                ----------               ----------
NET CASH USED IN INVESTING ACTIVITIES.........                (18,257)                  (58,073)
CASH FLOWS FROM FINANCING ACTIVITIES:
Movement in Bank Overdraft....................      30,019                   46,014
Repayment of debenture loan...................          --                  (38,020)
                                                ----------               ----------
NET CASH PROVIDED/(USED) BY FINANCING
  ACTIVITIES..................................                 30,019                     7,994
                                                              -------                  --------
NET DECREASE IN CASH AND CASH EQUIVALENTS.....                    213                      (127)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  YEAR........................................                    918                     1,045
                                                              -------                  --------
CASH AND CASH EQUIVALENTS AT END OF YEAR......                  1,131                       918
                                                              -------                  --------
RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES

                                                   1998                     1997
                                                ----------               ----------
                                                    L                        L
Net income....................................      53,069                    1,984
Adjustments to reconcile net income to net
  cash Provided by operating activities:
Amortization..................................      22,519                   46,223
Depreciation..................................      40,770                   28,020
Decrease/(Increase) in stock..................     174,164                 (117,554)
Increase in debtors...........................    (397,319)                (339,129)
Increase in creditors.........................      95,248                  430,408
                                                ----------               ----------
NET CASE PROVIDED/(USED) BY OPERATING
  ACTIVITIES..................................     (11,549)                  49,952
                                                ==========               ==========

                            INFORMATION SUPPORT LTD

                       NOTES TO THE FINANCIAL STATEMENTS
                             YEAR ENDING 31ST MARCH

1.  ACCOUNTING POLICIES

  Basis of accounting

     The financial statements have been prepared under the historical cost convention, and in accordance with applicable accounting standards.

  Consolidation

     In the opinion of the directors, the company and its subsidiary undertakings comprise a medium-sized group. The company has therefore taken advantage of the exemption provided by Section 248 of the Companies Act 1985 not to prepare group accounts.

  Goodwill

     Purchased goodwill is written off to the profit & loss account over its estimated useful life. This year the directors have increased to write off period to 20 years from 10 years.

  Amortization

     Amortization is calculated so as to write off the cost of an asset, less its estimated residual value, over the useful economic life of that asset as follows:

     Goodwill -- Over 20 years -- Straight Line

  Depreciation

     Depreciation is calculated so as to write off the cost of an asset, less its estimated residual value, over the useful economic life of that asset as follows:

     Equipment -- 20% Straight Line

  Stocks

     Stocks are valued at the lower of cost and net realisable value, after making due allowance for obsolete and slow moving items.

  Operating lease agreements

     Rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lessor are charged against profits as incurred.

  Pension costs

     The company operates a defined contribution pension scheme for employees. The assets of the scheme are held separately from those of the company. The annual contributions payable are charged to the profit and loss account.

2.  INCOME REVENUE RECOGNITION

     Revenue arising from the sale of hardware products represents invoiced sales during the period, net of value added taxation and is recognized as the products are shipped. Revenue arising from annual maintenance and support contracts is recognized over the period of the contract.

                            INFORMATION SUPPORT LTD

     Deferred income arises when a portion of a contract period, for which an invoice has been issued in advance, falls after the year end.

3.  OTHER OPERATING INCOME

                                                               1998      1997
                                                              ------    ------
                                                                L         L
Rent receivable.............................................  39,517    40,151
                                                              ======    ======

4.  OPERATING PROFIT

     Operating profit is stated after charging:

                                                               1998      1997
                                                              ------    ------
                                                                L         L
Amortization................................................  22,519    46,223
Depreciation................................................  40,770    28,020
Auditors' remuneration -- as auditors.......................   5,500     5,400
                                                              ======    ======

5.  PARTICULARS OF EMPLOYEES

     The average number of staff employed by the company during the financial year amounted to:

                                                              1998       1997
                                                              NO.        NO.
                                                              ----       ----
Number of field/workshop staff..............................   31         33
Number of distribution staff................................   13          7
Number of administrative staff..............................    7          7
                                                               --         --
                                                               51         47
                                                               ==         ==

     The aggregate payroll costs of the above were:

                                                                1998        1997
                                                              ---------   ---------
                                                                  L           L
Wages and salaries & Social security costs..................  1,302,750     967,943
Other pension costs.........................................     40,470      46,487
                                                              ---------   ---------
                                                              1,343,220   1,014,430
                                                              =========   =========

6.  DIRECTORS' EMOLUMENTS

     The directors' aggregate emoluments in respect of qualifying services were:

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
Emoluments receivable.......................................  158,730    161,447
Pension contributions.......................................   14,080     14,040
                                                              -------    -------
                                                              172,810    175,487
                                                              =======    =======

                            INFORMATION SUPPORT LTD

     The number of directors who are accruing benefits under the company pension schemes were as follows:

                                                              1998      1997
                                                              NO.       NO.
                                                              ----      ----
Defined contribution schemes................................   3         3
                                                              ====      ====

7.  INTEREST PAYABLE

                                                               1998      1997
                                                              ------    ------
                                                                L         L
Interest payable on bank borrowing..........................  14,256    16,412
Other similar charges payable...............................      --     3,016
                                                              ------    ------
                                                              14,256    19,428
                                                              ======    ======

8.  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                               1998      1997
                                                              ------    ------
                                                                L         L
In respect of the year:
  Corporation tax based on the results for the year at 21%
     (1997 -- 24%)..........................................  25,067    18,334
Adjustment in respect of previous years:
  Corporation tax...........................................   2,975    (3,408)
                                                              ------    ------
                                                              28,042    21,742
                                                              ======    ======

9.  INTANGIBLE FIXED ASSETS

                                                              GOODWILL
                                                              --------
                                                                 L
COST
AT 1ST APRIL 1997 AND 31ST MARCH 1998.......................  450,376
                                                              =======
AMORTIZATION
At 1st April 1997...........................................  162,141
Charge for the year.........................................   22,519
                                                              -------
                                                              184,660
                                                              =======
AT 31ST MARCH 1998
NET BOOK VALUE
AT 31ST MARCH 1998..........................................  265,716
                                                              =======
At 31st March 1997..........................................  288,235
                                                              =======

                            INFORMATION SUPPORT LTD

10.  TANGIBLE FIXED ASSETS

                                                              FIXTURES
                                                              FITTING &
                                                              EQUIPMENT
                                                              ---------
                                                                  L
COST
At 1st April 1997...........................................   203,851
Additions...................................................    18,255
                                                               -------
AT 31ST MARCH 1998..........................................   222,106
                                                               =======
DEPRECIATION
At 1st April 1997...........................................   104,583
Charge for the year.........................................    40,770
                                                               -------
AT 31ST MARCH 1998..........................................   145,353
                                                               =======
NET BOOK VALUE
AT 31ST MARCH 1998..........................................    76,753
                                                               =======
At 31st March 1997..........................................    99,268
                                                               =======

11.  INVESTMENTS

     Shares in Group Undertaking

                                                                  L
COST
Additions...................................................          2
                                                              ---------
At 31st March 1998..........................................          2
                                                              =========
NET BOOK VALUE
AT 31ST MARCH 1998..........................................          2
                                                              =========

     The company owns 100% of the issued share capital of ISL Software Solutions Ltd and the aggregate amount of its capital and reserves and the results for the period ended 31st March 1998 were as follows:

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
AGGREGATE CAPITAL AND RESERVES
  Capital & reserves........................................  (43,911)        --
  Profit and (loss) for the year............................
  Results...................................................  (43,913)        --

     Under the provision of section 248 of the Companies Act 1985 the company is exempt from preparing consolidated accounts and has not done so, therefore the accounts show information about the company as an individual entity.

12.  STOCKS

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
Finished goods..............................................  236,253    410,417
                                                              =======    =======

                            INFORMATION SUPPORT LTD

13.  DEBTORS

                                                                1998         1997
                                                              ---------    ---------
                                                                  L            L
Trade debtors...............................................  1,072,818      872,538
Amounts owed by group undertakings..........................    131,195           --
Other debtors...............................................     20,000           --
Prepayments and accrued income..............................    209,148      163,305
                                                              ---------    ---------
                                                              1,433,161    1,035,843
                                                              =========    =========

14.  CREDITORS: Amounts failing due within one year

                                                                1998         1997
                                                              ---------    ---------
                                                                  L            L
Bank loans and overdrafts...................................     89,983       59,964
Trade creditors.............................................    639,622      607,212
Other creditors including taxation and social security:
Corporation tax.............................................     28,042       25,150
PAYE and social security....................................     46,781       56,990
VAT.........................................................    148,443      171,688
                                                              ---------    ---------
                                                                223,266      253,828
Accruals and deferred income................................    985,829      892,430
                                                              ---------    ---------
                                                              1,938,700    1,813,434
                                                              =========    =========

     The bank overdraft is secured by fixed and floating charge on the assets of the company.

15.  COMMITMENTS UNDER OPERATING LEASES

     At 31st March 1998 the company had annual commitments under non-cancellable operating leases as set out below.

                                                      1998                    1997
                                              --------------------    --------------------
                                               LAND &       OTHER      LAND &       OTHER
                                              BUILDINGS     ITEMS     BUILDINGS     ITEMS
                                              ---------    -------    ---------    -------
                                                  L           L           L           L
Operating leases which expire:
Within 1 year...............................    70,125     130,089      70,125      92,386
Within 2 to 5 years.........................    87,656      95,276     157,781      75,936
                                               -------     -------     -------     -------
                                               157,781     225,365     277,906     168,322
                                               =======     =======     =======     =======

16.  RELATED PARTY TRANSACTIONS

     During the year the company paid consultancy fees to Mr C Williams of L14,689 (1997 L7,823) in the normal course of business. Mr C Williams is a shareholder of the company and ex-director.

                            INFORMATION SUPPORT LTD

17.  SHARE CAPITAL

     AUTHORISED SHARE CAPITAL:

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
1,600,000 Ordinary shares of L0.05 each.....................   80,000     80,000
718,840 Ordinary "A" shares of L0.05 each...................   35,942     35,942
                                                              -------    -------
                                                              115,942    115,942
                                                              =======    =======

     ALLOTTED, CALLED UP AND FULLY PAID:

                                                   1998                    1997
                                           --------------------    --------------------
                                              NO.          L          NO.          L
                                           ---------    -------    ---------    -------
Ordinary shares..........................  1,600,000     80,000    1,600,000     80,000
Ordinary "A" shares......................    718,840     35,942      718,840     35,942
                                           ---------    -------    ---------    -------
                                           2,318,840    115,942    2,318,840    115,942
                                           =========    =======    =========    =======

18.  PROFIT AND LOSS ACCOUNT

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
Balance brought forward.....................................  (94,695)   (96,679)
Retained profit for the financial year......................   53,069      1,984
                                                              -------    -------
Balance carried forward.....................................  (41,626)   (94,695)
                                                              =======    =======

19.  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                               1998      1997
                                                              ------    ------
                                                                L         L
Profit for the financial year...............................  53,069     1,984
Opening shareholders' equity funds..........................  21,247    19,263
                                                              ------    ------
Closing shareholders' equity funds..........................  74,316    21,247
                                                              ======    ======

20.  RECONCILIATION BETWEEN UK AND US ACCOUNTING PRINCIPLES

     The financial statements of the company set out on pages 2 to 13 have been prepared in accordance with generally accepted accounting principles applicable in the UK ("UK GAAP"), which differ in certain significant respects from those applicable in the US ("US GAAP"). The material differences as they apply to the company's financial statements are, as follows:

  Consolidation

     The company has availed of specific exemptions (available under UK GAAP) from the requirement to prepare consolidated financial statements to incorporate the results of its wholly owned subsidiary, ISL Software Solutions Limited.

                            INFORMATION SUPPORT LTD

     The tables below set out the effect on shareholders funds and profit for the year on the results of the company on the inclusion of ISL Software Solutions Limited in its results for the year.

  Effect on the Retained Profit:

                                                               1998       1997
                                                              -------    ------
                                                                 L         L
Profit as stated under UK GAAP..............................   53,069     1,984
US GAAP adjustments:
Consolidation of ISL Software Solutions Limited.............  (43,913)       --
                                                              -------    ------
Net (loss)/income as stated under US GAAP...................    9,156     1,984
                                                              -------    ------

  Effect on Shareholders' Equity:

Shareholders' equity as stated under UK GAAP................   74,316    21,247
US GAAP adjustments:
Inclusion of ISL Software Solutions Limited.................  (43,913)       --
                                                              -------    ------
Shareholders' equity as stated under US GAAP................   30,403    21,247
                                                              =======    ======

                        SARACEN COMPUTER SYSTEMS LIMITED

DIRECTORS                         J. D. Swingler
                                  Mrs. D. J. Swingler
                                  D. M. Billinge
                                  A. P. Stephens
SECRETARY                         Mrs. D. J. Swingler
AUDITORS                          Moore Stephens,
                                  Chartered Accountants,
                                  Charterhouse,
                                  165 Newhall Street,
                                  Birmingham B3 1SW
BANKERS                           Barclays Bank plc,
                                  15 Market Square,
                                  Stafford ST16 2BE
REGISTERED OFFICE                 St. Mary's House,
                                  Church Street,
                                  Uttoxeter,
                                  Staffordshire ST14 8AG
                                  Company number :
                                  1930247

                        SARACEN COMPUTER SYSTEMS LIMITED

                    STATEMENT OF DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

     - select suitable accounting policies and then apply them consistently.

     - make judgments and estimates that are reasonable and prudent.

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                       AUDITORS' REPORT TO THE MEMBERS OF
                        SARACEN COMPUTER SYSTEMS LIMITED

     We have audited the financial statements set out on the following pages which have been prepared under the historical cost convention and the accounting policies set out in note 1.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     As described on the preceding page, the company's directors are responsible for the preparation of financial statements in accordance with generally accepted accounting principles in the UK. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which are substantially similar to US GAAS. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion the financial statements give a true and fair view of the state of the company's affairs at 31st October 1997 and 31st October 1996 and of its profit for the years then ended and have been properly prepared in accordance with the Companies Act 1985.

                                                      MOORE STEPHENS

                                                  CHARTERED ACCOUNTANTS
                                                  AND REGISTERED AUDITOR

Charterhouse
165 Newhall Street
Birmingham B3 1SW

15TH JANUARY 1998

ADDENDUM

     In our opinion the information contained within note 19 and the cash flow statement and notes thereto fairly presents the adjustments which would be required if these financial statements, which have been prepared under generally accepted accounting principles in the United Kingdom, had been prepared under generally accepted accounting principles in the United States.

                                                      MOORE STEPHENS

                                                  CHARTERED ACCOUNTANTS

24TH JANUARY 2000

                        SARACEN COMPUTER SYSTEMS LIMITED

                            PROFIT AND LOSS ACCOUNT
                              FOR THE YEARS ENDED
                                  31ST OCTOBER

                                                              NOTES      1997        1996
                                                              -----    ---------    -------
                                                                           L           L
TURNOVER....................................................    3      1,063,160    970,374
Cost of sales...............................................             417,434    371,818
                                                                       ---------    -------
GROSS PROFIT................................................             645,726    598,556
Administrative expenses.....................................             520,724    509,393
                                                                       ---------    -------
OPERATING PROFIT............................................    4        125,002     89,163
Interest payable............................................    5          5,472      5,986
                                                                       ---------    -------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............             119,530     83,177
Taxation....................................................    6         25,462     22,845
                                                                       ---------    -------
PROFIT FOR THE FINANCIAL YEAR...............................              94,068     60,332
Proposed dividends..........................................              90,000         --
                                                                       ---------    -------
TRANSFER TO RESERVES........................................   15          4,068     60,332
                                                                       =========    =======

There are no recognized gains or losses other than those included in the profit and loss account.

Notes 1 to 18 form part of these financial statements.

                        SARACEN COMPUTER SYSTEMS LIMITED

                                 BALANCE SHEET
                               AS AT 31ST OCTOBER

                                                              NOTES      1997       1996
                                                              -----    --------    -------
                                                                          L           L
FIXED ASSETS
Intangible assets...........................................   7         54,824      9,964
Tangible assets.............................................   8        313,893    305,161
                                                                       --------    -------
                                                                        368,717    315,125
CURRENT ASSETS
Stock.......................................................   9         20,570     35,825
Debtors.....................................................  10        222,647    158,348
Taxation....................................................  11         22,500         --
Directors loans.............................................             25,000         --
Cash at bank and in hand....................................                200         15
                                                                       --------    -------
                                                                        290,917    194,188
                                                                       --------    -------
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
Bank loans and overdrafts (Secured).........................  12         58,503     48,431
Creditors...................................................  13        203,890    180,690
Dividends payable...........................................             90,000         --
Taxation....................................................             49,500     17,290
                                                                       --------    -------
                                                                        401,893    246,411
                                                                       --------    -------
NET CURRENT LIABILITIES.....................................           (110,976)   (52,223)
                                                                       --------    -------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................            257,741    262,902
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR.....  13         13,771     23,000
                                                                       --------    -------
                                                                        243,970    239,902
                                                                       ========    =======
CAPITAL AND RESERVES
Share capital...............................................  14          5,000      5,000
Profit and loss account.....................................  15        238,970    234,902
                                                                       --------    -------
                                                                        243,970    239,902
                                                                       ========    =======

Notes 1 to 18 form part of these financial statements.

These financial statements were approved by the Board on 15th January 1998

J. D. Swingler
Director

                        SARACEN COMPUTER SYSTEMS LIMITED

                              CASH FLOW STATEMENT
                              FOR THE YEARS ENDED
                                  31ST OCTOBER

                                                                 1997          1996
                                                              ----------    ----------
                                                                  L             L
CASH FLOWS FROM OPERATING ACTIVITIES
  Cash received from customers..............................   1,158,045     1,084,032
  Cash paid to suppliers and employees......................  (1,044,209)   (1,019,713)
  Interest paid.............................................      (5,472)       (5,986)
  UK Corporation tax paid...................................     (15,752)           --
                                                              ==========    ==========
NET CASH PROVIDED BY OPERATING ACTIVITIES...................      92,612        58,333
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of tangible fixed assets...............       7,414         2,700
  Capital expenditures......................................     (64,864)      (32,858)
                                                              ==========    ==========
NET CASH USED IN INVESTING ACTIVITIES.......................     (57,450)      (30,158)
CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments under capital lease obligations........     (25,049)      (16,628)
  Repayment of loans........................................     (20,000)           --
  Increase/(Decrease) in short-term bank borrowing..........      10,072       (11,591)
                                                              ==========    ==========
NET CASH USED BY FINANCING ACTIVITIES.......................     (34,977)      (28,219)
                                                              ----------    ----------
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS........         185           (44)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............          15            59
                                                              ----------    ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................         200            15
                                                              ==========    ==========
SUPPLEMENTAL NON CASH INFORMATION
  Capital expenditures financed by debt.....................      36,314         7,500
                                                              ==========    ==========

                        SARACEN COMPUTER SYSTEMS LIMITED

   RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES

                                                               1997       1996
                                                              -------    -------
                                                                IRL        IRL
PROFIT FOR THE FINANCIAL YEAR...............................   94,068     60,332
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES
  Depreciation..............................................   45,461     39,441
  Profit on sale of tangible fixed assets...................   (5,289)    (1,548)
  Change in assets and liabilities Increase in debtors......  (85,634)    (2,957)
     Decrease/(Increase) in stock...........................   15,255     (4,325)
     Increase in prepaid expenses...........................   (3,665)    (4,461)
     Increase/(decrease) in creditors and accrued
      expenses..............................................   22,706    (50,994)
     Increase in corporation tax payable....................    9,710     22,845
                                                              =======    =======
TOTAL ADJUSTMENTS...........................................   (1,456)    (1,999)
                                                              -------    -------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................   92,612     58,333
                                                              =======    =======

                        SARACEN COMPUTER SYSTEMS LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED 31ST OCTOBER 1996 & 1997

1.  PRINCIPAL ACCOUNTING POLICIES

BASIS OF ACCOUNTING

     The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost convention.

REVENUE RECOGNITION

     Revenue arising from the sale of hardware products represents invoiced sales during the period, net of value added taxation and is recognized as the products are shipped. Revenue arising from annual maintenance support and software contracts is recognized over the period of the contract.

     Deferred income arises when either a portion of a contract period, for which an invoice has been issued in advance, falls after the year end or where work invoiced has not been completed.

FIXED ASSETS AND DEPRECIATION

     Fixed assets are depreciated over their estimated useful lives using the following rates:--

Freehold property..........................................  Nil
Office equipment...........................................  10% Straight line
Motor vehicles.............................................  25% Straight line
Computers..................................................  20% Straight line
Research and development...................................  Nil

     Freehold property is not depreciated as it is considered that the residual value and life of the property is such that depreciation would not be material.

RESEARCH AND DEVELOPMENT

     Research and development expenditure is charged against profit in the year in which it is incurred, except insofar as it relates to a clearly defined project and the benefits therefrom can reasonably be regarded as assured. Expenditure so deferred is limited to the value of future benefits and is amortized through the profit and loss account on a systematic basis over the period expected to benefit from the project.

STOCKS

     Stocks have been consistently valued at the lower of cost and net realisable value.

DEFERRED TAXATION

     Deferred taxation is calculated under the liability method. Taxation deferred or accelerated by reason of material timing differences is accounted for if such liability is expected to arise in the foreseeable future. Advance corporation tax is carried forward to the extent that it is expected to be recovered.

                        SARACEN COMPUTER SYSTEMS LIMITED

2.  DIRECTORS AND EMPLOYEES

                                                                 1997        1996
                                                              -----------   -------
                                                                   L           L
DIRECTORS' EMOLUMENTS
Aggregate emoluments........................................      193,218   173,937
Company pension contributions to money purchase schemes.....       21,493    51,140
                                                              -----------   -------
                                                                  214,711   225,077
                                                              ===========   =======

     The number of directors to whom retirement benefits are accruing under the following schemes are:--

                                                                NUMBER      NUMBER
                                                              -----------   -------
MONEY PURCHASE SCHEMES......................................           4          4
                                                               =========    =======

STAFF

     Staff costs, including directors, during the year were as follows:--

                                                                   L           L
                                                              -----------   -------
Wages and salaries..........................................     308,729    296,350
Social security costs.......................................      32,932     30,587
Other pension costs.........................................      21,493     51,140
                                                               ---------    -------
                                                                 363,154    378,077
                                                               =========    =======

     The average number of persons employed by the company in the year was:--

                                                                NUMBER      NUMBER
                                                              -----------   -------
Creative....................................................           7          6
Administration..............................................           2          2
Directors...................................................           4          4
                                                               ---------    -------
                                                                      13         12
                                                               =========    =======

3.  TURNOVER

                                                                 1997        1996
                                                              -----------   -------
                                                                   L           L
Geographical analysis:--
  United Kingdom............................................     888,680    666,372
  Rest of Europe............................................     122,640    295,937
  South Africa..............................................      51,840      8,065
                                                               ---------    -------
                                                               1,063,160    970,374
                                                               =========    =======

                        SARACEN COMPUTER SYSTEMS LIMITED

4.  OPERATING PROFIT

                                                                1997         1996
                                                              ---------   -----------
                                                                  L            L
Operating profit is stated after charging:--
Depreciation and amounts written off tangible fixed
  assets....................................................     45,461      39,441
(Profit) on disposal of assets..............................     (5,289)     (1,548)
Research and development Current year's expenditure.........         --       4,249
Directors' emoluments (note 2)..............................    214,711     225,077
Auditors' remuneration......................................      3,000       3,000
                                                              =========     =======

5.  INTEREST PAYABLE

                                                                 1997        1996
                                                              -----------   -------
                                                                   L           L
Bank loans and overdrafts...................................       3,054      3,447
Finance lease charges.......................................       2,418      2,539
                                                               ---------    -------
                                                                   5,472      5,986
                                                               =========    =======

6.  TAXATION ON ORDINARY ACTIVITIES

                                                                 1997        1996
                                                              -----------   -------
                                                                   L           L
Corporation tax at 24% (1996 25%)...........................      27,000     23,000
Under/(over)provision for previous years....................      (1,538)      (155)
                                                               ---------    -------
                                                                  25,462     22,845
                                                               =========    =======

7.  INTANGIBLE FIXED ASSETS

                                                              RESEARCH &
                                                              DEVELOPMENT
                                                              -----------
                                                                   L
COST
At 31st October 1996........................................       9,964
Additions...................................................      44,860
                                                               ---------
At 31st October 1997........................................      54,824
                                                               =========

                        SARACEN COMPUTER SYSTEMS LIMITED

8.  TANGIBLE FIXED ASSETS

                                         FREEHOLD     OFFICE       MOTOR
                                         PROPERTY    EQUIPMENT    VEHICLES    COMPUTERS     TOTAL
                                         --------    ---------    --------    ---------    -------
                                            L            L           L            L           L
COST
31st October 1996......................  183,281      77,967       87,469      152,052     500,769
Additions..............................    1,800       2,234       38,814       13,470      56,318
Disposals..............................       --          --      (20,414)          --     (20,414)
                                         -------      ------      -------      -------     -------
31st October 1997......................  185,081      80,201      105,869      165,522     536,673
                                         -------      ------      -------      -------     -------
AMOUNTS WRITTEN OFF
31st October 1996......................       --      30,656       57,422      107,530     195,608
Disposal adjustment....................       --          --      (18,289)          --     (18,289)
Charge for the year....................       --       7,800       23,194       14,467      45,461
                                         -------      ------      -------      -------     -------
31st October 1997......................       --      38,456       62,327      121,997     222,780
                                         -------      ------      -------      -------     -------
NET BOOK VALUE
31st October 1997......................  185,081      41,745       43,542       43,525     313,893
                                         =======      ======      =======      =======     =======
31st October 1996......................  183,281      47,311       30,047       44,522     305,161
                                         =======      ======      =======      =======     =======

     The net book value includes an amount of L37,301 (1996 L25,625) in respect of assets held under finance leases. The depreciation charge for the year was L5,109 (1996 L14,868) in respect of these assets.

     The cost of depreciable assets included above is L351,592.

9.  STOCKS

                                                               1997      1996
                                                              ------    ------
                                                                L         L
Stocks comprise:
Consumable stock............................................   8,024    24,000
Work in progress............................................   4,850     5,375
Computer equipment..........................................   7,696     6,450
                                                              ------    ------
                                                              20,570    35,825
                                                              ======    ======

10.  DEBTORS

                                                               1997       1996
                                                              -------    -------
                                                                 L          L
Trade debtors...............................................  212,054    151,420
Prepayments and accrued income..............................   10,593      6,928
                                                              -------    -------
                                                              222,647    158,348
                                                              =======    =======

11.  TAXATION

     Advance corporation tax of L22,500 is recoverable in more than one year.

                        SARACEN COMPUTER SYSTEMS LIMITED

12.  BANK LOANS AND OVERDRAFTS

     Bank loans and overdrafts are secured by a fixed and floating charge on the assets of the company.

13.  CREDITORS

                                                                AMOUNTS FALLING
                                                              DUE WITHIN ONE YEAR
                                                              --------------------
                                                               1997         1996
                                                              -------      -------
                                                                 L            L
Trade creditors.............................................  153,731      149,736
Other taxation and social security payable..................   20,899       16,123
Capitalised leases..........................................   10,423        9,929
Accruals and deferred income................................   18,837        4,902
                                                              -------      -------
                                                              203,890      180,690
                                                              =======      =======

                                                                AMOUNTS FALLING DUE
                                                              AFTER MORE THAN ONE YEAR
                                                              ------------------------
                                                                1997           1996
                                                              ---------      ---------
                                                                  L              L
Capitalised leases..........................................    13,771          3,000
Other creditors.............................................        --         20,000
                                                               -------        -------
                                                                13,771         23,000
                                                               =======        =======

14.  CALLED UP SHARE CAPITAL

                                                               1997         1996
                                                              -------      -------
                                                                 L            L
Ordinary shares of L1 each:--
Authorised..................................................  100,000      100,000
                                                              =======      =======
Allotted, called up and fully paid..........................    5,000        5,000
                                                              =======      =======

15.  PROFIT AND LOSS ACCOUNT

                                                               1997         1996
                                                              -------      -------
                                                                 L            L
At 31st October 1996........................................  234,902      174,570
Transfer for the year.......................................    4,068       60,332
                                                              -------      -------
At 31st October 1997........................................  238,970      234,902
                                                              =======      =======

16.  PENSION SCHEMES

     The company operates defined contribution pension schemes for the directors by way of payments to insurance companies. The pension cost charge represents contributions payable by the company to the funds and amounted to L21,493 (1996 L51,140).

                        SARACEN COMPUTER SYSTEMS LIMITED

17.  TRANSACTIONS WITH DIRECTORS

     During the year non-interest bearing loans, repayable on demand were made to the following directors:--

                                                              J.D. SWINGLER    MRS. D.J. SWINGLER
                                                              -------------    ------------------
                                                                    L                  L
Amount at beginning of year.................................         --                  --
                                                                 ------              ------
Amount at end of year.......................................     12,000              13,000
                                                                 ------              ------
Maximum amount in the year..................................     12,000              18,000
                                                                 ------              ------

18.  CONTROL OF COMPANY

     The company was controlled throughout the current and previous period by J.
D. Swingler and Mrs. D. J. Swingler by virtue of them holding a majority of the issued ordinary share capital of the company.

19.  RECONCILIATION BETWEEN UK AND US ACCOUNTING PRINCIPLES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles applicable in the United Kingdom ("UK GAAP") which differ in certain significant respects from those applicable in the US ("US GAAP"). The material differences as they apply to the Company's financial statements are as follows:

INTANGIBLE FIXED ASSETS -- RESEARCH AND DEVELOPMENT

     Under US GAAP the capitalized research & development costs would be expensed through the income statement as technological feasibility has not yet been established.

     The following is a summary of the material adjustments to profit and shareholders' equity which would be required had the financial statements been prepared with US GAAP:

(i) EFFECT ON RETAINED PROFIT

                                                               1997       1996
                                                              -------    -------
                                                                 L          L
Profit as stated under UK GAAP..............................   94,068     60,332
US GAAP adjustments
Research and development costs..............................  (44,860)    (1,754)
Corporation tax relief on the above.........................   10,000        400
                                                              -------    -------
Net income as stated under US GAAP..........................   59,208     58,978
                                                              =======    =======

                        SARACEN COMPUTER SYSTEMS LIMITED

(ii) EFFECT ON SHAREHOLDERS' EQUITY

                                                              31ST OCT.    31ST OCT.
                                                                1997         1996
                                                              ---------    ---------
                                                                  L            L
Shareholders Equity as stated under UK GAAP.................   243,970      239,902
US GAAP adjustments
Research and development....................................   (54,824)      (9,964)
Corporation tax relief on the above.........................    12,400        2,400
                                                               -------      -------
Shareholders' Equity as stated under US GAAP................   201,546      232,338
                                                               =======      =======

                        SARACEN COMPUTER SYSTEMS LIMITED

                       UNAUDITED PROFIT AND LOSS ACCOUNT

                            FOR THE SIX MONTHS ENDED

                                                                       30TH APRIL    30TH APRIL
                                                              NOTES       1998          1997
                                                              -----    ----------    ----------
                                                                           L             L
TURNOVER....................................................    3       489,128       510,126
Cost of sales...............................................            140,579       208,148
                                                                        -------       -------
GROSS PROFIT................................................            348,549       301,978
Administrative expenses.....................................            340,495       272,557
                                                                        -------       -------
OPERATING PROFIT............................................    4         8,054        29,421
Interest payable............................................    5         1,550         3,854
                                                                        -------       -------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............              6,504        25,567
Taxation....................................................    6            --         5,000
                                                                        -------       -------
PROFIT FOR THE FINANCIAL YEAR...............................              6,504        20,567
Proposed dividends..........................................                 --            --
                                                                        -------       -------
TRANSFER TO RESERVES........................................   15         6,504        20,567
                                                                        =======       =======

There are no recognized gains or losses other than those included in the profit and loss account.

                        SARACEN COMPUTER SYSTEMS LIMITED

                            UNAUDITED BALANCE SHEET
                                30TH APRIL 1998

                                                              NOTES     1998
                                                              -----    -------
                                                                          L
FIXED ASSETS
Intangible assets...........................................    7           --
Tangible assets.............................................    8      297,151
                                                                       -------
                                                                       297,151
CURRENT ASSETS
Stock.......................................................    9       17,760
Debtors.....................................................   10      242,281
Taxation....................................................   11       22,500
Directors loans.............................................                --
Cash at bank and in hand....................................               200
                                                                       -------
                                                                       282,741
                                                                       -------
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
Bank loans and overdrafts (Secured).........................   12       61,179
Creditors...................................................   13      220,990
Dividends payable...........................................                --
Taxation....................................................            37,000
                                                                       -------
                                                                       319,169
                                                                       -------
NET CURRENT LIABILITIES.....................................           (36,428)
                                                                       -------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................           260,723
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR.....   13       10,249
                                                                       -------
                                                                       250,474
                                                                       =======
CAPITAL AND RESERVES
Share capital...............................................   14        5,000
Profit and loss account.....................................   15      245,474
                                                                       -------
                                                                       250,474
                                                                       =======

                        SARACEN COMPUTER SYSTEMS LIMITED

                         UNAUDITED CASH FLOW STATEMENT
                            FOR THE SIX MONTHS ENDED

                                                              30TH APRIL    30TH APRIL
                                                                 1998          1997
                                                              ----------    ----------
                                                                  L             L
CASH FLOWS FROM OPERATING ACTIVITIES
  Cash received from customers..............................    575,136       660,192
  Cash paid to suppliers and employees......................   (465,827)     (643,599)
  Interest paid.............................................     (1,550)       (3,854)
  UK Corporation tax paid...................................    (12,500)      (21,146)
                                                               ========      ========
NET CASH PROVIDED/(USED) BY OPERATING ACTIVITIES............     95,259        (8,407)
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of tangible fixed assets...............         --            --
  Capital expenditures......................................     (4,038)      (31,763)
                                                               ========      ========
NET CASH USED IN INVESTING ACTIVITIES.......................     (4,038)      (31,763)
CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments under capital lease obligations........     (3,897)      (10,662)
  Dividends paid............................................    (90,000)           --
  Increase in short-term bank borrowing.....................      2,676        50,832
                                                               ========      ========
NET CASH USED BY FINANCING ACTIVITIES.......................    (91,221)       40,170
                                                               --------      --------
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS........         --            --
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............        200            15
                                                               --------      --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................        200            15
                                                               ========      ========
SUPPLEMENTAL NON CASH INFORMATION
  Capital expenditures financed by debt.....................         --        11,900
                                                               ========      ========

                        SARACEN COMPUTER SYSTEMS LIMITED

                     UNAUDITED RECONCILIATION OF NET INCOME
                  TO NET CASH PROVIDED BY OPERATING ACTIVITIES
                            FOR THE SIX MONTHS ENDED

                                                              30TH APRIL    30TH APRIL
                                                              ----------    ----------
                                                                 1998          1997
                                                              ----------    ----------
                                                                  L             L
PROFIT FOR THE FINANCIAL PERIOD.............................     6,504         20,567
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES
  Depreciation..............................................    20,780         22,500
  Amounts written off intangible assets.....................    54,824             --
  Change in assets and liabilities
     Decrease/(Increase) in debtors.........................    37,457       (100,394)
     Decrease in stock......................................     2,810         10,825
     Increase in prepaid expenses...........................    (8,576)       (24,467)
     (Decrease)/Increase in creditors and accrued
      expenses..............................................    (6,040)        78,708
     (Decrease) in corporation tax payable..................   (12,500)       (16,146)
                                                               =======       ========
TOTAL ADJUSTMENT............................................    88,755        (28,974)
                                                               -------       --------
NET CASH PROVIDED/(USED) BY OPERATING ACTIVITIES............    95,259         (8,407)
                                                               =======       ========

                        SARACEN COMPUTER SYSTEMS LIMITED

                                  NOTES TO THE
                         UNAUDITED FINANCIAL STATEMENTS
                            FOR THE SIX MONTHS ENDED
                             30TH APRIL 1997 & 1998

1.  PRINCIPAL ACCOUNTING POLICIES

BASIS OF PREPARATION

     These unaudited interim financial statements have been prepared by the directors of Saracen Computer Systems Limited in accordance with generally accepted accounting principles in the UK, and reflect all adjustments which are, in the opinion of the management, necessary to present a fair statement of the results for the interim periods presented.

     Results of operations for the unaudited interim periods may not be indicative of annual results.

REVENUE RECOGNITION

     Revenue arising from the sale of hardware products represents invoiced sales during the period, net of value added taxation and is recognized as the products are shipped. Revenue arising from annual maintenance support and software contracts is recognized over the period of the contract.

     Deferred income arises when either a portion of a contract period, for which an invoice has been issued in advance, falls after the year end or where work invoiced has not been completed.

FIXED ASSETS AND DEPRECIATION

     Fixed assets are depreciated over their estimated useful lives using the following rates:-

Freehold property               NIL
Office equipment                10% STRAIGHT LINE
Motor vehicles                  25% STRAIGHT LINE
Computers                       20% STRAIGHT LINE
Research and development        NIL

     Freehold property is not depreciated as it is considered that the residual value and life of the property is such that depreciation would not be material.

RESEARCH AND DEVELOPMENT

     Research and development expenditure is charged against profit in the year in which it is incurred, except insofar as it relates to a clearly defined project and the benefits therefrom can reasonably be regarded as assured. Expenditure so deferred is limited to the value of future benefits and is amortized through the profit and loss account on a systematic basis over the period expected to benefit from the project.

STOCKS

     Stocks have been consistently valued at the lower of cost and net realisable value.

DEFERRED TAXATION

     Deferred taxation is calculated under the liability method. Taxation deferred or accelerated by reason of material timing differences is accounted for if such liability is expected to arise in the foreseeable future. Advance corporation tax is carried forward to the extent that it is expected to be recovered.

                        SARACEN COMPUTER SYSTEMS LIMITED

                                  NOTES TO THE
                 UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

2.  DIRECTORS AND EMPLOYEES

                                                              30TH APRIL    30TH APRIL
                                                                 1998          1997
                                                              ----------    ----------
                                                                  L             L
DIRECTORS' EMOLUMENTS
Aggregate emoluments........................................    92,040        92,350
Company pension contributions to money purchase schemes.....     7,838        13,440
                                                                ------       -------
                                                                99,878       105,790
                                                                ======       =======

     The number of directors to whom retirement benefits are accruing under the following schemes are:

                                                              NUMBER    NUMBER
                                                              ------    ------
Money purchase schemes......................................    4         4
                                                                ==        ==

STAFF

     Staff costs, including directors, during the period were as follows:-

                                                                 L          L
                                                              -------    -------
Wages and salaries..........................................  171,190    155,796
Social security costs.......................................   17,072     13,369
Other pension costs.........................................    8,713     13,440
                                                              -------    -------
                                                              196,975    182,605
                                                              =======    =======

     The average number of persons employed by the company in the period was:-

                                                              NUMBER    NUMBER
                                                              ------    ------
Creative....................................................     7         6
Administration..............................................     2         2
Directors...................................................     4         4
                                                                --        --
                                                                13        12
                                                                ==        ==

3.  TURNOVER

                                                                 L          L
                                                              -------    -------
Geographical analysis:-
United Kingdom..............................................  420,291    460,352
Rest of Europe..............................................   68,837     49,774
                                                              -------    -------
                                                              489,128    510,126
                                                              =======    =======

                        SARACEN COMPUTER SYSTEMS LIMITED

                                  NOTES TO THE
                 UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

4.  OPERATING PROFIT

                                                              30TH APRIL    30TH APRIL
                                                                 1998          1997
                                                              ----------    ----------
                                                                  L             L
Operating profit is stated after charging:-
Depreciation and amounts written off tangible fixed
  assets....................................................    20,780        22,500
Research and development
Amount written off..........................................    54,824            --
Directors' emoluments (note 2)..............................    99,878       105,790
                                                                ------       -------
Auditors' remuneration......................................     2,000         1,635
                                                                ======       =======

5.  INTEREST PAYABLE

                                                                L        L
                                                              -----    -----
Bank loans and overdrafts...................................    451    1,189
  Other loans...............................................     --    1,060
  Finance lease charges.....................................  1,099    1,605
                                                              -----    -----
                                                              1,550    3,854
                                                              =====    =====

6.  TAXATION ON ORDINARY ACTIVITIES

                                                               L       L
                                                              ---    -----
Corporation tax at 21% (1997 24%)...........................   --    5,000
                                                              ---    -----

7.  INTANGIBLE FIXED ASSETS

                                                              RESEARCH &
                                                              DEVELOPMENT
                                                              -----------
                                                                   L
COST
At 31st October 1997........................................     54,824
Amounts written off.........................................    (54,824)
                                                                -------
At 30th April 1998..........................................         --
                                                                =======

                        SARACEN COMPUTER SYSTEMS LIMITED

                                  NOTES TO THE
                 UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

8.  TANGIBLE FIXED ASSETS

                                         FREEHOLD     OFFICE       MOTOR
                                         PROPERTY    EQUIPMENT    VEHICLES    COMPUTERS     TOTAL
                                         --------    ---------    --------    ---------    -------
                                            L            L           L            L           L
COST
31st October 1997......................  185,081      80,201      105,869      165,522     536,673
Additions..............................       --          --           --        4,038       4,038
Disposals..............................       --          --           --           --          --
                                         -------      ------      -------      -------     -------
30th April 1998........................  185,081      80,201      105,869      169,560     540,711
                                         =======      ======      =======      =======     =======
AMOUNTS WRITTEN OFF
31st October 1997......................       --      38,456       62,327      121,997     222,780
Disposal adjustment....................       --          --           --           --          --
Charge for the period..................       --       4,008        8,924        7,848      20,780
                                         -------      ------      -------      -------     -------
30th April 1998........................       --      42,464       71,251      129,845     243,560
                                         =======      ======      =======      =======     =======
NET BOOK VALUE
30th April 1998........................  185,081      37,737       34,618       39,715     297,151
                                         =======      ======      =======      =======     =======

     The net book value includes an amount of L31,977 in respect of assets held under finance leases. The depreciation charge for the year was L5,325 in respect of these assets.

     The cost of depreciable assets included above is L355,630.

9.  STOCKS

                                                              30TH APRIL
                                                              ----------
                                                                 1998
                                                              ----------
                                                                  L
Stocks comprise:
Consumable stock............................................     7,000
Work in progress............................................     2,760
Computer equipment..........................................     8,000
                                                                ------
                                                                17,760
                                                                ------

10.  DEBTORS

                                                              30TH APRIL
                                                                 1998
                                                              ----------
                                                                  L
Trade debtors...............................................   199,597
Prepayments and accrued income..............................    42,684
                                                               -------
                                                               242,281
                                                               =======

11.  TAXATION

     Represents advance corporation tax recoverable.

12.  BANK LOANS AND OVERDRAFTS

     Bank loans and overdrafts are secured by a fixed and floating charge on the assets of the company.

                        SARACEN COMPUTER SYSTEMS LIMITED

                                  NOTES TO THE
                 UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

13.  CREDITORS

                                                                AMOUNTS FALLING
                                                              DUE WITHIN ONE YEAR
                                                              -------------------
                                                                       L
Trade creditors.............................................         58,861
Other taxation and social security payable..................         18,649
Capitalised leases..........................................         10,048
Accruals and deferred income................................        133,432
                                                                    -------
                                                                    220,990
                                                                    =======

                                                                AMOUNTS FALLING DUE
                                                              AFTER MORE THAN ONE YEAR
                                                              ------------------------
                                                                         L
Capitalised leases..........................................          10,249
Other creditors.............................................              --
                                                                       -----
                                                                      10,249
                                                                       =====

14.  CALLED UP SHARE CAPITAL

                                                                30TH APRIL
                                                                   1998
                                                                ----------
                                                                    L
Ordinary shares of L1 each: --
  Authorised................................................       100,000
                                                                ==========
  Allotted, called up and fully paid........................         5,000
                                                                ==========

15.  PROFIT AND LOSS ACCOUNT

                                                                30TH APRIL
                                                                   1998
                                                                ----------
                                                                    L
At 31st October 1997........................................     238,970
Transfer for the period.....................................       6,504
                                                                 -------
30th April 1998.............................................     245,474
                                                                 =======

16.  PENSION SCHEMES

     The company operates defined contribution pension schemes for the directors by way of payments to insurance companies. The pension cost charge represents contributions payable by the company to the funds and amounted to L8,713.

                        SARACEN COMPUTER SYSTEMS LIMITED

                                  NOTES TO THE
                 UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

17.  TRANSACTIONS WITH DIRECTORS

     During the year non-interest bearing loans, repayable on demand were made to the following directors: --

                                                         J.D. SWINGLER    MRS. D.J. SWINGLER
                                                         -------------    ------------------
                                                               L                  L
Amount at beginning of period..........................     12,000              13,000
                                                            ------              ------
Amount at end of period................................         --                  --
                                                            ------              ------
Maximum amount in the period...........................     12,000              13,000
                                                            ------              ------

18.  CONTROL OF COMPANY

     The company was controlled throughout the current and previous period by J.
D. Swingler and Mrs. D. J. Swingler by virtue of them holding a majority of the issued ordinary share capital of the company.

19.  RECONCILIATION BETWEEN UK AND US ACCOUNTING PRINCIPLES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles applicable in the United Kingdom ("UK GAAP") which differ in certain significant respects from those applicable in the US ("US GAAP"). The material differences as they apply to the Company's financial statements are as follows:

INTANGIBLE FIXED ASSETS -- RESEARCH AND DEVELOPMENT

     Under US GAAP the capitalized research & development costs would be expensed through the income statement as technological feasibility has not yet been established.

     The following is a summary of the material adjustments to profit and shareholders' equity which would be required had the financial statements been prepared with US GAAP:

(i) EFFECT ON RETAINED PROFIT

                                                              SIX MONTHS    SIX MONTHS
                                                                ENDED         ENDED
                                                              30TH APRIL    30TH APRIL
                                                                 1998          1997
                                                              ----------    ----------
                                                                  L             L
Profit as stated under UK GAAP..............................     6,504        20,567
US GAAP adjustments
Research and development costs..............................    54,824       (19,430)
Corporation tax on the above................................   (12,400)        4,300
                                                               -------       -------
Net income as stated under US GAAP..........................    48,928         5,437
                                                               =======       =======

                        SARACEN COMPUTER SYSTEMS LIMITED

                                  NOTES TO THE
                 UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

(ii) EFFECT ON SHAREHOLDERS' EQUITY

                                                              30TH APRIL    30TH APRIL
                                                                 1998          1997
                                                              ----------    ----------
                                                                  L             L
Shareholders Equity as stated under UK GAAP.................   250,474       260,469
US GAAP adjustments
Research and development....................................        --       (29,394)
Corporation tax relief......................................        --         6,700
                                                               -------       -------
Shareholders' Equity as stated under US GAAP................   250,474       233,775
                                                               =======       =======

                              SOFTLY AWARE LIMITED

                              COMPANY INFORMATION
             FOR THE YEAR ENDED 28 FEBRUARY 1999 & 28 FEBRUARY 1998

DIRECTORS:                        J P Frederick
                                  A R Billingham
                                  Mrs E V Frederick
SECRETARY:                        Mrs E V Frederick
REGISTERED OFFICE:                2 Longden Court
                                  Spring Gardens
                                  Buxton
                                  Derbyshire
                                  SK17 6DE
REGISTERED NUMBER:                2086719 (England and
                                  Wales)
AUDITORS:                         HAYES & CO
                                  Chartered Accountants
                                  Registered Auditors
                                  4 St Andrews Place
                                  BLACKBURN
                                  Lancashire
                                  BB1 8AL

                              SOFTLY AWARE LIMITED

                 REPORT OF THE AUDITORS TO THE SHAREHOLDERS OF
                              SOFTLY AWARE LIMITED

     We have audited the financial statements commencing with the profits and loss account and finishing with note 11, which have been prepared in accordance with the Financial Reporting Standard for Smaller Entities (effective March
1999), under the historical cost convention and the accounting policies set out in note 1.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     As described in the statement of directors' responsibilities, the company's directors are responsible for the preparation of financial statements in accordance with generally accepted accounting principles in the UK. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which are substantially similar to US GAAS. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 28 February 1999 and 28 February 1998 and of its results for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

                                          HAYES & CO
                                          Chartered Accountants
                                          Registered Auditors
                                          4 St Andrews Place
                                          BLACKBURN
                                          Lancashire
                                          BB1 8AL

Dated 26 July 1999

                              SOFTLY AWARE LIMITED

                            PROFIT AND LOSS ACCOUNT
            FOR THE YEARS ENDED 28 FEBRUARY 1999 & 28 FEBRUARY 1998

                                                              NOTES       1999          1998
                                                              -----    ----------    ----------
                                                                           L             L
TURNOVER....................................................            1,512,146     1,473,304
Cost of Sales...............................................              558,242       547,943
                                                                       ----------    ----------
GROSS PROFIT................................................              953,904       925,361
Administrative expenses.....................................              957,435       867,717
                                                                       ----------    ----------
OPERATING (LOSS)/PROFIT.....................................    2          (3,531)       57,644
Interest payable and similar charges........................               (5,805)       (8,429)
                                                                       ----------    ----------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION........               (9,336)       49,215
Tax on (loss)/profit on ordinary activities.................    3            (797)       10,067
                                                                       ----------    ----------
(LOSS)/PROFIT FOR THE FINANCIAL YEAR AFTER TAXATION.........               (8,539)       39,148
Dividends...................................................    4              --         8,000
                                                                       ----------    ----------
                                                                           (8,539)       31,148
Retained profit brought forward.............................              138,093       106,945
                                                                       ----------    ----------
RETAINED PROFIT CARRIED FORWARD.............................           L  129,544    L  138,093
                                                                       ==========    ==========

                 The notes form part of these financial statements.

                              SOFTLY AWARE LIMITED

                                BALANCE SHEET AT
                      28 FEBRUARY 1999 & 28 FEBRUARY 1998

                                                     NOTES                 1999                   1998
                                                     -----               --------               --------
                                                                 L          L           L          L
FIXED ASSETS:
Tangible assets....................................      5                 96,691                 96,249
CURRENT ASSETS:
Stocks.............................................           111,007                 63,568
Debtors............................................      6    209,946                193,622
Cash in hand.......................................               216                     81
                                                              -------                -------
                                                              321,169                257,271
CREDITORS: Amounts falling due within one year.....      7    280,243                196,838
                                                              -------                -------
NET CURRENT LIABILITIES............................                        40,926                 60,433
                                                                         --------               --------
TOTAL ASSETS LESS CURRENT LIABILITIES:.............                       137,617                156,682
CREDITORS: Amounts falling due after more than one
  year.............................................      8                  7,963                 18,489
                                                                         --------               --------
                                                                         L129,654               L138,193
                                                                         ========               ========
CAPITAL AND RESERVES:
Called up share capital............................     10                    100                    100
Profit and loss account............................                       129,554                138,093
                                                                         --------               --------
Shareholders' Funds................................                      L129,654               L138,193
                                                                         ========               ========

STATEMENT OF DIRECTORS RESPONSIBILITIES

     Company law require the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent;

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

     These financial statements have been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies and with the Financial Reporting Standards for Smaller Entities (effective March 1999).

                                          ON BEHALF OF THE BOARD:
                                          P FREDERICK
                                          A BILLINGHAM

Approved by the Board on 22 July 1999

               The notes form part of these financial statements.

                              SOFTLY AWARE LIMITED

                              CASH FLOW STATEMENT
            FOR THE YEARS ENDED 28 FEBRUARY 1999 & 28 FEBRUARY 1998

                                                                                      RESTATED
                                                                 1999                   1998
                                                               --------               --------
                                                       L          L           L          L
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income........................................               (8,539)                39,148
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
Depreciation Charges..............................   29,105                 15,151
Profit on sale of fixed assets....................   (3,788)                    --
Increase in stock.................................  (47,439)               (10,543)
Increase in debtors...............................  (14,421)                (2,189)
Increase in creditors and accrued expenses........   66,135                  9.829
                                                    -------                -------
                                                                 29,592                 12,248
                                                               --------               --------
TOTAL ADJUSTMENTS
Net Cash provided by operating activities.........               21,053                 51,396
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of tangible fixed assets.................  (32,266)                (3,277)
Sale of tangible fixed assets.....................   53,019      20,753         --      (3,277)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid....................................       --                 (8,000)
Loan payments in year.............................  (21,487)                (3,587)
Capital lease payments in year....................  (24,665)               (12,626)
Decrease/(Increase) in bank overdraft.............    4,481                (24,313)
                                                                (41,671)               (48,526)
                                                               --------               --------
Net increase in cash and cash equivalents.........                  135                   (407)
Cash and cash equivalents at beginning of year....                   81                    488
                                                               --------               --------
Cash and cash equivalents at end of year..........             L    216               L     81
                                                               ========               ========
SUPPLEMENTAL CASH FLOW INFORMATION
New capital leases................................               46,512                     --
Interest paid.....................................                3,385                  5,252
Interest element of capitalized lease payments....                2,420                  3,177
Taxation paid.....................................               10,824                  5,444

                              SOFTLY AWARE LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
            FOR THE YEARS ENDED 28 FEBRUARY 1999 & 28 FEBRUARY 1998

1.  ACCOUNTING POLICIES

ACCOUNTING CONVENTION

     The financial statements have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities (effective March 1999).

REVENUE RECOGNITION

     Revenue arising from the sale of hardware products represents invoiced sales during the period, net of value added taxation and is recognized as the products are installed. Revenue arising from annual maintenance, support and software contracts is recognized when invoiced.

TANGIBLE FIXED ASSETS

     Depreciation is provided at the following annual rates in order to write off each asset over its estimated useful life or, if held under a finance lease, over the lease term, whichever is the shorter.

     Plant and machinery -- 20% on reducing balance
     Fixtures and fittings -- 15% on reducing balance
     Motor vehicles -- 25% on reducing balance

STOCKS

     Stock is valued at the lower of cost and net realisable value, after making due allowance for obsolete and slow moving items.

CAPITALISED LEASING

     Assets obtained under hire purchase contracts or finance leases are capitalized in the balance sheet. Those held under hire purchase contracts are depreciated over their estimated useful lives. Those held under finance leases are depreciated over their estimated useful lives or the lease term, whichever is the shorter.

     The interest element of these obligations is charged to the profit and loss account over the relevant period. The capital element of the future payments is treated as a liability.

PENSIONS

     The company operates a defined contributions pension scheme. Contributions payable for the year are charged in the profit and loss account.

                              SOFTLY AWARE LIMITED

2.  OPERATING (LOSS)/PROFIT

     The operating loss is stated after charging/(crediting):

                                                               1999      1998
                                                              ------    -------
                                                                L          L
Depreciation -- owned assets................................   8,789      7,573
Depreciation -- assets on capitalized leases................  20,316      7,578
Profit on disposal of fixed assets..........................  (3,788)        --
Auditors' remuneration......................................   4,692      2,150
Pension costs...............................................  81,922    112,446
                                                              ======    =======
Directors' emoluments and other benefits etc................  87,800     84,167
                                                              ======    =======

3.  TAXATION

     The tax (credit)/charge on the loss on ordinary activities for the year was as follows:

                                                              1999     1998
                                                              ----    ------
                                                               L        L
UK Corporation tax..........................................    --    10,067
Overprovision in earlier years..............................  (797)       --
                                                              ----    ------
                                                              (797)   10,067
                                                              ====    ======

4.  DIVIDENDS

                                                              1999    1998
                                                              ----    -----
                                                               L        L
Final dividend..............................................  --      8,000
                                                               ==     =====

5.  TANGIBLE FIXED ASSETS

                                                                     FIXTURES
                                           LEASEHOLD    PLANT AND      AND        MOTOR
                                           PROPERTY     MACHINERY    FITTINGS    VEHICLES    TOTALS
                                           ---------    ---------    --------    --------    -------
                                               L            L           L           L           L
COST:
At 1 March 1998..........................    41,750      43,316       26,049      81,857     192,972
Additions................................        --          --        4,025      74,753      78,778
Disposals................................   (41,750)         --           --     (31,825)    (73,575)
                                            -------      ------       ------     -------     -------
At 28 February 1999......................        --      43,316       30,074     124,785     198,175
                                            -------      ------       ------     -------     -------
DEPRECIATION:
At 1 March 1998..........................       126      33,668       11,414      51,515      96,723
Charge for year..........................        --       1,930        2,802      24,373      29,105
Eliminated on disposals..................      (126)         --           --     (24,218)    (24,344)
                                            -------      ------       ------     -------     -------
At 28 February 1999......................        --      35,598       14,216      51,670     101,484
                                            -------      ------       ------     -------     -------
NET BOOK VALUE:
At 28 February 1999......................        --       7,718       15,858      73,115      96,691
                                            =======      ======       ======     =======     =======
At 28 February 1998......................    41,624       9,648       14,635      30,342      96,249
                                            =======      ======       ======     =======     =======

                              SOFTLY AWARE LIMITED

     Fixed assets, included in the above, which are capitalized lease contracts are as follows:

                                                               MOTOR
                                                              VEHICLES
                                                              --------
                                                                 L
COST:
At 1 March 1998.............................................   50,032
Additions...................................................   74,753
Transferred to ownership....................................  (38,455)
                                                              -------
At 28 February 1999.........................................   86,330
                                                              -------
DEPRECIATION:
At 1 March 1998.............................................   27,297
Charge for year.............................................   20,316
Transferred to ownership....................................  (22,232)
                                                              -------
At 28 February 1999.........................................   25,381
                                                              -------
NET BOOK VALUE:
At 28 February 1999.........................................   60,949
                                                              =======
At 28 February 1998.........................................   22,735
                                                              =======

6.  DEBTORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                               1999       1998
                                                              -------    -------
                                                                 L          L
Trade debtors...............................................  207,873    193,469
Prepayments.................................................      170        153
Taxation recoverable........................................    1,903         --
                                                              -------    -------
                                                              209,946    193,622
                                                              =======    =======

7.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                               1999       1998
                                                              -------    -------
                                                                 L          L
Bank loans and overdrafts...................................   35,823     35,164
Capitalised lease contracts.................................   22,671      7,963
Trade creditors.............................................  184,574    106,043
Other creditors.............................................       --      1,547
Social security & other taxes...............................   31,730     23,366
Taxation....................................................      500     10,218
Accrued expenses & deferred income..........................    4,945     12,537
                                                              -------    -------
                                                              280,243    196,838
                                                              =======    =======

                              SOFTLY AWARE LIMITED

 8.  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                              1999      1998
                                                              -----    ------
                                                                L        L
Bank loans..................................................     --    17,665
Capitalised lease contracts.................................  7,963       824
                                                              -----    ------
                                                              7,963    18,489
                                                              =====    ======

 9.  SECURED DEBTS

     The following secured debts are included within creditors:

                                                               1999      1998
                                                              ------    ------
                                                                L         L
Bank overdrafts.............................................  35,823    31,342
Bank loans..................................................      --    21,487
                                                              ------    ------
                                                              35,823    52,829
                                                              ======    ======

10.  CALLED UP SHARE CAPITAL

     Authorised, allotted, issued and fully paid:

                    NOMINAL
NUMBER:    CLASS:   VALUE:    1999   1998
-------   --------  -------   ----   ----
                               L      L
  100     Ordinary     1      100    100
                              ===    ===

11.  US/UK GAAP RECONCILIATION

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles applicable in the UK ("UK GAAP") which differ in certain significant respects from those applicable in the US ("US GAAP"). The material differences as they apply to the Company's financial statements are, as follows:

  Revenue Recognition

     In accordance with US GAAP revenue arising from annual maintenance, support and software contracts is recognized over the period of the contract. Similarly, deferred income arises when either a portion of a contract period, for which an invoice has been issued in advance, falls after the year end or where work invoiced has not been completed.

EFFECT ON RETAINED PROFIT:

                                                               1999       1998
                                                              -------    ------
Profit as stated under UK GAAP..............................   (8,539)   39,148
                                                              -------    ------
US GAAP ADJUSTMENTS:
Revenue deferred to future accounting periods...............   (8,045)   (7,960)
Taxation....................................................    1,850     1,831
                                                              -------    ------
(Loss)/profit as stated under US GAAP.......................  (14,734)   33,019
                                                              -------    ------

                              SOFTLY AWARE LIMITED

EFFECT ON SHAREHOLDERS' EQUITY:

                                                                1999        1998
                                                              --------    --------
Shareholders' equity as stated under UK GAAP................   129,654     138,193
                                                              --------    --------
US GAAP ADJUSTMENTS:
Revenue deferred to future accounting periods...............  (160,078)   (152,033)
Taxation....................................................     3,681       1,831
                                                              --------    --------
Shareholders' equity as stated under US GAAP................   (26,743)    (12,009)
                                                              --------    --------

                              TOTAL ASSET LIMITED

             COMPANY INFORMATION FOR THE YEAR ENDED 31 OCTOBER 1999

DIRECTORS:                       S J Dartnell
                                 W Tadden
                                 J S Hall

SECRETARY:                       S J Dartnell

REGISTERED OFFICE:               Maxdov House
                                 337/341 Chapel Street
                                 Manchester
                                 M3 5JY

REGISTERED NUMBER:               2607671 (England and Wales)

AUDITORS:                        Haslam Tunstall
                                 Registered Auditors
                                 Chartered Accountants
                                 14 Bold Street
                                 Warrington
                                 WA1 1DL

                              TOTAL ASSET LIMITED

                STATEMENT OF DIRECTORS' RESPONSIBILITIES FOR THE
                           YEAR ENDED 31 OCTOBER 1999

     Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent;

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                              TOTAL ASSET LIMITED

       REPORT OF THE AUDITORS TO THE SHAREHOLDERS OF TOTAL ASSET LIMITED

     We have audited the financial statements commencing with the profit and loss account and ending with note 14 to the financial statements which have been prepared in accordance with the Financial Reporting Standard for Smaller Entities (effective March 1999), under the historical cost convention and the accounting policies set out in note 1.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     As described on the previous page, the company's directors are responsible for the preparation of financial statements in accordance with UK GAAP. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which are substantially similar to US GAAS. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 October 1999 and of its loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

                                          /s/ Haslam Tunstall
                                          Haslam Tunstall
                                          Registered Auditors
                                          Chartered Accountants
                                          14 Bold Street
                                          Warrington
                                          WA1 IDL

Dated: 28 January 2000

                              TOTAL ASSET LIMITED

           PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 31 OCTOBER 1999

                                                              NOTES        L
                                                              -----    ----------
TURNOVER....................................................            7,148,583
Cost of sales...............................................            5,418,998
                                                                       ----------
GROSS PROFIT................................................            1,729,585
Administrative expenses.....................................            1,901,591
                                                                       ----------
                                                                         (172,006)
Other operating income......................................               14,280
                                                                       ----------
OPERATING LOSS..............................................    2        (157,726)
Interest receivable and similar income......................                  186
                                                                       ----------
                                                                         (157,540)
Interest payable and similar charges........................                8,468
                                                                       ----------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION.................             (166,008)
Tax on loss on ordinary activities..........................    3              --
                                                                       ----------
LOSS FOR THE FINANCIAL YEAR AFTER TAXATION..................             (166,008)
Retained profit brought forward.............................               14,634
                                                                       ----------
DEFICIT CARRIED FORWARD.....................................           L (151,374)
                                                                       ==========

                              TOTAL ASSET LIMITED

                         BALANCE SHEET 31 OCTOBER 1999

                                                              NOTES        L            L
                                                              -----    ---------    ---------
FIXED ASSETS:
Tangible assets.............................................    4                     365,135
CURRENT ASSETS:
Debtors.....................................................    5      3,044,044
Cash at bank and in hand....................................              84,987
                                                                       ---------
                                                                       3,129,031
CREDITORS: Amounts falling due within one year..............    6      3,221,782
                                                                       ---------
NET CURRENT LIABILITIES:....................................                          (92,751)
                                                                                    ---------
TOTAL ASSETS LESS CURRENT LIABILITIES:......................                          272,384
CREDITORS: Amounts falling due after more than one year.....    7                    (126,965)
PROVISIONS FOR LIABILITIES AND CHARGES:.....................   10                    (261,793)
                                                                                    ---------
                                                                                    L(116,374)
                                                                                    =========
CAPITAL AND RESERVES:
Called up share capital.....................................   11                      11,696
Share premium...............................................   12                      23,304
Profit and loss account.....................................                         (151,374)
                                                                                    ---------
Shareholders' funds.........................................                        L(116,374)
                                                                                    =========

     These financial statements have been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies and with the Financial Reporting Standard for Smaller Entities (effective March 1999).

                                          ON BEHALF OF THE BOARD:

                                          S J Dartnell -- Director

Approved by the Board on 28 January 2000

                              TOTAL ASSET LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 31 OCTOBER 1999

1.  ACCOUNTING POLICIES

  Accounting convention

     The financial statements have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities (effective March 1999).

  Turnover

     Turnover represents the following:

     Commissions and consultancy fees receivable from third parties in respect of leases signed up by the company as agents.

     Proceeds from finance houses for leases brokered on where the ultimate risk and reward has been passes on by the company.

     Gross rental income for leases brokered on to third parties.

     First rental installment received for leases brokered on to third parties.

  Tangible fixed assets

     Depreciation is provided at the following annual rates in order to write off each asset over its estimated useful life or, if held under a finance lease, over the lease term, whichever is the shorter.

Helicopter                           -- over the life of the
                                     lease
Fixtures and fittings                -- 15% on reducing
                                     balance
Motor vehicles                       -- 25% on reducing
                                     balance

  Deferred taxation

     Provision is made at current rates for taxation deferred in respect of all material timing differences except to the extent that, in the opinion of the directors, there is reasonable probability that the liability will not arise in the foreseeable future.

  Capitalised leases

     Assets obtained under capitalized leases are capitalized in the balance sheet and are depreciated over their estimated useful lives or the lease term, whichever is the shorter.

     The interest element of these obligations is charged to the profit and loss account over the relevant period. The capital element of the future payments is treated as a liability.

     Rentals paid under operating leases are charged to the profit and loss account as incurred.

  Pensions

     The company operates a defined contribution pension scheme. Contributions payable for the year are charged in the profit and loss account.

  Leasing

     The company purchases assets which it then leases out to third parties. The rental streams of these leases are brokered on to finance institutions. For those leases where the company retains title to the asset,

                              TOTAL ASSET LIMITED
the risks and rewards of the lease revert to the company at the end of the primary period of the lease. For those leases where the company does not retain title to the asset the company has no further claim on that asset after the point of sale. Income from the sale is included in turnover, whilst the cost of the assets is included in cost of sales.

2.  OPERATING LOSS

     The operating loss is stated after charging:

                                                                 L
Depreciation -- owned assets................................   18,288
Depreciation -- assets on capitalized lease contracts.......   25,134
Loss on disposal of fixed assets............................    9,945
Auditors' remuneration......................................    3,000
Pension costs...............................................   16,010
Operating lease rentals.....................................  134,373
                                                              =======
Directors' emoluments and other benefits etc................  260,775
                                                              =======
The number of directors to whom retirement benefits were
  accruing was as follows:
Money purchase schemes......................................        1
                                                              =======

3.  TAXATION

     No liability to UK corporations tax arose on ordinary activities for the year ended 31 October 1999.

4.  TANGIBLE FIXED ASSETS

                                                           FIXTURES
                                                             AND        MOTOR
                                             HELICOPTER    FITTINGS    VEHICLES    TOTALS
                                             ----------    --------    --------    -------
                                                 L            L           L           L
COST:
At 1 November 1998.........................        --       96,485     107,648     204,133
Additions..................................   195,745       68,427      70,260     334,432
Disposals..................................        --       (3,938)    (63,152)    (67,090)
                                              -------      -------     -------     -------
At 31 October 1999.........................   195,745      160,974     114,756     471,475
                                              -------      -------     -------     -------
DEPRECIATION:
At 1 November 1998.........................        --       39,055      39,820      78,875
Charge for year............................     2,411       18,288      22,723      43,422
Eliminated on disposals....................        --           --     (15,957)    (15,957)
                                              -------      -------     -------     -------
At 31 October 1999.........................     2,411       57,343      46,586     106,340
                                              -------      -------     -------     -------
NET BOOK VALUE:
At 31 October 1999.........................   193,334      103,631      68,170     365,135
                                              =======      =======     =======     =======

                              TOTAL ASSET LIMITED

     Fixed assets, included in the above, which are held under capitalized lease contracts are as follows:

                                                                       MOTOR
                                                        HELICOPTER    VEHICLES    TOTALS
                                                        ----------    --------    -------
                                                            L            L           L
COST:
At 1 November 1998....................................        --      107,648     107,648
Additions.............................................   195,745       70,260     266,005
Disposals.............................................        --      (63,152)    (63,152)
                                                         -------      -------     -------
At 31 October 1999....................................   195,745      114,756     310,501
                                                         -------      -------     -------
DEPRECIATION:
At 1 November 1998....................................        --       39,820      39,820
Charge for year.......................................     2,411       22,723      25,134
Eliminated on disposals...............................        --      (15,957)    (15,957)
                                                         -------      -------     -------
At 31 October 1999....................................     2,411       46,586      48,997
                                                         -------      -------     -------
NET BOOK VALUE:
At 31 October 1999....................................   193,334       68,170     261,504
                                                         =======      =======     =======

5.  DEBTORS

                                                                  L
Amounts falling due within one year:
Trade Debtors...............................................  2,726,811
Other Debtors...............................................    103,540
Prepayments.................................................     13,568
Directors Current Accounts..................................     43,935
Corporation Tax Debtor......................................      6,190
                                                              ---------
                                                              2,894,044
                                                              =========
Amounts falling due after more than one year:
Amounts due from Related Party..............................    150,000
                                                              =========
Aggregate amounts...........................................  3,044,044
                                                              =========

6.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                  L
Bank loans and overdrafts...................................    175,348
Capitalised leases..........................................     70,892
Trade Creditors.............................................  2,535,961
Other Creditors.............................................      1,472
Other Taxes & PAYE..........................................     29,996
Corporation Tax Liability...................................     21,357
Accruals & Deferred Income..................................    386,756
                                                              ---------
                                                              3,221,782
                                                              =========

                              TOTAL ASSET LIMITED

7.  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                 L
Capitalised leases..........................................  126,965
                                                              =======

8.  OPERATING LEASE COMMITMENTS

     The following payments are committed to be paid within one year:

                                                                L
Expiring:
Between one and five years..................................  98,479
                                                              ======

9.  SECURED DEBTS

     The following secured debts are included within creditors:

                                                                 L
Bank overdrafts.............................................  175,348
Capitalised leases..........................................  197,857
                                                              -------
                                                              373,205
                                                              =======

10.  PROVISIONS FOR LIABILITIES AND CHARGES

                                                                 L
Provision for Rentals Payable...............................  261,793
                                                              =======

11.  CALLED UP SHARE CAPITAL

AUTHORISED:                                 NOMINAL
NUMBER:                            CLASS:   VALUE:       L
100,000                           Ordinary     1      100,000
                                                      =======

ALLOTTED, ISSUED AND FULLY PAID:            NOMINAL
NUMBER:                            CLASS:   VALUE:       L
11,696                            Ordinary     1      11,696
                                                      =======

12.  SHARE PREMIUM

                                                                L
Share Premium Account -- bal b/f............................  23,304
                                                              ======

13.  ULTIMATE PARENT COMPANY

     Subsequent to 31 October 1999, the company was acquired by Jyris Limited, a company incorporated in Ireland and whose ultimate holding company is Integrity Holdings Limited.

14.  LEASES

     The cost of the assets acquired for the purpose of letting under capital lease contracts in the year was L2,788,060.

                              TOTAL ASSET LIMITED

                              COMPANY INFORMATION

DIRECTORS                        S J Dartnell
                                 J E Dartnell
                                 W Tadden

SECRETARY                        S J Dartnell

COMPANY NUMBER                   2607671

REGISTERED OFFICE                St. James Court
                                 Wilderspool Causeway
                                 Warrington
                                 Cheshire
                                 WA4 6PS

AUDITORS                         Levy Gee
                                 Maxdov House
                                 337/341 Chapel Street
                                 Salford
                                 Manchester
                                 M3 5JY

BUSINESS ADDRESS                 St. James Court
                                 Wilderspool Causeway
                                 Warrington
                                 Cheshire
                                 WA4 6PS

BANKERS                          Barclays Bank Plc
                                 25 Sankey Street
                                 Warrington
                                 WA1 1XQ

                              TOTAL ASSET LIMITED

              DIRECTORS' REPORT FOR THE YEAR ENDED 31 OCTOBER 1998

     The directors present their report and financial statements for the year ended 31 October 1998.

PRINCIPAL ACTIVITIES

     The principal activity of the company continued to be that of arranging leasing and rental finance of capital equipment.

  Results

     The company has once again traded successfully throughout the past year, building on the profits and secure foundations laid in previous years.

     The results can be summarised as follows

Operating profit............................................  L197,000
Transfer to deferred income.................................  L189,000
Net operating profit........................................  L  8,000

     It is the company's practice to retain turnover and subsequent profit on payments of lease rentals received past the termination date of the lease. The directors consider it prudent to make provision for these amounts by transferring them to deferred income. In the directors' opinion any such amounts will be available for transfer back to profit in due course.

     Significant progress has been made installing, developing and updating management information systems, an improved office facilities at Warrington and Milton Keynes provide a sound base on which to expand the company and capitalize fully on the foundations previously laid.

     Major business negotiations are under way with large commercial and technological companies that will introduce joint marketing opportunities, assisting the company to achieve the planned sales expansion.

     The company is poised to move forward and is confident that the business plans for the year will be achieved.

YEAR 2000

     The directors have considered whether the company's operations could be adversely affected by malfunctions in computer or other equipment arising from errors in processing dates in the year 2000 and beyond.

     No part of the company's current operations is critically dependent on computer or other equipment which could be affected by year 2000 problems.

DIRECTORS

     The following directors have held office since 1 November 1997:

                                          SJ Dartnell
                                          JE Dartnell
                                          M Hogg
                                          W Tadden

                                          (Resigned 8 October 1999)

                              TOTAL ASSET LIMITED

              DIRECTORS' REPORT FOR THE YEAR ENDED 31 OCTOBER 1998

DIRECTORS' INTERESTS

     The directors' beneficial interests in the shares of the company were as stated below:

                                                            ORDINARY SHARES OF L1 EACH
                                                        ----------------------------------
                                                        31 OCTOBER 1998    1 NOVEMBER 1997
                                                        ---------------    ---------------
S J Dartnell..........................................      10,525             10,525
J E Dartnell..........................................           1                  1
M Hogg................................................       1,170              1,170
W Tadden..............................................          --                 --

AUDITORS

     Levy Gee were appointed auditors to the company and in accordance with section 385 of the Companies Act 1985, a resolution proposing that they be re-appointed will be put to the Annual General Meeting.

DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent;

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

     This report has been prepared in accordance with the special provisions of
Part VII of the Companies Act 1985 relating to small companies.

                                          By order of the board

                                          S J Dartnell
                                          Director

4 November 1999

                              TOTAL ASSET LIMITED

          AUDITORS' REPORT TO THE SHAREHOLDERS OF TOTAL ASSET LIMITED

     We have audited the financial statements commencing with the Profit & Loss account and ending with Note 15 which have been prepared under the historical cost convention and the accounting policies set out on note 1.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     As described on the preceeding page the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which are substantially similar to US GAAS. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statement.

FUNDAMENTAL UNCERTAINTY

     In forming our opinion, we have considered the adequacy of the disclosures made in note 1 of the financial statements concerning the possible outcome of the contingent liability referred to in note 14. In view of the significance of this uncertainty we consider that it should be drawn to your attention but our opinion is not qualified in this respect.

OPINION

     In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 October 1998 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Levy Gee
Registered Auditor
                                          4 November 1999

                                          Maxdov House
                                          337/341 Chapel Street
                                          Salford
                                          Manchester
                                          M3 5JY

                              TOTAL ASSET LIMITED

           PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 31 OCTOBER 1998

                                                              NOTES       1998          1997
                                                              -----    ----------    ----------
                                                                           L             L
TURNOVER....................................................            6,643,751     4,643,777
Cost of sales...............................................           (5,448,860)   (3,760,803)
                                                                       ----------    ----------
GROSS PROFIT................................................            1,194,891       882,974
Administrative expenses.....................................           (1,187,030)     (542,431)
                                                                       ----------    ----------
OPERATING PROFIT............................................    2           7,861       340,543
Other interest receivable and similar income................    3          10,251        13,571
Interest payable and similar income.........................    4          (4,391)       (5,600)
                                                                       ----------    ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............               13,721       348,514
Tax on profit on ordinary activities........................    5              --      (114,278)
                                                               --      ----------    ----------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION................               13,721       234,236
Dividends...................................................    6              --      (213,000)
                                                                       ----------    ----------
RETAINED PROFIT FOR THE YEAR................................   12          13,721        21,236
                                                                       ==========    ==========

     The profit and loss account has been prepared on the basis that all operations are continuing operations.

     There are no recognized gains and losses other than those passing through the profit and loss account.

                              TOTAL ASSET LIMITED

                      BALANCE SHEET AS AT 31 OCTOBER 1998

                                            NOTES           1998                   1997
                                            -----    -------------------    -------------------
                                                        L           L          L           L
FIXED ASSETS
Tangible assets...........................    7                  125,258                 84,627
Investments...............................                            --                    900
                                                                 -------                -------
                                                                 125,258                 85,527
CURRENT ASSETS
Debtors: amounts falling due within one
  year....................................    8       390,224                731,345
Debtors: amounts falling due after more
  than one year...........................    8       235,395                     --
Cash at bank and in hand..................            152,367                 70,162
                                                     --------               --------
                                                      777,986                801,507
                                                     --------               --------
CREDITORS: AMOUNTS FALLING DUE WITHIN
  ONE YEAR................................    9      (833,519)              (838,738)
NET CURRENT LIABILITIES...................                       (55,533)               (37,231)
                                                                 -------                -------
TOTAL ASSETS LESS CURRENT LIABILITIES.....                        69,725                 48,296
CREDITORS: AMOUNTS FALLING DUE AFTER MORE
  THAN ONE YEAR...........................   10                  (20,091)               (12,383)
                                                                 -------                -------
                                                                  49,634                 35,913
                                                                 =======                =======
CAPITAL AND RESERVES
Called up share capital...................   11                   11,696                 11,696
Share premium account.....................   12                   23,304                 23,304
Profit and loss account...................   12                   14,634                    913
                                                                 -------                -------
SHAREHOLDERS' FUNDS -- EQUITY INTERESTS...   13                   49,634                 35,913
                                                                 =======                =======

     These financial statements have been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

     The financial statements were approved by the Board on 4 November 1999.

                                          W Tadden
                                          Director

                              TOTAL ASSET LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 31 OCTOBER 1998

1.  ACCOUNTING POLICIES

  1.1 Accounting convention

     The financial statements are prepared under the historical cost convention.

     As noted in 1.3 below, the company has a policy of retaining the first rental installment of the majority of the leases that it enters into. There is uncertainty as noted in note 14 as to whether these installments would be repayable. In the event that the whole liability becomes payable, the company may not be in a position to meet all of the demands. The directors consider it unlikely that this liability will crystallise and therefore deem it appropriate to prepare the financial statements on the going concern basis. The financial statements do not include any adjustments that would result from a realisation of these liabilities.

  1.2 Compliance with accounting standards

     The accounts have been prepared in accordance with applicable accounting standards.

  1.3 Turnover

     Turnover represents the following --

     Commissions and consultancy fees receivable from third parties in respect of leases signed up by the company as agents.

     Proceeds from finance houses for leases brokered on where the ultimate risk and reward has been passed on by the company.

     Gross rental income for leases brokered on to third parties.

     First rental installment received for leases brokered on to third parties.

  1.4 Tangible fixed assets and depreciation

     Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

     Office fixtures and equipment                     15% reducing balance
     Motor vehicles                                    25% reducing balance

  1.5 Leasing and hire purchase commitments

     Assets obtained under hire purchase contracts and finance leases are capitalized as tangible assets and depreciated over the shorter of the lease term and their useful lives. Obligations under such agreements are included in creditors net of the finance charge allocated to future periods. The finance element of the rental payment is charged to the profit and loss account so as to produce a constant periodic rate of charge on the net obligation outstanding in each period.

     Rentals payable under operating leases are charged against income on a straight line basis over the lease term.

  1.6 Investments

     Fixed asset investments are stated at cost less provision for diminution in value.

                              TOTAL ASSET LIMITED

  1.7 Pensions

     The pension costs charged in the financial statements represent the contributions payable by the company during the year in accordance with SSAP 24.

  1.8 Deferred taxation

     Deferred taxation is provided at appropriate rates on all timing differences using the liability method only to the extent that, in the opinion of the directors, there is a reasonable probability that a liability or asset will crystallise in the foreseeable future.

  1.9 Leasing

     The company purchases assets which it then leases out to third parties. The rental streams of these leases are brokered on to finance institutions. For those leases where the company retains title to the asset, the risks and rewards of the lease revert to the company at the end of the primary period of the lease. For those leases where the company does not retain title to the asset the company has no further claim on that asset after the point of sale. Income from the sale of leases is included in turnover, whilst the cost of the assets is included in cost of sales.

     The aggregate rentals received by the company in respect of finance leases for payment to third parties was L2,156,597, finance income received by the company in respect of finance leases was L3,677,432, and the cost of the assets acquired for the purpose of letting under finance lease contracts in the year was L3,150,272.

2.  OPERATING PROFIT

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
Operating profit is stated after charging:
Depreciation of tangible assets.............................   35,786     28,519
Operating lease rentals.....................................  112,137     37,845
Auditors' remuneration......................................    6,000      5,000
Directors' emoluments.......................................  246,696    131,944
                                                              =======    =======

     Included in directors remuneration is L12,513 (1997 L8,895) paid to a director's personal pension scheme.

     The number of directors for whom retirement benefits are accruing under money purchase pension schemes amounted to 1 (1997 - 1).

3.  OTHER INTEREST RECEIVABLE AND SIMILAR INCOME

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
Bank interest...............................................   10,251     13,571
                                                              =======    =======

                              TOTAL ASSET LIMITED

4.  INTEREST PAYABLE

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
On bank loans and overdrafts................................       --        594
Hire purchase interest......................................    4,391      3,914
On overdue tax..............................................       --      1,092
                                                              -------    -------
                                                                4,391      5,600
                                                              =======    =======

5.  TAXATION

                                                              1998     1997
                                                              ----    -------
                                                               L         L
U.K. CURRENT YEAR TAXATION
U.K. corporation tax at 21% (1997 -- 24%)...................  --      106,394
PRIOR YEARS
U.K. corporation tax........................................  --        7,884
                                                               --     -------
                                                              --      114,278
                                                               ==     =======

     On the basis of these financial statements no provision has been made for corporation tax.

6.  DIVIDENDS

                                                              1998     1997
                                                              ----    -------
                                                               L         L
Ordinary final proposed.....................................  --      213,000
                                                               ==     =======

7.  TANGIBLE FIXED ASSETS

                                                            OFFICE
                                                         FIXTURES AND    MOTOR
                                                          EQUIPMENT     VEHICLES     TOTAL
                                                         ------------   --------    -------
                                                              L            L           L
COST
At 1 November 1997.....................................     61,435       77,345     138,780
Additions..............................................     35,050       63,153      98,203
Disposals..............................................         --      (32,850)    (32,850)
                                                            ------      -------     -------
At 31 October 1998                                          96,485      107,648     204,133
                                                            ------      -------     -------
DEPRECIATION
At 1 November 1997.....................................     26,028       28,125      54,153
On disposals...........................................         --      (11,064)    (11,064)
Charge for the year....................................     13,027       22,759      35,786
                                                            ------      -------     -------
At 31 October 1998.....................................     39,055       39,820      78,875
                                                            ------      -------     -------
NET BOOK VALUE
At 31 October 1998.....................................     57,430       67,828     125,258
                                                            ======      =======     =======
At 31 October 1997.....................................     35,407       49,220      84,627
                                                            ======      =======     =======

                              TOTAL ASSET LIMITED

     Included above are assets held under finance leases or hire purchase contracts as follows:

                                                            OFFICE
                                                         FIXTURES AND    MOTOR
                                                          EQUIPMENT     VEHICLES     TOTAL
                                                         ------------   --------    -------
                                                              L            L           L
NET BOOK VALUES
At 31 October 1998.....................................         --       67,828      67,828
At 31 October 1997.....................................         --       43,087      43,087
                                                            ======      =======     =======
DEPRECIATION CHARGE FOR THE YEAR
31 October 1998........................................         --       22,759      22,759
31 October 1997........................................         --       14,363      14,363
                                                            ======      =======     =======

8.  DEBTORS

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
Trade debtors...............................................  301,392    462,629
Other debtors...............................................  324,227    268,716
                                                              -------    -------
                                                              625,619    731,345
                                                              =======    =======

     Amounts falling due after more than one year included in the debtors above are:

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
Other debtors...............................................  235,395         --
                                                              =======    =======

9.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
Bank loans and overdrafts...................................      331     37,360
Net obligations under hire purchase contracts...............   32,233     16,458
Trade creditors.............................................  508,474    479,320
Taxation and social security................................   90,495    285,519
Other creditors.............................................  201,986     20,081
                                                              -------    -------
                                                              833,519    838,738
                                                              =======    =======

     The bank overdraft is secured by a fixed and floating charge dated 7 August 1998, over the assets of the company, and a personal guarantee from one of the directors.

     Included within other creditors is L188,798 in respect of potential deferred income.

                              TOTAL ASSET LIMITED

10.  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
Net obligations under finance leases and hire purchase
  agreements................................................   20,091     12,383
                                                              =======    =======
NET OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE
  CONTRACTS
Repayable within one year...................................   28,482     18,578
Repayable between one and five years........................   29,130     13,582
                                                              -------    -------
                                                               57,612     32,160
Finance charges and interest allocated to future accounting
  periods...................................................   (5,288)    (3,319)
                                                              -------    -------
                                                               52,324     28,841
Included in liabilities falling due within one year.........  (32,233)   (16,458)
                                                              -------    -------
                                                               20,091     12,383
                                                              =======    =======

     The aggregate amount of creditors for which security has been given amounted to L52,655 (1997 -L-).

11.  SHARE CAPITAL

                                                               1998       1997
                                                              -------    -------
                                                                 L          L
AUTHORISED
100,000 Ordinary shares of L1 each..........................  100,000    100,000
                                                              =======    =======
ALLOTTED, CALLED UP AND FULLY PAID
11,696 Ordinary shares of L1 each...........................   11,696     11,696
                                                              =======    =======

12.  STATEMENT OF MOVEMENTS ON RESERVES

                                                               SHARE
                                                              PREMIUM     PROFIT AND
                                                              ACCOUNT    LOSS ACCOUNT
                                                              -------    ------------
                                                                 L            L
Balance at 1 November 1997..................................   23,304          913
Retained profit for the year................................       --       13,721
                                                              -------      -------
Balance at 31 October 1998..................................   23,304       14,634
                                                              =======      =======

13.  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                               1998       1997
                                                              ------    --------
                                                                L          L
Profit for the financial year...............................  13,721     234,236
Dividends...................................................      --    (213,000)
                                                              ------    --------
Net additions to shareholders' funds........................  13,721      21,236
Opening shareholders' funds.................................  35,913      14,677
                                                              ------    --------
Closing shareholders' funds.................................  49,634      35,913
                                                              ======    ========

                              TOTAL ASSET LIMITED

14.  CONTINGENT LIABILITIES

     The company has a policy of retaining the first rental installment received on certain leases as income, on the assumption that rentals are received beyond the lease term. At 31 October 1998 L163,460 had been retained by the company. At 31 October 1998 it was uncertain as to whether the company would be required to repay any of these installments.

15.  FINANCIAL COMMITMENTS

     At 31 October 1998 the Company had annual commitments under non-cancellable operating leases as follows:

                                                  LAND AND BUILDINGS
                                                  ------------------              OTHER
                                                   1998       1997       1998      1997
                                                  -------    -------    ------    ------
                                                     L          L         L         L
Expiry date:
Within one year.................................      --         --     34,710        --
Between two and five years......................  30,080         --     32,985    46,327
In over five years..............................      --     10,880         --        --
                                                  ------     ------     ------    ------
                                                  30,080     10,880     67,695    46,327
                                                  ======     ======     ======    ======

TRANSACTIONS WITH DIRECTORS

     The following directors had interest free loans during the year. The movements on these loans are as follows:

                                                                AMOUNT
                                                              OUTSTANDING
                                                             -------------    MAXIMUM
                                                              1998   1997     IN YEAR
                                                             ------  -----    -------
                                                               L       L
S J Dartnell...............................................  45,198  8,144    154,686
                                                             ======  =====    =======

     Included within administrative expenses are L70,000 of costs incurred by the director, Mr S Dartnell, on behalf of the company.

     During the year cash transfers and other items to the value of L50,768 occurred between the company and Total Bloodstock Limited, a company controlled by the director, Mr S Dartnell. The balance due to the company from Total Bloodstock Limited at 31 October 1998 was L235,395. This balance is not considered by the directors to be repayable in the foreseeable future, and has therefore been included in debtors due in more than one year.

     The bank overdraft is secured by a personal guarantee from the director, Mr S Dartnell.

CONTROL

     The company is controlled by the director, Mr S Dartnell.

                              IBIS SYSTEMS LIMITED

                              COMPANY INFORMATION

                              COMPANY NO: 3410598

                                    CHAIRMAN

                               Mr. B.M. Schechter

                               REGISTERED OFFICE

                               66 Wigmore Street
                                     London
                                    W1H 0HQ

                                   DIRECTORS

                               Mr. B.M. Schechter
                                 Mr. P.D. Nagle
                                 Mr. I. Epstein

                                   SECRETARY

                           Bexhill Registrars Limited

                                    AUDITORS

                                Wilkins Kennedy
                                Risborough House
                              38/40 Sycamore Road
                                    Amersham
                                     Bucks
                                    HP6 5DZ

                                    BANKERS

                         The Royal Bank of Scotland PLC
                                  4 Pauls Row
                                  High Wycombe
                                Buckinghamshire
                                    HP11 2XL

                              IBIS SYSTEMS LIMITED

             DIRECTORS' REPORT FOR THE PERIOD ENDED 31ST MARCH 1998

     The directors submit their report together with the audited financial statements for the period ended 31st March 1998.

DIRECTORS' STATEMENT

     Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit for that period. In preparing those financial statements the directors are required to:

          Select suitable accounting policies and then apply them consistently;

          Make judgements and estimates that are reasonable and prudent;

          State whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

          Prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose, with reasonable accuracy at any time, the financial position of the company and to enable them to ensure the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

RESULTS AND DIVIDENDS

     The profit on the ordinary activities of the company before taxation amounted to L971,186. After deducting taxation, the profit of L691,379 has been transferred to reserves.

     The directors do not recommend a dividend.

PRINCIPAL ACTIVITY AND BUSINESS REVIEW

     The company was incorporated on 28th July 1997 and commenced trading on 26th August 1997.

     The principal activity of the company is the development, implementation, support and maintenance of computer software and the sale of ancillary hardware.

     In the directors' opinion, the company made good progress during the period and remains in a strong position to take advantage of future opportunities.

DIRECTORS

     The directors, none of whom is beneficially interested in the shares of the company, who served during the period were as follows:

     Mr. B.M. Scechter -- appointed 1st October 1997

     Mr. P.D. Nagle -- appointed 28th July 1997

     Mr. I. Epstein -- appointed 28th July 1997

     Mr. S. Cohen -- appointed 28th July 1997/resigned 1st October 1997

AUDITORS

     The Auditors, Wilkins Kennedy Chartered Accountants, have indicated that they are willing to be reappointed at the forthcoming Annual General Meeting.

                                          By Order of the Board:

                                          Mr. P.D. Nagle, Director

17th June 1998

                              IBIS SYSTEMS LIMITED

             AUDITORS' REPORT TO THE SHAREHOLDERS ON THE FINANCIAL
                STATEMENTS FOR THE PERIOD ENDED 31st MARCH 1998

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     We have audited the attached financial statements commencing with the profit and loss account and ending with note 27 which have been prepared under the historical cost convention and the accounting policies set in note 1.

     As described on the preceding page, the directors are responsible for the preparation of financial statements in accordance with generally accepted accounting principles in the United Kingdom. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board, which are substantially similar to US GAAS. An audit includes examination, on a test basis, of evidence relevant to the amounts disclosed in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatements, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion, the financial statements give a true and fair view of the state of the company's affairs at 31st March 1998 and of its results for the period then ended and have been properly prepared in accordance with the Companies Act 1985.

WILKINS KENNEDY                                          Risborough House
Chartered Accountants and                                38/40 Sycamore Road
Registered Auditors                                      Amersham
                                                         Bucks
                                                         HP6 5DZ

17th June 1998

                              IBIS SYSTEMS LIMITED

          PROFIT AND LOSS ACCOUNT FOR THE PERIOD ENDED 31st MARCH 1998

                                                              NOTES       1998
                                                              -----    ----------
                                                                           L
TURNOVER....................................................    2       3,679,892
Cost of sales...............................................           (2,078,617)
                                                                       ----------
GROSS PROFIT................................................            1,601,275
Administrative expenses.....................................             (643,988)
Other operating income......................................    5          16,133
                                                                       ----------
OPERATING PROFIT............................................    3         973,420
Interest payable............................................    4          (2,234)
                                                                       ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............              971,186
Tax on profit on ordinary activities........................    7        (279,807)
                                                                       ----------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION................              691,379
                                                                       ==========

All amounts relate to continuing activities.

There have been no recognized gains or losses, other than the results for the financial period, and all profits or losses have been accounted for on an historical cost basis.

      The notes on pages 7 to 14 form part of these financial statements.

                              IBIS SYSTEMS LIMITED

                      BALANCE SHEET AS AT 31ST MARCH 1998

                                                              NOTES       1998          1998
                                                              -----    ----------    ----------
                                                                           L             L
FIXED ASSETS
Intangible fixed assets...................................      8                     3,770,825
Tangible fixed assets.....................................      9                       304,782
                                                                                     ----------
                                                                                      4,075,607
CURRENT ASSETS
Stock.....................................................     10          23,056
Debtors...................................................     11       1,106,907
Cash at bank and in-hand..................................                730,578
                                                                       ----------
                                                                        1,860,541
CREDITORS:
Amounts falling due within one year.......................     12      (5,230,659)
NET CURRENT (LIABILITIES).................................                           (3,370,118)
                                                                                     ----------
TOTAL ASSETS LESS CURRENT LIABILITIES.....................                              705,489
CREDITORS:
Amounts falling due after more than one year..............     13                       (14,108)
                                                                                     ----------
                                                                                        691,381
                                                                                     ==========
CAPITAL AND RESERVES
Share capital.............................................     18                             2
Profit and loss account...................................                              691,379
                                                                                     ----------
Equity Shareholders' Funds................................     19                       691,381
                                                                                     ==========

These accounts were approved by the board on 17th June 1998.

Mr. P.D. Nagle
DIRECTOR

      The notes on pages 7 to 14 form part of these financial statements.

                              IBIS SYSTEMS LIMITED

           CASH FLOW STATEMENTS FOR THE PERIOD ENDED 31ST MARCH 1998

                                                                NOTES       1998
                                                                -----    ----------
                                                                             L
CASH FLOW FROM OPERATING ACTIVITIES.........................     23       4,815,398
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE.............     22          (2,234)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT................     22      (4,082,588)
                                                                         ----------
Cash inflow before use of liquid resources and financing....                730,576
FINANCING...................................................     22               2
                                                                         ----------
Increase in cash in the period..............................     24         730,578
                                                                         ==========
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
INCREASE IN CASH IN THE PERIOD..............................                730,578
New finance leases..........................................     24         (33,788)
                                                                         ----------
MOVEMENT IN NET DEBT IN THE PERIOD..........................                696,790
Net debt at 28th July 1997..................................                     --
                                                                         ----------
NET DEBT AT 31ST MARCH 1998.................................     24         696,790
                                                                         ==========

      The notes on pages 7 to 14 form part of these financial statements.

                              IBIS SYSTEMS LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE PERIOD ENDED 31ST MARCH 1998

1.  PRINCIPAL ACCOUNTING POLICIES

  Accounting Convention

     The Financial Statements have been prepared in accordance with applicable Accounting Standards under the historical cost convention.

  Turnover

     Turnover is the total amount receivable by the company for goods supplied and services provided, excluding VAT and trade discounts. Maintenance fee income is recognized on the date the invoice is raised and provision is made for the future costs of servicing the unexpired element of such contracts.

  Depreciation

     Depreciation is calculated to write down the cost, less estimated residual value, of all tangible fixed assets over their expected useful lives. The rates generally applicable are:

Leasehold land and buildings                     straight line over the period of the lease.
Motor vehicles                                   25% straight line.
Office fixtures, fittings and furniture          25% straight line.
Computer equipment and software                  25% straight line.

  Research and Development

     Research and development expenditure is charged to profits in the period in which it is incurred.

  Goodwill

     Purchased goodwill is amortized on a straight-line basis over its estimated useful economic life of 20 years as shown in the note to intangible fixed assets.

  Stocks

     Stocks are stated at the lower of cost and net realisable value. Cost is computed on a first in first out basis. The cost of work in progress and finished goods includes all production overheads and depreciation and the attributable proportion of indirect overheads based on the normal level of activity. Net realisable value is based on estimated selling price less the estimated cost of disposal.

  Deferred Taxation

     Deferred tax is provided for under the liability method using the tax rates estimated to arise when the timing differences reverse and is accounted for to the extent that it is probable that a liability or asset will crystallise. Unprovided deferred tax is disclosed as a contingent liability.

     Debit balances arising in respect of advanced corporation tax on dividends payable or proposed are carried forward to the extent that they are expected to be recoverable.

  Foreign Currencies

     Transactions in foreign currencies are translated at the exchange rate ruling at the date of the transaction. Monetary assets and liabilities in foreign currencies are translated at the rates of exchange

                              IBIS SYSTEMS LIMITED
ruling at the balance sheet date. All exchange differences are dealt with through the profit and loss account.

  Contribution to Pension Funds

     The pension costs charged against profits represent the amount of the contributions payable to the scheme in respect of the accounting period.

  Leased Assets

     Assets held under finance leases and hire purchase contracts are capitalized in the Balance Sheet and depreciated over their expected useful lives. The interest element of leasing payments represents a constant proportion of the capital balance outstanding and is charged to the Profit and Loss Account over the period of the lease.

     All other leases are regarded as operating leases and the payments made under them are charged to the Profit and Loss Account on a straight-line basis over the lease term.

2.  TURNOVER

     The turnover and operating profit for the period was derived from the company's principal activity.

     The geographical analysis of turnover is as follows:

                                                                1998
                                                              ---------
                                                                  L
United Kingdom..............................................  3,659,649
Europe......................................................      8,750
America.....................................................     11,493
                                                              ---------
                                                              3,679,892
                                                              =========

3.  OPERATING PROFIT

  The operating profit is stated after charging or crediting:

                                                               1998
                                                              ------
                                                                L
Hire of plant and machinery -- operating leases.............   1,688
Other operating lease rentals...............................   5,830
Amounts payable to the auditors in respect of audit
  services..................................................  13,500
Depreciation -- owned assets................................  23,050
Depreciation -- assets held under hire purchase or finance
  lease contracts...........................................     838
Amortization of intangible assets...........................  16,881
                                                              ======

4.  INTEREST PAYABLE

                                                              1998
                                                              -----
                                                                L
Bank loans and overdrafts...................................  1,907
Hire purchase & finance lease interest......................    327
                                                              -----
                                                              2,234
                                                              =====

                              IBIS SYSTEMS LIMITED

5.  OTHER OPERATING INCOME

                                                               1998
                                                              ------
                                                                L
Other operating income......................................  16,133
                                                              ======

6.  DIRECTORS AND EMPLOYEES

     Staff costs during the period were as follows:

                                                               1998
                                                              -------
                                                                 L
Wages and salaries..........................................  329,749
Other pension costs.........................................    2,238
                                                              -------
                                                              331,987
                                                              =======

     The average monthly number of employees, including directors, during the period was as follows:

                                                               1998
                                                              ------
                                                              NUMBER
Administration, production, selling and distribution........      27
                                                              ======

     Remuneration in respect of directors was as follows:

                                                               1998
                                                              ------
                                                                L
Aggregate amount of emoluments paid in respect of qualifying services..................................................  52,238
                                                              ======

7.  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                               1998
                                                              -------
                                                                 L
Based on the profit for the period:
U.K. Corporation tax at 31%.................................  279,807
                                                              =======

8.  INTANGIBLE FIXED ASSETS

                                                              GOODWILL
                                                              ---------
                                                                  L
COST
Increase during the period..................................  3,787,706
                                                              ---------
At 31st March 1998..........................................  3,787,706
                                                              =========
AMORTIZATION
Provided during the period..................................     16,881
                                                              ---------
At 31st March 1998..........................................     16,881
                                                              =========
NET BOOK VALUE
At 31st March 1998..........................................  3,770,825
                                                              =========

                              IBIS SYSTEMS LIMITED

9.  TANGIBLE FIXED ASSETS

                                                             OFFICE
                                                            FIXTURES,
                                   LEASEHOLD                FITTINGS
                                   LAND AND      MOTOR         AND       COMPUTER
                                   BUILDINGS    VEHICLES    FURNITURE    EQUIPMENT     TOTAL
                                   ---------    --------    ---------    ---------    -------
                                       L           L            L            L           L
COST
Additions........................     18,220     63,192        55,321      191,937    328,670
                                   ---------     ------     ---------    ---------    -------
At 31st March 1998...............     18,220     63,192        55,321      191,937    328,670
                                   =========     ======     =========    =========    =======
DEPRECIATION
Charged for the period...........        607      1,317         7,642       14,322     23,888
                                   ---------     ------     ---------    ---------    -------

At 31st March 1998...............        607      1,317         7,642       14,322     23,888
                                   =========     ======     =========    =========    =======
NET BOOK VALUE
Owned assets.....................     17,613     22,559        47,679      177,615    265,466
Leased assets....................         --     39,316            --           --     39,316
                                   ---------     ------     ---------    ---------    -------
At 31st March 1998...............     17,613     61,875        47,679      177,615    304,782
                                   =========     ======     =========    =========    =======

10.  STOCKS

                                                               1998
                                                              ------
                                                                L
Raw Materials...............................................  23,056
                                                              ======

11.  DEBTORS

                                                                1998
                                                              ---------
                                                                  L
Trade debtors...............................................  1,008,030
Amounts owed by related undertakings........................          2
Prepayments and accrued income..............................     98,875
                                                              ---------
                                                              1,106,907
                                                              =========

12.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                1998
                                                              ---------
                                                                  L
Net obligations under hire purchase and finance lease
  contracts.................................................     19,680
Trade creditors.............................................  1,091,773
Amounts owed to undertakings in which the company has a
  participating interest....................................  2,879,983
Corporation tax.............................................    279,807
Other taxes and social security.............................    360,316
Other creditors.............................................     70,184
Accruals and deferred income................................    528,916
                                                              ---------
                                                              5,230,659
                                                              =========

     Obligations under hire purchase and finance lease contracts are secured on the assets concerned.

                              IBIS SYSTEMS LIMITED

13.  CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR

                                                                1998
                                                              ---------
                                                                  L
Net obligations under hire purchase and finance lease
  contracts.................................................     14,108
                                                              =========

     Obligations under hire purchase and finance lease contracts are secured on the assets concerned.

14.  OBLIGATIONS UNDER HIRE PURCHASE & FINANCE LEASES

                                                                1998
                                                              ---------
                                                                  L
Obligations under finance leases and hire purchase contracts are analysed as follows:
  Within one year...........................................     19,680
  Between one and two years.................................     14,108
                                                              ---------
                                                                 33,788
                                                              =========

     Obligations under finance leases and hire purchase contracts are secured on the assets concerned.

15.  DEFERRED TAXATION

     Deferred taxation provided and unprovided for in the financial statements is set out below. The amount unprovided represents a contingent liability at the Balance Sheet date and is calculated using a tax rate of 31%.

                                                               AMOUNT       AMOUNT
                                                              PROVIDED    UNPROVIDED
                                                                1998         1998
                                                              --------    ----------
                                                                 L            L
Accelerated capital allowances..............................       --       34,033
                                                               ------       ------
                                                                   --       34,033
                                                               ======       ======

16.  PENSIONS -- DEFINED CONTRIBUTION SCHEME

     The company operates a defined contribution pension scheme for the benefit of the employees. The assets of the scheme are administered by trustees in a fund independent from those of the company.

17.  OPERATING LEASE COMMITMENTS

     Financial commitments under non-cancellable operating leases will result in the following payments falling due in the next financial year.

                                                                1998
                                                              LAND AND      1998
                                                              BUILDINGS    OTHER
                                                              ---------    ------
                                                                  L          L
Expiring:
  Within one year...........................................       --          --
  Within two to five years..................................   25,046      41,945
  After five years..........................................       --          --
                                                               ------      ------
                                                               25,046      41,945
                                                               ======      ======

                              IBIS SYSTEMS LIMITED

18.  SHARE CAPITAL

                                                              1998
                                                              -----
                                                                L
AUTHORISED
1,000 Ordinary shares of L1 each............................  1,000
                                                              =====

                                                              1998
                                                              ----
                                                               L
ALLOTTED AND FULLY PAID
2 Ordinary shares of L1 each................................   2
                                                               ==

MOVEMENTS DURING THE YEAR

                                                                ORDINARY
                                                              SHARES OF L1
                                                                  EACH
                                                              ------------
At 28th July 1997...........................................       --
Issues during the period....................................        2
                                                                   --
At 31st March 1998..........................................        2
                                                                   ==

     On 28th July 1997 2 Ordinary L1 shares were issued at par value to form the company.

19.  RECONCILIATION OF THE MOVEMENT IN SHAREHOLDERS' FUNDS

                                                               1998
                                                              -------
                                                                 L
Profit for the financial period.............................  691,379
New share capital subscribed................................        2
                                                              -------
Closing shareholders' funds.................................  691,381
                                                              =======

20.  RELATED PARTY TRANSACTIONS

     Details of related party transactions occurring during the year are as follows:

                            NATURE OF                                                        AMOUNTS
 NAME OF RELATED PARTY    RELATIONSHIP     TRANSACTION DETAILS     AMOUNT      BALANCE     WRITTEN OFF
 ---------------------   ---------------   -------------------   ----------   ----------   -----------
                                                                     L            L             L
SVI Holdings Inc.......  Holding company   Loan to the company   (2,879,983)  (2,879,983)      --

  Ultimate controlling party

     The company was throughout the period controlled by Softline Holdings (Pty) Limited (a company incorporated in South Africa).

21.  ULTIMATE PARENT UNDERTAKING

     The directors consider that Softline Holdings (Pty) Limited (a company incorporated in South Africa) is the company's ultimate parent undertaking.

                              IBIS SYSTEMS LIMITED

22.  ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

      RETURNS ON INVESTMENTS AND SERVICING OF FINANCE          1998
      -----------------------------------------------         ------
                                                                L
Interest paid...............................................  (1,907)
Interest element of finance lease rental payments...........    (327)
                                                              ------
NET CASH (OUTFLOW) FOR RETURNS ON INVESTMENTS AND SERVICING
  OF FINANCE................................................  (2,234)
                                                              ======

        CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT             1998
        --------------------------------------------          ----------
                                                                  L
Purchase of intangible fixed assets.........................  (3,787,706)
Purchase of tangible fixed assets...........................    (294,882)
                                                              ----------
NET CASH (OUTFLOW) FOR CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT................................................  (4,082,588)
                                                              ==========

                                                              1998
                         FINANCING                            ----
                                                               L
Issue of share capital......................................   2
                                                               --
NET CASH INFLOW FROM FINANCING..............................   2
                                                               ==

23.  RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS

                                                                 1998
                                                              ----------
                                                                  L
Operating profit............................................     973,420
Depreciation and amortization charges.......................      40,769
(Increase) in stocks........................................     (23,056)
(Increase) in debtors.......................................  (1,106,907)
Increase in creditors.......................................   4,931,172
                                                              ----------
Net Cash Inflow from Operating Activities...................   4,815,398
                                                              ==========

24.  ANALYSIS OF CHANGES IN NET DEBT

                                               AT                      OTHER          AT
                                            28TH JULY                 NON-CASH    31ST MARCH
                                              1997       CASHFLOWS    CHANGES        1998
                                            ---------    ---------    --------    ----------
                                                L            L           L            L
Cash in hand, at bank.....................     --         730,578          --      730,578
Finance leases............................     --              --     (33,788)     (33,788)
                                               --         -------     -------      -------
Total.....................................     --         730,578     (33,788)     696,790
                                               ==         =======     =======      =======

25.  MAJOR NON-CASH TRANSACTIONS

     During the period the company entered into finance lease arrangements in respect of assets with a total capital value at the inception of the leases of L33,788.

26.  POST BALANCE SHEET EVENTS

     With effect from 1st April 1998 the company purchased the computer services division of Todds of Lincoln Limited.

                              IBIS SYSTEMS LIMITED

27. RECONCILIATION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM ("UK GAAP") TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA ("US GAAP")

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles applicable in the United Kingdom ("UK GAAP"), which differ in certain significant respects from those applicable in the US ("US GAAP"). The material differences as they apply to the Company's financial statements are as follows:

INCOME RECOGNITION

     The accounting policy of the Company for the recognition of income from maintenance and support contracts, as detailed in note 1 to the financial statements, is inconsistent with US GAAP in respect of the treatment of income from software support contracts of one year or less. SOP 97-2 requires that support contract services should be recognized on a pro-rata basis over the term of the arrangement.

DEFERRED TAX

     Under UK GAAP, provision is made for deferred tax under the liability method where it is probable that a tax liability will become payable. Under US GAAP Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for Income Taxes", requires deferred tax to be provided for on a full liability basis.

     The table below sets out the effect on profit for the year.

                                                                 1998
                                                              ----------
                                                                STG L
EFFECT ON PROFITS
Net Profit as stated under UK GAAP..........................     691,379
US GAAP adjustments:
Deferral of income under SOP 97-2...........................  (1,049,968)
Tax effect on deferred income adjustment....................     279,807
Deferred tax not provided under UK GAAP.....................     (34,033)
                                                              ----------
NET LOSS AS STATED UNDER US GAAP............................    (112,815)
                                                              ==========

                                                              AT 31ST MARCH
                                                                  1998
                                                              -------------
                                                                  STG L
EFFECT ON SHAREHOLDERS' EQUITY:
Shareholders' equity as stated under UK GAAP................      691,381
US GAAP adjustments:
Deferral of income under SOP 97-2...........................   (1,049,968)
Tax effect on deferred income adjustment....................      279,807
Deferred tax not provided under UK GAAP.....................      (34,033)
                                                               ----------
SHAREHOLDERS' EQUITY AS STATED UNDER US GAAP................     (112,813)
                                                               ==========

CASH FLOW STATEMENT

     The cash flow statement prepared and presented in accordance with UK GAAP presents substantially the same information as that required under US GAAP. However there are certain differences from UK GAAP with regard to the classification of items within the cash flow and with regard to the definition of cash and cash equivalents.

                              IBIS SYSTEMS LIMITED

     Under UK GAAP, cash flows are presented separately for trading activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing activities.

     Under US GAAP, however, only three categories of cash flow activities are reported, being operating activities, investing activities and financing activities. Cash flows from taxation and returns on investments and servicing of finance would be included under operating activities under US GAAP.

     Under US GAAP, cash and cash equivalents do not include overdrafts but do include investments repayable within three months of maturity when acquired.

     Set out below is a cash flow statement under US GAAP:

                                                                1998
                                                              ---------
                                                                STG L
Net cash provided by operating activities...................  1,927,655
Net cash used in investing activities.......................   (289,354)
Net cash used in financing activities.......................   (907,723)
NET INCREASE IN CASH AND CASH EQUIVALENTS...................    730,578
Cash and cash equivalents at beginning of period............         --
                                                              ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................    730,578
                                                              =========

SUPPLEMENTAL INFORMATION

                                                                1998
                                                              ---------
                                                                STG L
Capital leases entered into during the period...............     39,316
Interest paid...............................................      1,907
Taxes paid..................................................         --
Parent company loan provided during the period..............  2,897,983

                                     [LOGO]

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets out the estimated expenses in connection with the issuance and distribution of the securities being registered under this Registration Statement, other than the underwriting discount payable by Integrity Software. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee. Integrity Software will pay all of the expenses of issuance and distribution set out below.

Securities and Exchange Commission registration fee.........  $   19,640
National Association of Securities Dealers, Inc. filing
  fee.......................................................       8,000
Nasdaq National Market listing fee..........................      95,000
Blue sky qualification fees and expenses....................       5,000
Legal fees and expenses.....................................     400,000
Accounting fees and expenses................................     200,000
Transfer agent and registrar fees...........................       1,000
Printing and engraving expenses.............................     300,000
Miscellaneous expenses and administrative costs.............       1,360
                                                              ----------
     Total..................................................  $1,030,000
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director of Integrity Software will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of duty of loyalty to us or to our stockholders

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

     - under Section 174 of the Delaware General Corporation Law

     - for any transaction from which the director derived an improper personal benefit

     We intend to enter into indemnification agreements with each of our directors and officers. These agreements, among other things, are expected to require us to indemnify certain directors and officers for expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding, including any action by or in the right of Integrity Software, arising out of that person's services as our director or officer, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

     The underwriting agreement (Exhibit 1.1) will provide for indemnification by the underwriters of Integrity Software, our directors, our officers who sign the registration statement, and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     For the period from March 17, 1997 to March 17, 2000, we issued and sold the following unregistered securities:

     1. Between July and October, 1998, we sold an aggregate of 4,180,000 shares of our common stock to investors in two phases with an aggregate offering price for both phases together of $1,000,000. This offering was deemed exempt from registration under the Securities Act in reliance upon Regulation D, Rule 504, as an issuance of not more than $1,000,000.

     2. In August 1998, pursuant to the terms of a share sale agreement, we issued 73,350 shares of our common stock to the sole stockholder of the Wyse Group, Plc., in consideration for all outstanding shares of Wyse. This offering was deemed exempt from registration under the Securities Act in reliance upon
Section 4(2) of the Act, as a transaction by an issuer not involving any public offering.

     3. In October 1998, we issued 4,225 shares to the four stockholders of Saracen Computer Systems, Ltd. in consideration for all outstanding shares of Saracen.

     4. In December 1998, we issued 243,520 shares of our common stock to 54 investers not resident in the U.S. with an aggregate offering price of $1,753,521. This offering was deemed exempt from registration under the Securities Act in reliance upon Regulation S, as an issuance to non-U.S. investors, offered and sold solely outside the United States.

     5. In the period from February 1999 until March 21, 2000, pursuant to stock options granted to the then current owners of Integrity, 2,511,800 shares of our common stock were issued, with an aggregate exercise price of $6,279,500.

     6. In December 1998, we sold 88,080 shares, pursuant to options granted to several holders of shares of common stock of Premier Computer Group, in partial consideration for their shares of Premier stock, in order to acquire all outstanding shares of Premier. The aggregate exercise price for these shares was $1,326,000.

     7. In July 1999, we issued an aggregate of 110,000 shares of our common stock to four individuals who held all outstanding shares of Net Results and Datasoft, in consideration for the acquisition of both businesses.

     8. In December 1999, pursuant to a share sale agreement executed in December, 1999, we sold 6,365,064 shares of our common stock to the stockholders of Jyris Ltd., as consideration for all outstanding shares of Jyris Ltd.

     9. In March 2000, we issued 43,734 shares of our common stock to six key employees of Computer Foundations, as an inducement to continue their employment with our company.

     The issuances described in paragraphs 3., 5., 6. and 7. were deemed exempt from registration under the Securities Act in reliance upon Section 4(2) of the Act, as transactions by the issuer not involving a public offering. The issuances described in paragraphs 8. and 9. were deemed exempt from registration under the Securities Act in reliance upon Regulation S, as an issuance to non-U.S. investors, offered and sold solely outside the United States.

     There were no underwritten offerings in connection with any of the transactions set forth above.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

a) EXHIBITS

     The following exhibits are filed as a part of this Registration Statement.

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
 1.1      Form of Underwriting Agreement.*
 3.1      Certificate of Incorporation of Integrity Software, Inc., as
          amended.
 3.2      By-laws of Integrity Software, Inc., as amended.
 4.1      Specimen certificate for Common Shares, par value $0.0025
          per share, of Integrity Software, Inc.*
 5.1      Opinion of Clifford Chance Rogers & Wells LLP as to the
          legality of the common shares offered in this offering.*
10.1      Sale of Business Agreement and Amendment Agreement among
          Multisoft Financial Systems Limited, The Sage Group PLC and
          Ibis Systems Limited dated March 9, 1998.
10.2      Multisoft Reseller Agreement between Multisoft Financial
          Systems Limited and Ibis Systems Limited dated June 17,
          1993.*
10.3      Compaq Agency Agreement between Compaq Capital Finance
          Company and Total Asset Limited dated June 17, 1999.
10.4      Agreement between Barclays Bank Plc and Jyris Ltd., dated
          February 15, 2000, regarding L4,000,000 acquisition credit facility.
10.5      Agreement between Barclays Bank Plc and Jyris Ltd., dated
          February 15, 2000, regarding L1,000,000 overdraft facility.
10.6      Sub-lease agreement between Ibis Group plc. and British Sky
          Broadcasting Ltd. concerning property located in High
          Wycombe, England, dated January 15, 1998.
10.7      Lease agreement between Premier Computer Group and J.
          Cosgrove, dated November 20, 1992.
10.8      Lease agreement between Todds of Lincoln, Ltd. and Ibis
          Systems Ltd. concerning property located in Lincoln,
          England, dated April 24, 1998.
10.9      Option Plan for directors, officers and key employees,
          approved March 21, 2000.
10.10     Employment Agreement dated December 7, 1999 between the
          Registrant and Peter D. Nagle.*
10.11     Employment Agreement dated July 15, 1998 between the
          Registrant and Paul C. Carroll.*
10.12     Employment Agreement dated April 1, 1999 between the
          Registrant and Paul B. Nagle.*
21.1      List of subsidiaries.*
23.1      Consent of BDO International, Independent Accountants.
23.2      Consent of BDO Simpson Xavier, Independent Auditors.
23.3      Consent of Levy Gee, Independent Auditors.
23.4      Consent of Wilkins Kennedy, Independent Auditors.
23.5      Consent of Scrutton Bland, Independent Auditors.
23.6      Consent of Moore Stephens, Independent Auditors.
23.7      Consent of Hayes & Co., Independent Auditors.
23.8      Consent of Haslam Tunstall, Independent Auditors.
23.9      Consent of Karia Owen & Company, Independent Auditors.
23.10     Consent of Clifford Chance Rogers & Wells LLP (included in
          Exhibit 5.1).*
27.1      Financial Data Schedule.

---------------
* To be filed by amendment.

b)  FINANCIAL STATEMENT SCHEDULES

     Schedules have been omitted because they are not required or because the required information is given in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) The undersigned registrant hereby undertakes that:

           (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions of Item 14, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 22 day of March, 2000.

                                          INTEGRITY SOFTWARE, INC.

                                          By: /s/ PETER D. NAGLE
                                            ------------------------------------
                                          Name: Peter D. Nagle
                                          Title: Chairman of the Board and
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                       NAME                                        TITLE                     DATE
                       ----                                        -----                     ----
                  /s/ PETER NAGLE                    Chairman of the Board and Chief    March 22, 2000
---------------------------------------------------    Executive Officer (Principal
                    Peter Nagle                        Executive Officer)

                 /s/ PAUL CARROLL                    Chief Financial Officer            March 22, 2000
---------------------------------------------------    (Principal Financial Officer
                   Paul Carroll                        and Principal Accounting
                                                       Officer)

                  /s/ PAUL NAGLE                     Director                           March 22, 2000
---------------------------------------------------
                    Paul Nagle

                /s/ KENNETH BUTLER                   Director                           March 22, 2000
---------------------------------------------------
                  Kenneth Butler

                 /s/ IVAN EPSTEIN                    Director                           March 22, 2000
---------------------------------------------------
                   Ivan Epstein

                /s/ BARRY SCHECHTER                  Director                           March 22, 2000
---------------------------------------------------
                  Barry Schechter

               /s/ DONALD RADCLIFFE                  Director (United States            March 22, 2000
---------------------------------------------------    Representative)
                 Donald Radcliffe

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
     1.1  Form of Underwriting Agreement.*
     3.1  Certificate of Incorporation of Integrity Software, Inc., as
          amended.
     3.2  By-laws of Integrity Software, Inc., as amended.
     4.1  Specimen certificate for Common Shares, par value $0.0025 per share, of Integrity Software, Inc.*
     5.1  Opinion of Clifford Chance Rogers & Wells LLP as to the
          legality of the common shares offered in this offering.*
    10.1  Sale of Business Agreement and Amendment Agreement among
          Multisoft Financial Systems Limited, The Sage Group PLC and
          Ibis Systems Limited dated March 9, 1998.
    10.2  Multisoft Reseller Agreement among Multisoft Financial
          Systems Limited and Ibis Systems Limited dated June 17,
          1993.*
    10.3  Compaq Agency Agreement between Compaq Capital Finance
          Company and Total Asset Limited dated June 17, 1999.
    10.4  Agreement between Barclays Bank Plc and Jyris Ltd., dated
          15th February, 2000, regarding L4,000,000 acquisition credit facility.
    10.5  Agreement between Barclays Bank Plc and Jyris Ltd., dated
          15th February, 2000, regarding L1,000,000 overdraft
          facility.
    10.6  Sub-lease agreement between Ibis Group plc. and British Sky
          Broadcasting Ltd. concerning property located in High
          Wycombe, England, dated January 15, 1998.
    10.7  Lease agreement between Premier Computer Group and J.
          Cosgrove, dated November 20, 1992.
    10.8  Lease agreement between Todds of Lincoln, Ltd. and Ibis
          Systems Ltd. concerning property located in Lincoln,
          England, dated April 24, 1998.
    10.9  Option Plan for directors, officers and key employees, approved March 21, 2000.
    10.10 Employment Agreement dated December 7, 1999 between the
          Registrant and Peter D. Nagle.*
    10.11 Employment Agreement dated July 15, 1998 between the
          Registrant and Paul C. Carroll.*
    10.12 Employment Agreement dated April 1, 1999 between the
          Registrant and Paul B. Nagle.*
    21.1  List of subsidiaries.*
    23.1  Consent of BDO International, Independent Accountants.
    23.2  Consent of BDO Simpson Xavier, Independent Auditors.
    23.3  Consent of Levy Gee, Independent Auditors.
    23.4  Consent of Wilkins Kennedy, Independent Auditors.
    23.5  Consent of Scrutton Bland, Independent Auditors.
    23.6  Consent of Moore Stephens, Independent Auditors.
    23.7  Consent of Hayes & Co., Independent Auditors.
    23.8  Consent of Haslam Tunstall, Independent Auditors.
    23.9  Consent of Karia Owen & Company, Independent Auditors.
    23.10 Consent of Clifford Chance Rogers & Wells LLP (included in
          Exhibit 5.1).*
    27.1  Financial Data Schedule.

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* To be filed by amendment.